Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 10, 2024 by and among XEROX CORPORATION, a New York corporation (the “Company” and the “Borrower”), XEROX HOLDINGS CORPORATION, a New York corporation (“Holdings”), the other Loan Parties party hereto, each 2024 Incremental Revolving Lender (as defined below) party hereto and CITIBANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, Holdings, the Subsidiaries of the Company from time to time party thereto, the Subsidiary Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of May 22, 2023 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of February 6, 2024, and as further amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, pursuant to Section 2.24 of the Existing Credit Agreement, the Borrower has requested (which request hereunder shall serve as notice pursuant to Section 2.24(1) of the Existing Credit Agreement) additional Incremental Revolving Commitments in an aggregate principal amount of $125,000,000 (the “2024 Incremental Revolving Commitments” and any loans in respect thereof, the “2024 Incremental Revolving Loans”) on terms identical to those applicable to the existing Revolving Facility (including as to pricing, tenor, rights of payment and prepayment, use of proceeds and right of security);

WHEREAS, each Person identified as an “2024 Incremental Revolving Lender” on Schedule 1 attached hereto (collectively, the “2024 Incremental Revolving Lenders”) agrees to provide 2024 Incremental Revolving Commitments to the Borrower in the amount set forth on such Schedule 1 on the Amendment No. 2 Effective Date (as defined below) on the terms and subject to the conditions as set forth herein (and the existing Schedule 2.01 to the Existing Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 1 annexed hereto);

WHEREAS, with respect to the 2024 Incremental Revolving Commitments, this Amendment is an Incremental Revolving Amendment entered into pursuant to Section 2.24 of the Existing Credit Agreement to provide for the 2024 Incremental Revolving Commitments pursuant hereto;

WHEREAS, with respect to the 2024 Incremental Revolving Commitments, Citigroup Global Markets Inc. and Credit Agricole Corporate and Investment Bank will act as the joint lead arrangers (in such capacity, the “2024 Incremental Revolving Arrangers”) and joint bookrunners.

WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) have agreed, to make certain amendments to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement.

SECTION 2. 2024 Incremental Revolving Commitments.

(a) Effective on and at all times after the Amendment No. 2 Effective Date, the 2024 Incremental Revolving Commitments will constitute an increase to the Revolving Commitments existing immediately prior to the Amendment No. 2 Effective Date (the “Existing Revolving Commitments”), will constitute Revolving Commitments, and, together with all Existing Revolving Commitments, will be construed as a single fungible Class of Revolving Commitments and the terms and provisions of the 2024 Incremental Revolving Commitments shall be identical to the terms and provisions of the Existing Revolving Commitments, including with respect to prepayments. For the avoidance of any doubt, on and after the Amendment No. 2 Effective Date, (i) each 2024 Incremental Revolving Lender shall be deemed to be a “Revolving Lender” and, if applicable, an “Issuing Bank”, (ii) each 2024 Incremental Revolving Commitment held by a 2024 Incremental Revolving Lender shall be deemed to be a “Revolving Commitment” and (iii) each 2024 Incremental Revolving Loan in connection therewith shall be deemed to be a “Revolving Loan”, in each case, for all purposes under the Amended Credit Agreement.

(b) Each 2024 Incremental Revolving Lender that is also (i) a Lender with respect to the Existing Revolving Commitment consents to the terms of this Amendment in such capacity and (ii) an Issuing Bank under the Existing Credit Agreement consents to the terms of this Amendment in such capacity.

SECTION 3. Amendments to Existing Credit Agreement.

(a) The Loan Parties party hereto, the Lenders party hereto, the Administrative Agent and other parties party hereto agree that on the Amendment No. 2 Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto.

SECTION 4. Conditions. The effectiveness of this Amendment and the obligations of the 2024 Incremental Revolving Lenders to provide the 2024 Incremental Revolving Commitments and make the 2024 Incremental Revolving Loans thereunder available to the Borrower are subject to the satisfaction of the following conditions precedent (the date of such satisfaction or waiver, the “Amendment No. 2 Effective Date”):

(a) Executed Counterparts. The Administrative Agent shall have received duly executed counterparts of:

(i) this Amendment from (i) Holdings, (ii) the Borrower, (iii) each other Loan Party, (iv) the 2024 Incremental Revolving Lenders and (v) the Administrative Agent;

(ii) an English law security confirmation agreement relating to the debenture dated February 6, 2024 from (i) each English Subsidiary Loan Party, (ii) the Borrower and (iii) the Administrative Agent;

(iii) a German law security confirmation agreement relating to the assignment agreement dated 6 February 2024 from (i) Xerox Leasing Deutschland GmbH and (ii) Jefferies Finance LLC; and

(iv) a Belgian law governed security confirmation and amendment agreement from (i) Xerox Financial Services Belux BV and (ii) the Administrative Agent;

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(b) Organizational Documents; Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of the Loan Parties dated the Amendment No. 2 Effective Date and certifying:

(i) that attached thereto is a true and complete copy of the charter, articles, by-laws and/or other similar organizational document of such Loan Party (or, in the case of English Subsidiary Loan Parties, the certificate of incorporation, articles of association and (if applicable) memorandum of association, or, in case of any Loan Party incorporated in Germany, a commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association(Gesellschaftsvertrag) and a list of its shareholders (Gesellschafterliste)), and each amendment thereto, except in the case of any Canadian Loan Party and the German Loan Party, certified (as of a date reasonably near the Amendment No. 2 Effective Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized;

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or equityholders (as applicable) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Amendment No. 2 Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(iii) in relation to each English Subsidiary Loan Party, that the guaranteeing and/or securing of the Obligations by such English Subsidiary Loan Party will not cause any guarantee or security limit binding on such English Subsidiary Loan Party to be exceeded; and

(iv) as to the incumbency and specimen signature of each Responsible Officer authorized to sign the Loan Documents (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4(b));

(c) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the 2024 Incremental Revolving Lenders, a customary legal opinion of (i) Willkie Farr & Gallagher LLP, as U.S. counsel to the Loan Parties and (ii) each local or special counsel to the Loan Parties or Administrative Agent set forth on Schedule 2;

(d) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached as Exhibit B to the Existing Credit Agreement, delivered by the Company;

(e) Representations and Warranties. The representations and warranties set forth in the Loan Documents will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the Amendment No. 2 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date);

(f) No Default or Event of Default. At the time of and immediately after giving effect to the 2024 Incremental Revolving Loans, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(g) Fees and Expenses Paid. Prior to or substantially concurrently with the Amendment No. 2 Effective Date, the Borrower shall have paid or reimbursed the Administrative Agent for all reasonable and documented fees and expenses required to be paid by the Borrower under the Existing Credit Agreement for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 2 Effective

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Date or such later date to which the Borrower may agree (limited in the case of legal fees and expenses, to the reasonable and documented legal fees of Latham & Watkins LLP and, if necessary, one firm of counsel in each appropriate jurisdiction) and any fees payable to any 2024 Incremental Revolving Arranger in connection with the transactions contemplated by this Amendment shall have been paid (which amounts may be offset against the proceeds of the 2024 Incremental Revolving Loans);

(h) Know Your Customer and Other Required Information. All documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation, PATRIOT Act, CAML and Beneficial Ownership Certificates), as has been reasonably requested in writing by the Administrative Agent at least five (5) Business Days prior to the Amendment No. 2 Effective Date, shall have been provided not later than the date that is three (3) Business Days prior to the Amendment No. 2 Effective Date, including, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate;

(i) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Sections 4(e) and (f) above as of the Amendment No. 2 Effective Date;

(j) Pro Forma Borrowing Base Certificate. The Company shall have delivered a pro forma Borrowing Base Certificate as of June 10, 2024 after giving effect to the 2024 Incremental Revolving Commitments;

(k) Good Standing Certificate. The Administrative Agent shall have received a good standing certificate or similar certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of each Loan Party’s respective jurisdiction of organization dated a recent date prior to the Amendment No. 2 Effective Date; and

(l) ABL Intercreditor Agreement. The Collateral Agent shall have received a certified statement confirming registration at the Register of Personal and Movable Real Rights (Québec) of the cession of rank provided for in the ABL Intercreditor Agreement.

SECTION 5. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to the Administrative Agent that, as of the Amendment No. 2 Effective Date:

(a) the execution, delivery and performance of this Amendment by the Loan Parties party hereto have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by such Loan Party, and will not (i) violate: (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, amalgamation or continuance or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party; (2) any applicable order of any court or any rule, regulation or order of any Governmental Authority; or (3) any provision of any indenture, certificate of designation for preferred stock, agreement, shareholders’ agreement, shareholder declaration or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound; (ii) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, shareholders’ agreement, shareholder declaration, agreement or other instrument referred to in Section 5(a)(i)(3) above; or (iii) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; except, with respect to clauses (i) and (ii) of this Section 5(a), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b) This Amendment has been duly executed and delivered by each Loan Party party hereto and will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, restructuring, fraudulent conveyance or other similar laws affecting creditors’ rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) implied covenants of good faith and fair dealing; (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries; and (v) the Legal Reservations; and

(c) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with this Amendment, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent, Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for: (i) the filing of Uniform Commercial Code financing statements, PPSA financing statements and equivalent filings in foreign jurisdictions; (ii) filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith; (iii) such as have been made or obtained and are in full force and effect; (iv) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or (v) filings or other actions listed on Schedule 3.04 of the Amended Credit Agreement.

SECTION 6. Reference to the Effect on the Loan Documents.

(a) As of the Amendment No. 2 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement.

(b) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

(d) The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 2 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

(e) This Amendment shall constitute notice to the Administrative Agent required under Section 2.24 of the Existing Credit Agreement and the Administrative Agent acknowledges and agrees that such notice period is satisfactory.

SECTION 7. Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, the Borrower, Holdings and each other Loan Party, as of the Amendment No. 2 Effective Date, (i) acknowledges and agrees that all of its obligations (including, for the avoidance of doubt, obligations with respect to the 2024 Incremental Revolving Commitments) under the Amended Credit Agreement and the other the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as and to the extent provided in the Loan Documents, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Guaranty Agreement as and to the extent provided in the Loan Documents (in each case, including, for the avoidance of doubt, with respect to the 2024 Incremental Revolving Commitments) and (iii) acknowledges and agrees that the grants of Liens by and the

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Guarantees of the Loan Parties contained in the Guaranty Agreement and the Security Documents (in each case, including, for the avoidance of doubt, with respect to the 2024 Incremental Revolving Commitments) are, and shall remain, in full force and effect after giving effect to this Amendment as and to the extent provided in the Loan Documents. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Amended Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Holdings acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document (in each case, including, for the avoidance of doubt, Liens and Guarantees with respect to the 2024 Incremental Revolving Commitments) to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.

SECTION 8. Confirmation of Guarantees and Security Interests. Each Loan Party confirms that all Collateral granted by it will entitle the Secured Parties, including each 2024 Incremental Revolving Lender to benefit from such Collateral, shall not be affected by the amendments effected or to be effected by this Amendment, shall continue in full force and effect and extend to the liabilities and obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents (as amended and restated from time to time) including as varied, amended, supplemented or extended by this Amendment (and which obligations, as amended by this Amendment shall constitute Obligations).

SECTION 9. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Amended Credit Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Amended Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Amended Credit Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. On and after the Amendment No. 2 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Amended Credit Agreement, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Existing Credit Agreement shall be deemed to be a reference to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

SECTION 10. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of the Loan Parties may assign or transfer any of their rights or obligations under this Amendment without the prior written consent of the Administrative Agent.

SECTION 11. Miscellaneous Provisions. The provisions of Sections 10.07, 10.11, 10.12, 10.13, 10.14 and 10.15 of the Amended Credit Agreement are hereby incorporated by reference into this Amendment mutatis mutandis and shall apply hereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

XEROX HOLDINGS CORPORATION, as Holdings

By:	/s/ Xavier Heiss
Name:	Xavier Heiss
Title:	Executive Vice President and Chief Financial Officer

XEROX CORPORATION, as the Company

By:	/s/ Xavier Heiss
Name:	Xavier Heiss
Title:	Executive Vice President and Chief Financial Officer

XEROX FINANCIAL SERVICES LLC, as a Guarantor

By:	/s/ Flor M. Colon
Name:	Flor M. Colon
Title:	Secretary

XEROX BUSINESS SOLUTIONS LLC, as a Guarantor

By:	/s/ Flor M. Colon
Name:	Flor M. Colon
Title:	Secretary

XEROX CANADA LTD., as a Guarantor

By:	/s/ Flor M. Colon
Name:	Flor M. Colon
Title:	Secretary

[Amendment No. 2 to Credit Agreement]

POWERLAND COMPUTERS LTD., as a Guarantor

By:	/s/ Flor M. Colon
Name:	Flor M. Colon
Title:	Secretary

XEROX BUSINESS SOLUTIONS CANADA ULC, as a Guarantor

By:	/s/ Flor M. Colon
Name:	Flor M. Colon
Title:	Secretary

ALTODIGITAL NETWORKS LIMITED, as a Guarantor

By:	/s/ David Brian Dyas
Name:	David Brian Dyas
Title:	Director

ITEC CONNECT LTD, as a Guarantor

By:	/s/ David Brian Dyas
Name:	David Brian Dyas
Title:	Director

XEROX FINANCE LIMITED, as a Guarantor

By:	/s/ Johannes Pieter van Brakel
Name:	Johannes Pieter van Brakel
Title:	Director

[Amendment No. 2 to Credit Agreement]

XEROX LIMITED, as a Guarantor

By:	/s/ Richard Stuart Pitceathly
Name:	Richard Stuart Pitceathly
Title:	Deputy General Counsel, Commercial and International Operations

XEROX (UK) LIMITED, as a Guarantor

By:	/s/ Darren Scott Cassidy
Name:	Darren Scott Cassidy
Title:	Managing Director

GO INSPIRE GROUP LIMITED, as a Guarantor

By:	/s/ Darren Scott Cassidy
Name:	Darren Scott Cassidy
Title:	Managing Director

XEROX LEASING DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Martina Vratz
Name:	Martina Vratz
Title:	Managing Director

XEROX FINANCIAL SERVICES BELUX BV, as a Guarantor

By:	/s/ Frank Blomme
Name:	Frank Blomme
Title:	Authorized Signatory

[Amendment No. 2 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Vice President & Director

[Amendment No. 2 to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a 2024 Incremental Revolving Lender

By:	/s/ Paul Arens
Name:	Paul Arens
Title:	Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

[Amendment No. 2 to Credit Agreement]

HSBC Bank USA, National Association,
as a 2024 Incremental Revolving Lender

By:	/s/ Brendan Roche
Name:	Brendan Roche
Title:	Director

[Amendment No. 2 to Credit Agreement]

MIZUHO BANK, LTD.,
as a 2024 Incremental Revolving Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Amendment No. 2 to Credit Agreement]

PNC Bank, National Association,
as a 2024 Incremental Revolving Lender

By:	/s/ Jon Sullivan
Name:	Jon Sullivan
Title:	Senior Vice President

[Amendment No. 2 to Credit Agreement]

Siemens Financial Services, Inc.,
as a 2024 Incremental Revolving Lender

By:	/s/ Mark Schafer
Name:	Mark Schafer
Title:	Vice President

By:	/s/ Sonia Vargas
Name:	Sonia Vargas
Title:	Sr. Loan Closer

[Amendment No. 2 to Credit Agreement]

Wells Fargo Bank, N.A.,
as a 2024 Incremental Revolving Lender

By:	/s/ Andrew Dilley
Name:	Andrew Dilley
Title:	Authorized Signatory

[Amendment No. 2 to Credit Agreement]

SCHEDULE 1

2024 Incremental Revolving Commitments

2024 Incremental Revolving Lender	2024 Incremental Revolving Commitment
Citibank, N.A.	$13,000,000
Credit Agricole Corporate and Investment Bank	$13,000,000
PNC Bank, National Association	$18,500,000
Mizuho Bank, Ltd.	$22,500,000
Wells Fargo Bank, N.A.	$45,000,000
Siemens Financial Services, Inc.	$8,000,000
HSBC Bank USA, National Association	$5,000,000
Total	$125,000,000.00

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SCHEDULE 2

LOCAL COUNSEL OPINIONS

[Redacted]

18

ANNEX A

Amended Credit Agreement

[Attached]

19

~~Execution Version~~

$~~300,000,000~~425,000,000

CREDIT AGREEMENT,

dated as of May 22, 2023,

as amended by Amendment No. 1 to Credit Agreement dated as of February 6, 2024 and as amended by Amendment No. 2 to Credit Agreement dated as of June 10, 2024 among

XEROX CORPORATION,

as the Company and a Borrower,

XEROX HOLDINGS CORPORATION,

as Holdings,

THE SUBSIDIARIES OF THE COMPANY SET FORTH ON SCHEDULE 1.01A,

as Guarantors,

THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTY HERETO,

as Borrowers,

THE LENDERS AND ISSUING BANKS PARTY HERETO,

and

CITIBANK, N.A.,

as Administrative Agent, Collateral Agent and Swing Line Lender

CITIBANK, N.A.,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Joint Bookrunner and Joint Lead Arranger

PNC Bank, National Association

as Co-Collateral Agent

Article I
Definitions

	Section 1.01	Defined Terms	~~1~~1
	Section 1.02	Terms Generally	~~84~~87
	Section 1.03	Accounting Terms; GAAP	~~85~~88
	Section 1.04	Effectuation of Transfers	~~85~~89
	Section 1.05	Currencies	~~85~~89
	Section 1.06	Currency Translation	~~85~~89
	Section 1.07	Required Financial Statements	~~86~~90
	Section 1.08	Certain Calculations and Tests	~~86~~90
	Section 1.09	Classification of Loans and Borrowings	~~88~~92
	Section 1.10	Reclassification	~~88~~92
	Section 1.11	Rates	~~89~~92
	Section 1.12	Calculation of Baskets and Ratios	~~89~~92
	Section 1.13	Certifications	~~89~~92
	Section 1.14	Available Amount Transactions	~~89~~92
	Section 1.15	[reserved]	~~89~~93
	Section 1.16	Company	~~89~~93
	Section 1.17	Divisions	~~89~~93
	Section 1.18	Benchmark Replacement Setting	~~90~~93
	Section 1.19	Canadian Terms	~~91~~95
Article II
The Credits

	Section 2.01	Commitments	~~92~~98
	Section 2.02	Loans and Borrowings	~~92~~98
	Section 2.03	Request for Borrowing	~~94~~99
	Section 2.04	Repayment of Loans; Evidence of Debt	~~94~~100
	Section 2.05	Fees	~~95~~100
	Section 2.06	Interest on Loans	~~96~~101
	Section 2.07	Default Interest	~~97~~102
	Section 2.08	Alternate Rate of Interest	~~97~~103
	Section 2.09	Termination and Reduction of Commitments	~~98~~103
	Section 2.10	Conversion and Continuation of Borrowings	~~98~~104
	Section 2.11	[Intentionally Reserved]	~~99~~105
	Section 2.12	Optional Prepayments	~~99~~105
	Section 2.13	Mandatory Prepayments	~~99~~105
	Section 2.14	Increased Costs	~~100~~105
	Section 2.15	Illegality	~~101~~107
	Section 2.16	Break Funding Payments	~~102~~107
	Section 2.17	Pro Rata Treatment; Intercreditor Agreements	~~102~~108
	Section 2.18	Sharing of Setoffs	~~103~~109
	Section 2.19	Payments	~~104~~109
	Section 2.20	Taxes	~~104~~110
	Section 2.21	Mitigation Obligations; Replacement of Lenders	~~108~~113
	Section 2.22	Swing Line Loans	~~109~~115
	Section 2.23	Letters of Credit	~~110~~116

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	Section 2.24	Incremental Revolving Commitments	~~114~~120
	Section 2.25	Protective Advances	~~115~~121
	Section 2.26	[Reserved]	~~116~~122
	Section 2.27	Defaulting Lenders	~~116~~122
	Section 2.28	[Reserved]	~~118~~124
	Section 2.29	[Reserved]	~~118~~124
	Section 2.30	Settlement	~~118~~124
	Section 2.31	Maintenance of Loan Account	~~120~~126
	Section 2.32	Extensions of Revolving Loans	~~120~~126
	Section 2.33	Joint and Several Liability of Borrowers	~~122~~128
	Section 2.34	Contribution and Indemnification Among the Borrowers	~~124~~130
	Section 2.35	Subsidiary Borrower Termination	~~124~~130

Article III
Representations and Warranties

	Section 3.01	Organization; Powers	~~124~~131
	Section 3.02	Authorization	~~125~~131
	Section 3.03	Enforceability	~~126~~132
	Section 3.04	Governmental Approvals	~~126~~132
	Section 3.05	Title to Properties	~~126~~133
	Section 3.06	Subsidiaries	~~126~~133
	Section 3.07	Litigation; Compliance with Laws	~~127~~133
	Section 3.08	Federal Reserve Regulations	~~127~~133
	Section 3.09	Investment Company Act	~~127~~134
	Section 3.10	Use of Proceeds	~~127~~134
	Section 3.11	Taxes	~~128~~134
	Section 3.12	No Material Misstatements	~~128~~135
	Section 3.13	Environmental Matters	~~129~~135
	Section 3.14	Security Documents	~~129~~136
	Section 3.15	[Reserved]	~~129~~136
	Section 3.16	Solvency	~~130~~136
	Section 3.17	No Material Adverse Effect	~~130~~136
	Section 3.18	Beneficial Ownership Certificate	~~130~~136
	Section 3.19	OFAC, Sanctions, Anti-Corruption Laws; Anti-Money Laundering Laws	~~130~~136
	Section 3.20	Intellectual Property; Licenses, Etc	~~131~~137
	Section 3.21	Employee Benefit Plans, Canadian Pension Plans and UK DB Pension Plans	~~131~~137
	Section 3.22	Borrowing Base Certificate	~~132~~138

Article IV
Conditions of Lending

	Section 4.01	Conditions Precedent to Credit Extensions on the Closing Date	~~132~~138
	Section 4.02	Conditions Precedent to Additional Credit Extensions	~~134~~141

Article V
Affirmative Covenants

	Section 5.01	Existence; Businesses and Properties	~~135~~141
	Section 5.02	Insurance	~~135~~142
	Section 5.03	Taxes	~~136~~143
	Section 5.04	Financial Statements, Reports, etc	~~136~~143
	Section 5.05	Litigation and Other Notices	~~139~~146
	Section 5.06	Compliance with Laws	~~140~~146
	Section 5.07	Maintaining Records; Access to Properties and Inspections	~~140~~147
	Section 5.08	Use of Proceeds	~~141~~148
	Section 5.09	Compliance with Environmental Laws	~~141~~148
	Section 5.10	Further Assurances; Additional Security	~~141~~148
	Section 5.11	[Reserved]	~~144~~151
	Section 5.12	Cash Dominion	~~144~~151
	Section 5.13	Post-Closing Matters	~~146~~153
	Section 5.14	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~147~~154
	Section 5.15	Canadian Pension Plans	~~147~~154
	Section 5.16	Lender Calls	~~147~~154
	Section 5.17	Transactions with Affiliates	~~147~~154

Article VI
Negative Covenants

	Section 6.01	Indebtedness	~~150~~157
	Section 6.02	Liens	~~155~~162
	Section 6.03	Sale and Lease-Back Transactions	~~160~~168
	Section 6.04	Investments, Loans and Advances	~~161~~168
	Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~164~~172
	Section 6.06	Restricted Payments	~~170~~177
	Section 6.07	[Reserved]	~~173~~181
	Section 6.08	[Reserved]	~~173~~181
	Section 6.09	Limitation on Payments of Indebtedness	~~173~~181
	Section 6.10	Financial Covenant	~~174~~182
	Section 6.11	Canadian Pension Plans	~~174~~182
	Section 6.12	UK Pensions	~~174~~182
	Section 6.13	Business of Holdings and its Restricted Subsidiaries	~~174~~182
	Section 6.14	Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; Etc	~~175~~182

Article VII
HOLDINGS COVENANT

	Section 7.01	Holdings Covenant	~~176~~184

Article VIII
Events of Default

	Section 8.01	Events of Default	~~178~~185
	Section 8.02	Rights to Cure	~~182~~190

Article IX
The Agents

	Section 9.01	Appointment	~~183~~190
	Section 9.02	Delegation of Duties	~~186~~194
	Section 9.03	Exculpatory Provisions	~~186~~194
	Section 9.04	Reliance by Agents	~~187~~195
	Section 9.05	Notice of Default	~~188~~196
	Section 9.06	Non-Reliance on Agents and Other Lenders	~~188~~196
	Section 9.07	Indemnification	~~189~~197
	Section 9.08	Agent in Its Individual Capacity	~~189~~197
	Section 9.09	Successor Agent	~~189~~197
	Section 9.10	Lead Arranger	~~190~~198
	Section 9.11	Certain ERISA Matters	~~190~~198
	Section 9.12	Declaration of Trust	~~191~~199
	Section 9.13	Trustee Act	~~191~~199
	Section 9.14	Termination of the Trusts	~~192~~200
	Section 9.15	Reliance	~~192~~200
	Section 9.16	Erroneous Payments	~~193~~201

Article X
Miscellaneous

	Section 10.01	Notices; Communications	~~196~~204
	Section 10.02	Survival of Agreement	~~197~~205
	Section 10.03	Binding Effect	~~198~~206
	Section 10.04	Successors and Assigns	~~198~~206
	Section 10.05	Expenses; Indemnity	~~205~~214
	Section 10.06	Right of Set-off	~~207~~216
	Section 10.07	Applicable Law	~~208~~216
	Section 10.08	Waivers; Amendment	~~208~~217
	Section 10.09	Interest Rate Limitation	~~213~~221
	Section 10.10	Entire Agreement	~~213~~222
	Section 10.11	WAIVER OF JURY TRIAL	~~213~~222
	Section 10.12	Severability	~~214~~223
	Section 10.13	Counterparts	~~214~~223
	Section 10.14	Headings	~~214~~223
	Section 10.15	Jurisdiction; Consent to Service of Process	~~214~~223
	Section 10.16	Confidentiality	~~215~~224
	Section 10.17	Platform; Borrower Materials	~~216~~225
	Section 10.18	Release of Liens and Guarantees	~~216~~225
	Section 10.19	USA PATRIOT Act and Beneficial Ownership Regulation Notice; CAML	~~218~~227
	Section 10.20	Intercreditor Agreements	~~218~~227
	Section 10.21	No Liability of the Issuing Banks	~~218~~227
	Section 10.22	No Advisory or Fiduciary Responsibility	~~219~~228
	Section 10.23	Cashless Settlement	~~219~~228
	Section 10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~219~~228

Section 10.25	Acknowledgement Regarding Any Supported QFCs	~~220~~229
Section 10.26	Hypothecary Representative	~~220~~229
Section 10.27	Judgment Currency	~~221~~230
Section 10.28	Parallel Liability	~~221~~230

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form Letter of Credit Request
Exhibit C-3	Form of Borrowing Base Certificate
Exhibit D	U.S. Tax Compliance Certificate
Exhibit E	Form of Note
Exhibit F	Subsidiary Borrower Joinder
Exhibit G	Subsidiary Borrower Termination

Schedule 1.01A	Closing Date Guarantors
Schedule 1.01B	Closing Date Unrestricted Subsidiaries
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.06	Subsidiaries
Schedule 3.19	Anti-Money Laundering Laws
Schedule 3.20	Intellectual Property
Schedule 5.12	Cash Dominion
Schedule 5.13	Post-Closing Matters
Schedule 5.16	Transactions with Affiliates
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 10.01	Notice Information

CREDIT AGREEMENT, dated as of May 22, 2023 (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), by and among, XEROX CORPORATION, a New York corporation (the “Company”), XEROX HOLDINGS CORPORATION, a New York corporation (“Holdings”), each Restricted Subsidiary set forth on Schedule 1.01A and each other Guarantor party hereto from time to time, as Guarantors, the Subsidiary Borrowers (as defined below) party hereto from time to time, as Borrowers (together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Lenders and Issuing Banks party hereto from time to time and CITIBANK, N.A. (“Citi”), as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”), as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”) and as Swing Line Lender and PNC Bank, National Association as co-collateral agent (in such capacity, the “Co-Collateral Agent”).

RECITALS

WHEREAS, the Company has requested that the Lenders establish a $~~300,000,000~~425,000,000 asset based credit facility (the “Revolving Facility”) in favor of the Borrowers; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and the Issuing Banks, to the extent of their respective Commitments, are willing severally to establish the requested Revolving Facility in favor of the Borrowers.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” means all Collateral which would constitute “ABL Priority Collateral” or any such equivalent term in any customary split lien Acceptable Intercreditor Agreement; provided that all assets and properties of any Restricted Subsidiary that becomes a Loan Party after the Closing Date pursuant to Section 5.10(2) with respect to which junior Liens are granted in favor of the Collateral Agent (for the benefit of the Secured Parties) as required thereunder shall not constitute “ABL Priority Collateral”.

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of: (1) the Floor, (2) the NYFRB Rate in effect on such day plus 1⁄2%; (3) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and (4) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% (provided that this clause (4) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Any change in the ABR due to a change in the NYFRB Rate, Term SOFR, or such “prime rate” shall be effective on the effective date of such change in the NYFRB Rate, Term SOFR or such “prime rate”, as the case may be.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan bearing interest at a rate determined by reference to the ABR.

“Acceptable Appraiser” means (a) Riveron Consulting LP, (b) B. Riley Financial or (c) any other experienced and reputable appraiser, field examiner or applicable supplier, as applicable, acceptable to the Administrative Agent and the Co-Collateral Agent (following consultation with the Company).

“Acceptable Intercreditor Agreement” means, as applicable,

(x) in the case of Indebtedness that is (or would be required to be pursuant to the terms of this Agreement) secured by the Collateral on a junior basis to the Obligations and/or

(y) in the case of Material Springer Debt that is secured by assets and properties of the Loan Parties that do not constitute ABL Priority Collateral with respect to which junior Liens are granted in favor of the Collateral Agent (for the benefit of the Secured Parties) as required by Section 5.10(2), any intercreditor agreement which is reasonably acceptable to the Company and the Administrative Agent, in each case, so long as such intercreditor agreement is posted for review by the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter. Upon the request of the Company, the Administrative Agent and the Collateral Agent will execute and deliver an Acceptable Intercreditor Agreement with the Loan Parties and one or more Debt Representatives for Indebtedness permitted hereunder.

“Accommodation Payment” has the meaning assigned to such term in Section 2.34.

“Account Debtor” means any Person obligated on an Account.

“Accounting Change” has the meaning assigned to such term in Section 1.03.

“Accounts Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, the Dilution Reserve and such other reserves as the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) determines in its Permitted Discretion, based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent after the Closing Date, as being appropriate with respect to the determination of the collectability of Eligible Accounts and Investment Grade Eligible Accounts.

“Accounts” has the meaning assigned to such term in Article 9 of the Uniform Commercial Code or the PPSA, as applicable, and includes all “claims” for purposes of the Civil Code of Quebec.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to Holdings and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business and its Restricted Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as the case may be.

“Acquired Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Additional Lender” means the banks, financial institutions and other institutional lenders and investors (other than natural persons) that become Lenders in connection with Incremental Revolving Commitments (and corresponding Incremental Revolving Loans) or other amendments hereto; provided that no Disqualified Institution may be an Additional Lender.

“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then the Adjusted Term SOFR Rate shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.05(3).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Collateral Agent and the Co-Collateral Agent, in their respective capacities as such.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Allocable Amount” as the meaning assigned to such term in Section 2.34.

“Amendment No.  1 ” means that certain Amendment No. 1 to Credit Agreement, dated as of February 6, 2024 among the Company, Holdings and the Administrative Agent.

“ Amendment No.  2 ” means that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, among the Company, Holdings, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“ Amendment No.  2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act (US), the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act of 2010 and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Controlled Affiliates of the foregoing is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Controlled Affiliates of the foregoing is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including CAML and the UK Proceeds of Crime Act of 2002.

“Annual Financial Statements” has the meaning assigned to such term in Section 5.04(1).

“Applicable Commitment Fee Percentage” means

(i) at all times until the end of the first full fiscal quarter after the Closing Date, 0.375% and

(ii) thereafter, the “Applicable Commitment Fee Percentage” on any day shall be determined by reference to the following grid, based on the average daily Revolving Credit Exposure during the immediately preceding calendar quarter, as a percentage of the average daily Revolving Commitments during the immediately preceding calendar quarter ending prior to such day:

Average Daily Revolving Credit Exposure (% of Average Revolving Commitments)	Applicable Commitment Fee Percentage
Greater than 50%	0.250%
Less than or equal to 50%	0.375%

“Applicable Issuing Bank” means, with respect to any Letter of Credit, the Issuing Bank that has issued or shall issue such Letter of Credit, and with respect to any L/C Disbursement, the Issuing Bank that has made such L/C Disbursement.

“Applicable Rate” means, for any day, a percentage per annum equal to

(i) at all times until the end of the second full fiscal quarter after the Closing Date, the percentage set forth in Pricing Level 3 and

(ii) thereafter, for any day, with respect to any ABR Loan or SOFR Loan, as applicable, the applicable percentage per annum set forth below under the caption “Applicable Rate for ABR Loans” and “Applicable Rate for SOFR Loans”, as applicable, based upon average daily Excess Availability for the most recently ended calendar quarter as a percentage of the average daily Line Cap for such most recently ended calendar quarter:

Pricing Level	Average Excess Availability (as a % of the Average Line Cap)	Applicable Rate for SOFR Loans	Applicable Rate for ABR Loans
1	> 66.67%	1.50%	0.50%
2	< 66.67% but > 33.3%	1.75%	0.75%
3	< 33.3%	2.00%	1.00%

Any increase or decrease in the Applicable Rate shall become effective as of the first day of each calendar quarter.

Notwithstanding the foregoing, the Applicable Rate in respect of Incremental Revolving Commitments and Extended Revolving Commitments (and corresponding Revolving Loans) shall be the rate per annum specified in the amendment or definitive documentation, as applicable, establishing such facilities.

“Approved Fund” has the meaning assigned to such term in Section 10.04(2).

“Approved Jurisdiction” means the United States, Canada, England and Wales, Belgium, the Netherlands and any other jurisdiction reasonably acceptable to the Administrative Agent from time to time (such consent being subject to structural, tax, legal and regulatory considerations all being reasonably acceptable to the Administrative Agent) and the Required Lenders.

“Asset Sale” means any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any Person of, any asset or assets of Holdings or any Restricted Subsidiary and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Assignee” has the meaning assigned to such term in Section 10.04(2).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Company (if required by Section 10.04), substantially in the form of Exhibit A or such other form that is approved by the Administrative Agent and reasonably satisfactory to the Company.

“Available Amount” means, as of any date, an amount, not less than zero, determined on a cumulative basis, equal to the sum, without duplication, of:

(1) [reserved];

(2) [reserved];

(3) the cumulative amount of cash proceeds and the fair market value (as determined in good faith by the Company) of property, assets and marketable securities (other than cash) received by the Company or Holdings in connection with the sale or issuance of Equity Interests of the Company or Holdings after the Closing Date and on or prior to such date (including upon exercise of warrants or options or in connection with a Permitted Acquisition or other Permitted Investment) which, with respect to proceeds or property received in connection with the sale or issuance of Equity Interests of Holdings, have been contributed to the capital of the Company or exchanged for Equity Interests of the Company, other than the proceeds of Disqualified Stock, Excluded Contributions, any net cash proceeds that are used prior to such date (a) for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b) or (b) to make a payment in respect of Junior Financing under Section 6.09(7) and equity used to incur Contribution Indebtedness; plus

(4) 100% of the aggregate amount of cash contributions to the capital of the Company and the fair market value (as determined in good faith by the Company) of property (other than cash) contributed to the capital of the Company after the Closing Date, other than the proceeds of Disqualified Stock, Excluded Contributions, any net cash proceeds that are used prior to such date for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b), Curative Amounts or to make a payment in respect of Junior Financing under Section 6.09(7) and equity used to incur Contribution Indebtedness; plus

(5) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Holdings or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness (including Disqualified Stock) issued to Holdings, the Company or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Company or Holdings (and the fair market value (as determined in good faith by the Company) of any property other than cash received by Holdings or any Restricted Subsidiary upon such conversion or exchange); plus

(6) 100% of the aggregate amount of cash (and the fair market value (as determined in good faith by the Company) of property other than cash) received by Holdings or any of its Restricted Subsidiaries after the Closing Date from (i) the sale or disposition (other than to Holdings or any Restricted Subsidiary) of the Equity Interests of any Unrestricted Subsidiary or (ii) any dividend or other distribution (including any payment on intercompany Indebtedness) by any such Unrestricted Subsidiary, in each case, to the extent limited to the original amount of the Investment therein made pursuant to the Available Amount; plus

(7) in the event any Unrestricted Subsidiary becomes a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings, the Company or any Restricted Subsidiary, the lesser of (i) the fair market value (as determined in good faith by the Company) of the Investments of Holdings, the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (ii) the fair market value (as determined in good faith by the Company) of the original Investments by Holdings and its Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by the Company in good faith, in each case, to the extent limited to the original amount of the Investment therein made pursuant to the Available Amount; plus

(8) 100% of the aggregate Net Cash Proceeds received by Holdings and its Restricted Subsidiaries of any sale or disposition of Investments (other than to Holdings, the Company or any Restricted Subsidiary) made using the Available Amount and from repurchases and redemptions of such Investments from Holdings and its Restricted Subsidiaries made using the Available Amount by any Person (other than Holdings, the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Investments made using the Available Amount, in each case, during the period from the Closing Date to and including the date such Net Cash Proceeds are received, plus

(9) 100% of the aggregate returns, profits, distributions and similar amounts received in cash or Cash Equivalents by Holdings and its Restricted Subsidiaries on any Investments made using the Available Amount; minus

(10) [reserved]; minus

(11) the use of such Available Amount since the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.18.

“Availability” means, at any time, an amount equal to the Line Cap minus (without duplication) the sum of (i) the then aggregate outstanding principal amount of Revolving Loans (including Swing Line Loans and Protective Advances), (ii) unreimbursed L/C Disbursements and (iii) the undrawn face amount of outstanding Letters of Credit.

“Availability Conditions” are satisfied on any date if Availability is not less than $0 on such date.

“Availability Reserve” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) from time to time reasonably determine in its Permitted Discretion, based on any material facts or circumstances which arose after the Closing Date or which otherwise first became known to the Administrative Agent after the Closing Date, as being appropriate to reflect any impediments to the realization upon the Collateral included in the Borrowing Base, including but not limited to a Landlord Lien Reserve and reserves with respect to sales and use taxes, royalties, freight and duties and other priority payables, except that, the Administrative Agent reserves to right to institute Availability Reserves in respect of deferred revenue of Loan Parties, whether such deferred revenue first became known to Administrative Agent prior to or after the Closing Date.

“Availability Period” means on and from the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Unused Commitment” means, with respect to a Lender at any time, an amount equal to the amount by which (1) the Revolving Commitment of such Lender at such time exceeds (2) the aggregate Revolving Credit Exposure of such Lender at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning assigned to such term in the definition of “Obligations”.

“Belgian Civil Code” means the Belgian Burgerlijk Wetboek/Code Civil (as amended from time to time).

“ Belgian Loan Party” means any Loan Party having its registered office (statutaire zetel/siè ge statutaire) in Belgium.

“ Belgian Mobilisation Law” means the Belgian mobilisation law of 3 August 2012 on various measures to facilitate the mobilisation of receivables in the financial sector, as amended from time to time.

“Belgian Old Civil Code” means the Belgian Oud Burgerlijk Wetboek/Code Civil Ancien (as amended from time to time).

“ Belgian Transaction Security” means the security created or expressed to be created (including all confirmations and acknowledgements thereof) in favor of the Collateral Agent, as agent for the Secured Parties pursuant to any Belgian Security Documents.

“ Belgian Security Documents” means any security agreement or other collateral document governed by Belgian law and which creates or evidences Belgian Transaction Security.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.18.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of: (i) Daily Simple SOFR and (ii) 0.10%; and

(b) the sum of: (i) the alternate benchmark rate that has been selected and mutually agreed upon by the Administrative Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected and mutually agreed upon by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (or, if agreed by the Agent and the Company, the earlier of) (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be (or, if agreed between the Administrative Agent and the Company, that such Benchmark or such published component will be) non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.18.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Beneficial Ownership Certificate” means a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code of (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 10.17(1).

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, (b) a Swing Line Loan and (c) a Protective Advance.

“Borrowing Base” means, on any day, the sum of:

(1) (a) 85% of the Eligible Accounts (other than Investment Grade Eligible Accounts) owned by any Borrowing Base Party and (b) 90% of the Investment Grade Eligible Accounts owned by any Borrowing Base Party; plus

(2) 75% of the Eligible Unbilled Accounts owned by any Borrowing Base Party; provided that the amount calculated for purposes of this clause (2) shall not exceed 20% of the Borrowing Base (prior to giving effect to such cap); plus

(3) (a) 85% of the Eligible Billed Finance Accounts (other than Investment Grade Eligible Billed Finance Accounts) owned by any Borrowing Base Party and (b) 90% of the Investment Grade Billed Finance Eligible Accounts owned by any Borrowing Base Party; provided that the amount calculated for purposes of this clause (3) shall not exceed 20% of the Borrowing Base (prior to giving effect to such cap); plus

(4) the lesser of (A) 70% of Eligible Inventory owned by any Borrowing Base Party and (B) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent, multiplied by the Eligible Inventory owned by any Borrowing Base Party; provided that the amount calculated for purposes of this clause (4) shall not (i) exceed 35% of the Borrowing Base (prior to giving effect to such cap), (ii) include raw materials in excess of $20,000,000 and (iii) include Eligible In-Transit Inventory in excess of $20,000,000; plus

(5) 100% of Qualified Cash; provided that the amount calculated for purposes of this clause (5) shall not exceed 10% of the Borrowing Base (prior to giving effect to such cap); minus

(6) Reserves established by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) in its Permitted Discretion.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 2.35, Section 4.01(16) and Section 5.04(8) as adjusted to give effect to Reserves following such delivery in the Administrative Agent’s (or, during a Co-Collateral Agent Period, the Administrative Agent’s and the Co-Collateral Agent’s) Permitted Discretion; provided that, other than with respect to Reserves established in connection with any Securitization Arrangements, such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Company (which notice will include a reasonably detailed description of the reserve being established) (during which period the Administrative Agent shall be available to discuss any such proposed Reserve or change with the Company and the Company may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower reserve or result in a lesser change, in a manner and to the extent reasonably satisfactory to the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent); provided, that during such period, the Company shall not cause the total Revolving Credit Exposure to exceed the aggregate Revolving Commitments assuming such Reserve was in effect). The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall (x) have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change and (y) not be duplicative of existing Reserves or any changes already accounted for through eligibility criteria (including collection/advance rates).

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Responsible Officer of the Company, in substantially the form of Exhibit C-3 hereto, as such form may from time to time be modified as agreed by the Company and Administrative Agent, or such other form which is acceptable to the Administrative Agent and Co-Collateral Agent in their reasonable discretion.

“Borrowing Base Parties” means, as of any date, collectively, (1) the Company, (2) each of the Restricted Subsidiaries of the Company set forth on Schedule 1.01A on the Closing Date, (3) any Subsidiary Borrowers and (4) after the Closing Date, any Subsidiary Guarantors designated in writing by the Company.

“Borrowing Request” means a request by the applicable Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1, or such other form as may be approved by the Administrative Agent.

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) when used in connection with an amount that bears interest a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“CAML” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.I of the Criminal Code (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada, including any guidelines or orders thereunder.

“Canadian Defined Benefit Pension Plan” means a pension plan required to be registered under Canadian federal or provincial pension standards legislation which contains a “defined benefit provision,” as that term is defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” and the sign “CA$” means the lawful money of Canada.

“Canadian Loan Party” and “Canadian Loan Parties” means each Person organized under the laws of Canada or a province or territory thereof which is a Loan Party on the day hereof or joined hereto as a Loan Party from time to time and further includes each of their respective successors and permitted assigns.

“Canadian Multi-Employer Pension Plans” means a multi-employer plan within the meaning of the regulations under the ITA and applicable pension standards legislation in Canada to which a Loan Party contributes or is required to contribute for its employees or former employees employed in Canada.

“Canadian Pension Event” means where (a) any Loan Party terminates, in whole or in part, any Canadian Defined Benefit Pension Plan which could result in any material liability to any Loan Party; or (b) any Governmental Authority indicates its intention or takes any steps to initiate the termination, in whole or in part, or the appointment of a replacement administrator of any Canadian Defined Benefit Pension Plan which could result in any material liability to any Loan Party.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial pension standards legislation that is sponsored, administered, contributed to or required to be contributed to by a Loan Party or any Subsidiary of any Loan Party for its employees or former employees or under which any Loan Party or any Subsidiary of any Loan Party has any liability, but does not include any Canadian Multi-Employer Pension Plans, or the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Priority Payables” means, with respect to any Canadian Loan Party, any amount payable or accrued by such Canadian Loan Party which is secured by a Lien which ranks or is capable of ranking prior to or pari passu with the Liens created by the Security Documents, including amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, Tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST/HST input credits), income tax, workers compensation, government royalties, pension fund obligations including employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments or obligations in respect of any unfunded liability or funding deficiencies or shortfalls), overdue rents or Taxes, and other statutory or other claims, in each case to the extent that they have or may have priority over, or rank pari passu with, such Liens created by the Security Documents in respect of any Collateral of any Canadian Loan Party included in the Borrowing Base.

“Canadian Priority Payables Reserve” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) determines from time to time in its Permitted Discretion in respect of Canadian Priority Payables as being appropriate to reflect any impediments to the realization upon the Collateral of any Canadian Loan Party included in the Borrowing Base.

“Canadian Security Documents” shall mean, collectively, the following agreements, documents and instruments governed by the laws of Canada or any province or territory thereof (in each case together with all amendments, modifications, supplements, renewals, extensions, restatements, substitutions and replacements thereto and thereof): (a) any security agreement, guarantee or control agreement by a Loan Party in favor of Collateral Agent, including, without limitation, the Canadian Security Agreement dated as of the Closing Date, (b) any intellectual property security agreement between a Loan Party and Collateral Agent, and (c) any deed of hypothec by a Loan Party in favor of Collateral Agent.

“Capital Expenditures” means, for any period, the aggregate of all expenditures incurred by Holdings and its Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Restricted Subsidiaries for such period; provided that Capital Expenditures will not include:

(1) expenditures to the extent they are made with (a) Equity Interests of Holdings or (b) proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Company after the Closing Date;

(2) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of Holdings and its Restricted Subsidiaries;

(3) interest capitalized during such period;

(4) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings and any Restricted Subsidiary) and for which none of Holdings or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) (it being understood that notwithstanding the foregoing, landlord financed improvements to leased real property shall be excluded from “Capital Expenditures” pursuant to this clause (4));

(5) the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused will be included as a Capital Expenditure during the period that such expenditure is actually made;

(6) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used or surplus equipment traded in at the time of such purchase or (b) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business; or

(7) Investments in respect of a Permitted Acquisition.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Company” means a Wholly Owned Subsidiary of the Company created solely for providing self-insurance for the Company and its Subsidiaries and engaging in no other activities other than activities ancillary thereto and necessary for the maintenance of corporate existence.

“cash collateralize” means to deposit, or designate funds previously deposited, in a deposit account subject to control of the Administrative Agent or Collateral Agent or the applicable Issuing Bank, solely for the benefit of the applicable Issuing Bank or the Lenders, as collateral for Letters of Credit or obligations of Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances in an aggregate amount equal to 103% of the maximum amount available to be drawn under such Letters of Credit, in each case pursuant to documentation in form and substance reasonably satisfactory to such Issuing Bank. “cash collateral” shall have a meaning correlative to the foregoing.

“Cash Dominion Period” means the period commencing upon the occurrence of, and continuing during the continuation of, a Liquidity Condition or any Event of Default. Once commenced, a Cash Dominion Period will continue until such Liquidity Condition or Event of Default has been cured or waived or is no longer continuing, as applicable.

“Cash Equivalents” means:

(1) Dollars, Canadian Dollars, Japanese yen, Sterling, Euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2) direct obligations of the United States of America, Canada or any member of the European Union or the United Kingdom or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or the United Kingdom or any agency thereof, in each case, with maturities not exceeding two years;

(3) time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clause (2) or (3) above or clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper or variable or fixed rate notes maturing not more than two years after the date of acquisition issued by a corporation rated at least “P-2” by Moody’s or “A-2” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7) Indebtedness issued by Persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(8) Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made;

(10) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above;

(11) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (10) above; and

(12) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (10) or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Cash Interest Coverage Ratio” means, as of any date, the ratio of Consolidated EBITDA for the then most recently ended Test Period to Consolidated Cash Interest Expense for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Cash Management Agreement” means any agreement to provide letters of credit or guarantees of letter of credit, in each case, that do not support debt for borrowed money; provided that, the Agent has been notified of such letters of credit or guarantees and the Company has designated to the Agent in writing that obligations in respect of such letters of credit constitute Cash Management Obligations.

“Cash Management Bank” means any provider of Cash Management Services or in connection with a Cash Management Agreement designated by the Company to the Administrative Agent in writing as a “Cash Management Bank” so long as, at the time such Cash Management Services or Cash Management Agreement were entered into or, if entered into prior to the Closing Date, on the Closing Date, such provider was the Administrative Agent, Collateral Agent, a Lender or an Affiliate of any of the foregoing, whether or not such Person subsequently ceases to be the Administrative Agent, Collateral Agent, a Lender or an Affiliate of any of the foregoing. Citi and each of its Controlled Affiliates shall, for so long as such Person is a Lender or an Affiliate of a Lender hereunder, be deemed a Cash Management Bank hereunder.

“Cash Management Obligations” means obligations owed by any Loan Party or any of its Restricted Subsidiaries to any Cash Management Bank in respect of or in connection with Cash Management Services or any Cash Management Agreement and designated by the Cash Management Bank and the Company in writing to the Administrative Agent as “Cash Management Obligations” under this Agreement (which designation shall include a designation of such Cash Management Bank in accordance with the definition thereof (if not previously designated as a Cash Management Bank) and such Cash Management Bank’s agreement to be bound by Section 9.01, 9.03, 9.07 and Section 10.15 hereof). All obligations owed by any Loan Party or any of its Restricted Subsidiaries to Citi or its Affiliates in respect of or in connection with Cash Management Services or any Cash Management Agreement shall, for so long as such Person is a Lender or an Affiliate of a Lender, be deemed Cash Management Obligations hereunder.

“Cash Management Services” means any treasury or cash management services (including, without limitation, controlled disbursement, automated clearing house transactions, return items, overdrafts and interstate depository network services), depository, pooling, netting, stored value card, purchase card

(including so called “procurement card” or “P-card”), debit card, credit card, Worldwide Interbank Financial Telecommunication transfers, operational foreign exchange management, dealer incentive, supply chain finance services (including, without limitation, trade payable services and supplier accounts receivables purchases) and similar services.

“Cash Segregation Period” means any time after daily Excess Availability is less than the lesser of (i) 12.5% of the Line Cap or (ii) $~~30,000,000~~42,500,000 (and continuing until such time as daily Excess Availability is equal to or exceeds the lesser of (i) 12.5% of the Line Cap or (ii) $~~30,000,000~~42,500,000, in each case, for a period of more than twenty (20) consecutive Business Days).

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

A “Change in Control” will be deemed to occur if at any time,

(1) Holdings ceases to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company or

(2) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), acquires Beneficial Ownership of Voting Stock of Holdings representing more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested).

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement or, in the case of an assignee, such an adoption or taking effect after the date such Person became a party to this Agreement after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, such a change after the date such Person became a party to this Agreement after the Closing Date, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, the Adjusted Term SOFR Rate, or Term SOFR, or (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement or, in the case of an assignee, such a making or issuance after the date such Person became a party to this Agreement, including the compliance by any Lender or by any lending office of such Lender or by such Lender’s holding company (if any) therewith; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for

International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 10.09.

“Citi” has the meaning assigned to such term in the preamble to this Agreement.

“Class” means, with respect to a Revolving Facility, (a) when used with respect to Lenders, the Lenders under such Revolving Facility and (b) when used with respect to Loans, Commitments or Borrowings, Loans, Commitments or Borrowings under such Revolving Facility.

“Closing Date” means May 22, 2023.

“Closing Date Borrowing Base Certificate” has the meaning assigned to such term in Section 4.01(16).

“Closing Date Refinancing” means the repayment in full of that certain credit agreement, dated as of July 7, 2022, by and among, inter alios, Holdings, the Borrowers (as defined therein), the lenders from time to time party thereto and Citi, as administrative agent and collateral agent, and the termination of all obligations and liens related thereto.

“Co-Collateral Agent” has the meaning specified in the preamble hereto.

“Co-Collateral Agent Period” means any period so long as the Co-Collateral Agent (or its Affiliate) is a Lender hereunder holding more than $0 of the aggregate Commitments and is not a Defaulting Lender. During a Co-Collateral Agent Period, determinations made by the Administrative Agent and the Co-Collateral Agent may be made jointly by the Administrative Agent and the Co-Collateral Agent; provided, that, notwithstanding anything to the contrary herein, in the event that the Administrative Agent and the Co-Collateral Agent cannot agree on any matter to be determined by them (whether during a Co-Collateral Agent Period or otherwise), the determination shall be made by the Administrative Agent or Co-Collateral Agent asserting the more conservative Permitted Discretion.

“Co-Mingled Bank Accounts” means, collectively, the collection accounts and DDAs of the Borrowing Base Parties into which are co-mingled Securitization Proceeds with other collections of the Borrowing Base Parties constituting Collateral.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject (or purported to be subject) to a security interest or Lien in favor of the Collateral Agent to secure any Obligations.

“Collateral Access Agreement” means a landlord waiver or other agreement, in a form as shall be reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral Agreement” means the Collateral Agreement, dated as of the Closing Date, among the Loan Parties and the Collateral Agent, as amended, restated, supplemented and/or otherwise modified from time to time.

“Collection Account” has the meaning assigned to such term in Section 5.12(5).

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, including the commitment of such Lender to acquire participations in Protective Advances and Swing Line Loans hereunder. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such lender has assumed its Commitment, as applicable.

“Commitment Fee” has the meaning ascribed to such term in Section 2.05(1).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.18 and other technical, administrative or operational matters) that Administrative Agent decides, in consultation with the Company, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of Holdings and its Restricted Subsidiaries with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries, including all cash commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements, but excluding

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) non cash interest expense attributable to the movement of the mark to market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815 Derivatives and Hedging,

(iii) any one time cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv) [reserved],

(v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make whole premiums or other breakage costs of any indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to taxes,

(viii) accretion or accrual of discounted liabilities not constituting indebtedness,

(ix) interest expense attributable to a direct or indirect parent entity resulting from push down accounting,

(x) any expense resulting from the discounting of indebtedness in connection with the application of recapitalization or purchase accounting, and

(xi) pay in kind interest expense of Holdings and its Restricted Subsidiaries payable pursuant to the terms of the agreements governing such debt for borrowed money,

all as calculated on a consolidated basis in accordance with GAAP.

“Consolidated Debt” means, as of any date, the sum (without duplication) of all Indebtedness (other than letters of credit or bank guarantees to the extent undrawn or drawn and reimbursed within two (2) Business Days) consisting of Capital Lease Obligations, Indebtedness for borrowed money (including all drawn letters of credit and bank guarantees not reimbursed within two Business Days) and purchase money Indebtedness of Holdings and its Restricted Subsidiaries and all Guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP, based upon the financial statements for the most recent four fiscal quarter period available internally as of the date of determination, calculated on a Pro Forma Basis, as such amount may be adjusted to reflect the effect (as determined by the Company in good faith) of any Hedge Agreement or other derivative instrument entered into in respect of the currency exchange risk relating to such Indebtedness, calculated on a mark-to-market basis; provided that notwithstanding anything to the contrary in the foregoing, Consolidated Debt shall not include any intercompany indebtedness among Holdings and/or the Restricted Subsidiaries.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Company for such period:

(1) increased, in each case to the extent deducted in calculating such Consolidated Net Income (other than in respect of clauses (k) and (l)) (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including state, provincial, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions for such taxes actually made to Holdings in respect of such period (in each case, to the extent attributable to the operations of the Company and its Subsidiaries), which will be included (without duplication) as though such amounts had been paid as income taxes directly by the Company; plus

(b) Consolidated Interest Expense; plus

(c) any loss, charge, expense, cost, accrual or reserve of any kind

(i) attributable to the planning, undertaking and/or implementation of cost savings or strategic initiatives, business optimization, cost rationalization programs, operating expense reductions and/or other initiatives, actions or synergies (including, without limitation, in connection with any integration, restructuring or transition),

(ii) relating to the closure, abandonment or consolidation of any facility and/or discontinued operations or product lines (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation, any expansion and/or relocation or any entry into a new market, or

(iii) relating to any severance, any signing, retention or completion bonus, or any modification to any pension and post-retirement employee benefit plan; plus

(d) all depreciation and amortization (including amortization of (A) intangible assets, including capitalized software expenditures, deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts and yield and (B) unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits) losses, charges and expenses; plus

(e) all

(i) losses, charges and expenses relating to the Transactions;

(ii) other customary, non-recurring fees, costs and expenses (including legal, structuring and other costs and expenses), or any amortization thereof, related to the Transactions (including all expenses related thereto);

(iii) extraordinary, infrequent, unusual or non-recurring charges, expenses or losses;

(iv) transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated) permitted under this Agreement, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification, refinancing or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications (whether or not successful) under the agreements relating to such Indebtedness or similar transactions and all ratings agency costs and expenses;

(v) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period;

(vi) costs and expenses in connection with new product launches;

(vii) [reserved];

(viii) non-cash charges, expenses or losses (including (x) relating to the granting or vesting of restricted stock, stock options, warrants, stock appreciation and similar rights, “phantom” stock plans, non-compete agreements and other similar agreements, and (y) resulting from liabilities under permitted Hedge Agreements) and transaction fees and expenses incurred in connection with entering into permitted Hedge Agreements (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); and

(ix) any director’s fees payable in cash during such period to any director of the Company (or any direct or indirect holding company parent of the Company, including Holdings), and the reimbursement of reasonable out-of-pocket costs and expenses for employees, consultants, directors, officers and board observers of the Company (or any direct or indirect holding company parent of the Company, including Holdings) or its Subsidiaries in the ordinary course of business; plus

(f) any expense or deduction attributable to minority Equity Interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company; plus

(g) minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(h) earn-outs and contingent obligations (included to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, non-compete agreements and similar agreements and expenses related thereto incurred in connection with any Permitted Acquisition or other Investment; plus

(i) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of Holdings, the Company or any Subsidiary and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of Holdings or the Company in connection with, or as a result of, any distribution being made to equity holders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equity holders at the time of, and entitled to share in, such distribution; plus

(j) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the Company may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the Company does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(k) pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic initiatives and cost saving initiatives, acquisitions, divestitures, other specified transactions, restructurings, Permitted Acquisitions or any other acquisition that constitutes a Permitted Investment and other initiatives and actions, in each case, reasonably expected by the Company to be realized based upon actions that have been taken as of the date of such calculation, or as of the date of such calculation are reasonably expected to be taken within 24 months of the date of such calculation, (without duplication of the amount of actual benefits realized during such period from such action), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Company, as certified in writing by a Financial Officer of the Company or Holdings; provided that such cost savings, operating expense reductions, restructuring charges and synergies under this clause (k) and clause (2) of the definition of “Pro Forma Basis” shall not exceed in any four consecutive fiscal quarter period 25% of Consolidated EBITDA for such four consecutive fiscal quarter period (the “Synergies Threshold”), calculated after giving effect to such Synergies Threshold; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (2) below for any previous period and not added back; plus

(m) [reserved]; plus

(n) [reserved]; and

(2) decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date).

Notwithstanding the foregoing, there shall be included in determining Consolidated EBITDA for any period, without duplication,

(A) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by Holdings or any of its Restricted Subsidiaries during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by Holdings or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such entity for such period and

(B) an adjustment in respect of each Acquired Entity or Business and Converted Restricted Subsidiary equal to the amount of the pro forma effect with respect to such Acquired Entity or Business Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case, based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period; provided that notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into or classified as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded until such disposition has been consummated.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization or write-off of financing costs, accretion or accrual of discounted liabilities not constituting Indebtedness, any expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, any “additional interest” in respect of registration rights arrangements for any securities, any expenses and expensing of bridge, commitment and interest with respect to Indebtedness of any Parent appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP); plus

(2) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been Guaranteed by the referent Person; less

(4) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period. For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any deduction for preferred stock dividends; provided that:

(1) all net after-tax extraordinary, infrequent, nonrecurring or unusual gains, losses, income, expenses, costs, accruals, charges and reserves of any kind, and in any event including all (i) restructuring, severance, rent, relocation, retention, consolidation, integration or other similar charges and expenses, (ii) contract termination costs, (iii) litigation and other legal costs, (iv) excess pension charges, (v) system establishment charges, (vi) start-up or closure or transition costs, (vii) expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, (viii) fees, expenses or charges relating to curtailments, severance, signing, retention or completion bonus, or any pension and post-retirement employee benefit plans (and any modifications thereto) in connection with the Transactions or otherwise, (ix) expenses or charges associated with the shut down or consolidation of facilities or offices and/or discontinued operations (including but not limited to severance, rent termination costs, moving costs and legal costs), (x) opening costs, cost savings or strategic initiatives, business optimization, cost rationalization programs, operating expense reductions, systems implementations, expansion and/or relocation or any entry into a new market, other initiatives, actions or synergies (including, without limitation, in connection with any integration, restructuring or transition), and (xi) any fees, expenses, charges or change in control payments related to the Transactions or otherwise (including any transition-related expenses incurred before, on or after the Closing Date), will be excluded;

(2) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;

(3) all net after-tax gain, loss, expense or charge attributable to business dispositions (including Equity Interests of any Person) and asset dispositions or abandonments other than in the ordinary course of business (as determined in good faith by the Company) will be excluded;

(4) all net after-tax income, loss, expense or charge attributable to the early extinguishment, modification or cancellation of Indebtedness, Hedge Agreements or other derivative instruments will be excluded;

(5) all non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Hedge Agreements or other derivative instruments will be excluded;

(6) (a) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are or are permitted to be paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

(b) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof;

(7) the cumulative effect of a change in accounting principles during such period will be excluded;

(8) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(9) all non-cash impairment charges and asset write-ups, write-downs and write-offs will be excluded;

(10) all non-cash charges or expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(11) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(12) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions or any acquisition constituting an Investment will be excluded;

(13) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees will be excluded;

(14) any currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;

(15) (a) the non-cash portion of “straight-line” rent expense will be excluded and (b) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(16) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (a) has not been denied by the applicable carrier in writing and (b) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (16);

(17) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(18) non-cash charges for deferred tax asset valuation allowances will be excluded; and

(19) any non-cash decrease or increase in revenues resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) will be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.

“Consolidated Secured Debt” means, as of any date, all Consolidated Debt of Holdings and its Restricted Subsidiaries as of such date that is secured by a Lien on any assets of Holdings or any of its Restricted Subsidiaries.

“Consolidated Total Net Debt” means, as of any date, the Consolidated Debt as of such date minus all Unrestricted Cash, in each case, determined based upon the financial statements for the most recent four fiscal quarter period available internally as of the date of determination, calculated on a Pro Forma Basis; provided that for purposes of calculating the Consolidated Total Net Debt with respect to any Indebtedness then being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

(b) to advance or supply funds

(i) for the purchase or payment of any such primary obligation, or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof, or

(d) as an account party in respect of any letter of credit, letter of guaranty or bankers’ acceptance.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(16).

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 of the United Kingdom.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” will have correlative meanings.

“Control Agreements” means (i) in the case of any DDA, collection account or commodities account located in the United States or any state thereof, a control agreement among the Collateral Agent, the applicable Loan Party and the Depository Bank at which each such DDA, collection account or commodities account, as the case may be, is held, and (ii) in the case of any DDA, collection account or commodities account located outside the United States or any state thereof, such documentation as may be reasonably requested by the Administrative Agent to the extent necessary to provide the Administrative Agent with a perfected security interest in such DDA, collection account or commodities account, in each case, in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion, which shall include in the case of any DDA, collection account or commodities account located in England and Wales, (i) delivery of a notice of assignment and/or charge to the relevant account bank pursuant to the relevant English Security Document, which notifies such account bank to continue to act on the instructions of the relevant English Subsidiary Loan Party with respect to the relevant DDA, collection account or commodities account until an Event of Default which is continuing (as defined in the applicable English Security Document) has occurred or Cash Dominion Period has commenced and the occurrence of such Event of Default (as defined in the applicable English Security Document) or commencement of such Cash Dominion Period has been notified to the account bank by the Collateral Agent; and (ii) subject to the following provisos, an acknowledgement of the notice referred to in clause (i) above by the account bank and substantially in the form scheduled to the relevant English Security Document or otherwise in form and substance satisfactory to the Administrative Agent; provided, that (A) the relevant English Subsidiary Loan Party shall be required to use commercially reasonable efforts for no longer than thirty (30) Business Days (or such longer period as agreed by the Administrative Agent) to obtain such acknowledgement from the relevant account bank (and upon failure to obtain such acknowledgement within such period, such English Subsidiary Loan Party shall be required within 90 days of request from the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion) to move such DDA, collection account or commodities account to the Administrative Agent or another bank that provides such notice and acknowledgment) and (B) the relevant account bank shall not be required to agree in such acknowledgement to waive its customary rights of set-off in respect of ordinary course banking charges, costs and expenses associated with the establishment and operation of the relevant DDA, collection account or commodities account.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Covenant Compliance Event” means at any time daily Excess Availability shall be less than an amount equal to the greater of (i) $~~22,500,000~~31,875,000 and (ii) 10.0% of the Line Cap; provided that, to the extent that the Covenant Compliance Event has occurred, the Covenant Compliance Event shall be deemed to exist until Excess Availability shall be equal to or greater than an amount equal to the greater of (i) $~~22,500,000~~31,875,000 and (ii) 10.0% of the Line Cap for at least twenty (20) consecutive Business Day.

“Covenant Compliance Period” means the period commencing with the occurrence of a Covenant Compliance Event and ending only after such Covenant Compliance Event is no longer in existence or has been waived by Required Lenders.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 10.26 of this Agreement.

“CPS” means the Crown Prosecution Service of the United Kingdom (or any successor or replacement body from time to time).

“Credit Extension” means as the context may require, (i) the making of a Loan by any Lender or (ii) the issuance of any Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, by the Issuing Bank.

“Criminal Pension Power” means any action taken under, pursuant to, or in connection with, section 58A, section 58B, section 58C or section 58D of the Pensions Act 2004 of the United Kingdom.

“Curative Amounts” means the net amount of a cash equity contribution (which shall be common equity or otherwise in a form reasonably acceptable to the Administrative Agent),. For the avoidance of doubt, the forgiveness of antecedent debt (whether Indebtedness, trade payables, or otherwise) shall not constitute Curative Amounts.

“Cure Expiration Date” has the meaning assigned to such term in Section 8.02.

“Cure Right” has the meaning assigned to such term in Section 8.02.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year that provides for an automatic extension or conversion (subject to customary conditions, if any) into permanent loans or notes; provided that (a) the Weighted Average Life to Maturity of any loan or note which is exchanged for or otherwise replaces such bridge loans (including by way of automatic conversion) is not shorter than the Weighted Average Life to Maturity of the Indebtedness so Refinanced at the time of incurrence of such bridge loans and (b) the final maturity date of any loan or note which is exchanged for or otherwise replaces such bridge loans (including by way of automatic conversion) is not earlier than the Latest Maturity Date of the Indebtedness so Refinanced on the date of the incurrence of such bridge loans.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day the “SOFR Determination Date”) that is five (5) Business Days (or such other period as determined by the Company and the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days.

“DDA” means any checking or other demand deposit account maintained by the Loan Parties.

“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), the reorganization or arrangement provisions of applicable corporate statutes, the UK Insolvency Act, the UK Corporate Insolvency and Governance Act and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, administrative receivership, insolvency, reorganization, or similar debtor relief laws of the United States, United Kingdom, Canada or other applicable jurisdictions from time to time in effect.

“Debt Representative” means, as applicable, (x) in the case of Indebtedness that is (or would be if this Agreement existed) secured by the Collateral on a junior basis to the Obligations and/or (y) in the case of Material Springer Debt that is secured by assets and properties of the Loan Parties that do not constitute ABL Priority Collateral with respect to which junior Liens are granted in favor of the Collateral Agent (for the benefit of the Secured Parties) as required by Section 5.10(2), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Default” means any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, constitutes a Lender Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delegate” has the meaning given to such term in the English Security Documents.

“Designated Event of Default” means

(a) any Specified Event of Default, and

(b) any Event of Default under Section 8.01(4) (solely with respect to a default under Section 5.04(8), Section 5.12 or Section 6.10), Section 8.01(1) (solely with respect to Section 3.22) or Section 8.01(5).

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by Holdings or any Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration by the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Dilution” means for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of the Borrowing Base Party for such period other than by reason of dollar-for-dollar cash payment and the denominator of which is the aggregate dollar amount of the gross sales of the Borrowing Base Party for such period.

“Dilution Reserve” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, as of any date of determination, an amount (initially $0) sufficient to reduce the advance rate against (i) Eligible Accounts~~,~~ (other than Investment Grade Eligible Accounts), Eligible Billed Finance Accounts (other than Investment Grade Eligible Billed Finance Accounts) and Eligible Unbilled Accounts (other than Investment Grade Eligible Unbilled Accounts) by 1 percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) for each percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) by which Dilution is in excess of 5.0% and (ii) Investment Grade Eligible Accounts, Investment Grade Eligible Billed Finance Accounts and Investment Grade Eligible Unbilled Accounts by 1 percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) for each percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) by which Dilution is in excess of ~~5~~2.5%. Upon the request of the Administrative Agent (and, in any event, not less than quarterly), the Borrower shall assist in the Administrative Agent in calculating the Dilution Reserve.

“Disinterested Director” means, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disclosed Matter” means the existence or occurrence of any matter which has been disclosed either in writing by the Company to the Agent and the Lenders or in any filing made by Holdings with the SEC, in each case prior to the Closing Date.

“Disclosed UK DB Pension Plans” means the Xerox Final Salary Pension Scheme established by a trust deed dated July 1, 1971 and currently governed by a Trust Deed and Rules dated April 5, 2012 (as amended) and the Xerox Unfunded Unapproved Pension Scheme.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and its Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its respective Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disqualified Institution” means:

(1)

(a) any Person that is a competitor of Holdings or any of its Subsidiaries and identified by the Company in writing to the Lead Arranger on or prior to the Closing Date;

(b) any Person that is a competitor of Holdings or any of its Subsidiaries and identified by the Company in writing to the Administrative Agent from time to time after the Closing Date; and

(c) together with any Affiliates of such competitors described in the foregoing clauses (a) and (b) that are known affiliates of any such competitor or reasonably identifiable as such on the basis of such Affiliate’s name or otherwise identified in writing by the Company to the Administrative Agent from time to time (other than any such Affiliate (other than a Person described in clause (2) below) that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business (and not primarily engaged in investing in distressed or opportunistic decisions) and for which no personnel involved with the relevant competitor (i) make investment decisions or (ii) have access to Non-Public Information relating to Holdings or any Person that forms part of the Company’s business (including its Subsidiaries)); or

(2) (x) certain Persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital and (y) certain banks, financial institutions, other institutional lenders and other entities, in each case of the foregoing clauses (x) and (y), that are identified by the Company in writing to the Lead Arranger on or prior to the Closing Date or, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), to the Administrative Agent after the Closing Date, in each case, together with any known affiliates of such identified entities or any Affiliates of such identified entities that are reasonably identifiable as such on the basis of such Affiliate’s name or otherwise identified as such in writing by the Company to the Administrative Agent from time to time.

Notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (1) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (2) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution. The list of Disqualified Institutions shall be available to Lenders upon request but shall not otherwise be posted to the Lenders without the Company’s consent. Furthermore, no written notice delivered as contemplated hereof shall retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans or Commitments or, in each case, entered into a trade for either of the foregoing.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable at the option of the holder thereof), or upon the happening of any event or condition:

(1) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the prior or concurrent repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments);

(2) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3) provide for the scheduled payments of dividends in cash; or

(4) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of:

(a) the Latest Maturity Date at the time of issuance thereof; and

(b) the Termination Date;

provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Distressed Person” has the meaning assigned to such term in the definition of “Lender-Related Distress Event.”

“Distribution Conditions” means the following conditions in connection with any transaction for which satisfaction of the Distribution Conditions is required under this Agreement:

(a) in respect of the immediately preceding consecutive 30 days and on the date of such transaction, in each case, calculated on a Pro Forma Basis after giving effect to such transaction,

(i) no Default or Event of Default has occurred and is continuing or would immediately result upon the consummation of such transaction, and

(ii) either (A) Excess Availability is at least the greater of (i) $~~52,500,000~~74,375,000 and (ii) 20% of the Line Cap, or

(B) Excess Availability is at least the greater of (i) $~~37,500,000~~53,125,000 and (ii) 15% of the Line Cap and the Company is in pro forma compliance with Section 6.10 immediately after giving effect to such transaction for the most recently ended Test Period,

(b) other than with respect to any Restricted Payments that are regularly scheduled dividends made in the ordinary course of business pursuant to Section 6.06(20), the Total Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such transaction, is less than or equal to, (x) in the case of Restricted Payments set forth in clause (a) of the definition thereof, 4.35:1.00, and (y) in the case of Restricted Payments set forth in clause (b) of the definition thereof, 5.35:1.00, and

(c) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company certifying as to calculations and satisfaction of the conditions set forth in foregoing clauses (a) through and including (b) above.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such other currency at the time in effect under the provisions of Section 1.06 (except as otherwise expressly provided herein).

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any state thereof or the District of Columbia, and “Domestic Subsidiaries” means any two or more of them. Unless otherwise indicated in this Agreement, all references to Domestic Subsidiaries will mean Domestic Subsidiaries of Holdings.

“DPP” means the Director of Public Prosecutions, acting as head of the CPS.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, at any time, all Accounts of the Borrowing Base Parties arising from the sales of goods and/or services in the ordinary course of business; provided, that Eligible Accounts shall not include any Account:

(1) which is not subject to a first priority perfected security interest in favor of the Administrative Agent under a Security Document governed by the same governing law applicable to such Account (or in the case of an Account governed under the law of a state of the United States, under the Collateral Agreement);

(2) (a) which is subject to any Lien other than Permitted Liens or (b) Accounts (which the Company has reasonable basis to determine) which are not a valid, legally enforceable obligations of the applicable Account Debtor with respect thereto ;

(3) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Company or the applicable Borrowing Base Parties or otherwise designated by the Company or the applicable Borrowing Base Parties as uncollectible (it being understood and agreed that in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days after the date of the original invoice or more than 60 days after the original due date);

(4) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are known by the Company or the applicable Borrowing Base Parties to be ineligible pursuant to clause (3) above;

(5) which is owing by an Account Debtor to the extent the aggregate amount of Eligible Accounts owing from such Account Debtor and its Affiliates to the Company and the applicable Borrowing Base Parties is known by the Company to exceed 15% (or in the case of, Investment Grade Eligible Accounts, 20%) of the aggregate Eligible Accounts;

(6) with respect to which any covenant, representation, or warranty contained in this Agreement, the Collateral Agreement or any other Security Document has been breached in any material respect or is not true in any material respect;

(7) which

(i) does not arise from the sale of goods or performance of services in the ordinary course of business,

(ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor,

(iii) represents a progress billing,

(iv) is contingent upon the Company’s or the applicable Borrowing Base Party’s completion of any further performance,

(v) represents a sale on a bill-and-hold basis, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or

(vi) relates to payments of interest;

(8) with respect to which any check or other instrument of payment has been returned uncollected for any reason, and has not been promptly replaced by an instrument that is collected or collectable;

(9) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrowing Base Parties or for which the associated revenue has not been earned;

(10) which is owed by an Account Debtor which has

(i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver and manager, administrative receiver, compulsory manager, custodian, trustee, monitor, liquidator or similar of its assets,

(ii) has had possession of all or substantially all of its property taken by any receiver, administrative receiver, compulsory manager, monitor, custodian, trustee, liquidator or similar,

(iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal or foreign bankruptcy or insolvency laws including under any Debtor Relief Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code, UK Insolvency Act or any similar foreign bankruptcy or insolvency laws and which is either (x) reasonably acceptable to the Administrative Agent or (y) so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts to the extent the order permitting such financing allows the payment of the applicable Account),

(iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due,

(v)  become insolvent, or

(vi) ceased operation of all or substantially all of its business (or the applicable business line);

(11) which is owed by an Account Debtor which,

(i) does not maintain its chief executive office in an Approved Jurisdiction or

(ii) is not organized under applicable law of an Approved Jurisdiction (or any state, province or territory thereof)

unless, in either case, such Account is backed by credit insurance reasonably acceptable to the Administrative Agent that has been assigned to the Administrative Agent or a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(12) which is owed in any currency other than the national currency of an Approved Jurisdiction;

(13) which is owed by

(i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the government of the United States unless such Account is backed by credit insurance reasonably acceptable to the Administrative Agent that has been assigned to the Administrative Agent or a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or

(ii) other than in respect of Eligible Accounts in an amount of $5,000,000 (after giving effect the applicable advance rate), the government of the United States or any department, agency, public corporation, or instrumentality thereof, if (x) the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) (the “FACA”) and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have not been complied with to the Administrative Agent’s satisfaction, and (y) a Default has occurred hereunder;

(14) which is owed by any Affiliate, employee, officer, director or agent of any Borrowing Base Party or any Subsidiary of a Borrowing Base Party;

(15) which is owed by an Account Debtor that (together with its Affiliates) is a vendor to the Borrowing Base Parties (as identified by the Company using a methodology reasonably acceptable to the Administrative Agent) and to which any Borrowing Base Party or any Subsidiary of a Loan Party is indebted, but only to the extent of such outstanding indebtedness or is subject to any outstanding security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(16) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(17) which is evidenced by any promissory note, chattel paper, or instrument that has not been pledged to the Administrative Agent under the Collateral Agreement or any other Security Document;

(18) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrowing Base Parties to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrowing Base Parties have filed such report or qualified to do business in such jurisdiction;

(19) with respect to which the Borrowing Base Parties have made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Loan Parties created a new receivable for the unpaid portion of such Account;

(20) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, foreign, provincial, territorial or local (including any restriction or limitation on the assignment or pledge of such Account or the grant of a security interest therein under the related contract), or requires the consent or notice to the applicable Account Debtor or any other person for the assignment of such Account or grant of a security interest therein, in each case, other than if such consents have been obtained or such notice has been provided; provided, that this proviso shall not apply to restrictions on assignment and transfer that are (or are deemed to be) ineffective pursuant to applicable law and that do not impair the applicable Agent’s Lien on such Accounts and/or the ability of the Administrative Agent to enforce against such Account, in each case, to the extent such restrictions are unenforceable pursuant to (i) the Uniform Commercial Code, (ii) the PPSA, (iii) section 354a of the German Commercial Code or (iv) equivalent laws in any other jurisdiction, unless, in each case, failure to comply with such restrictions are subject to any contractual penalty provision (in which case the exclusion pursuant to this proviso shall apply) and such assets should not form part of the Borrowing Base;

(21) which is for goods that have been sold under a purchase order or pursuant to the terms of a written or otherwise enforceable contract or other agreement or understanding that indicates or purports that any Person other than the Borrowing Base Parties has an ownership interest in such goods, or which indicates any party other than the Borrowing Base Parties as payee or remittance party;

(22) which was created on cash on delivery terms;

(23) which is sold, factored or otherwise transferred on a non-recourse basis or otherwise to a Finance SPE pursuant to the terms of a Third-Party Vendor Financing Program (other than customary provisions providing for indemnification and warranty claims) or sold, factored or otherwise transferred or subject to a Securitization Arrangement or Qualified Receivables Transaction;

(24) [reserved]; or

(25) which is owed by an Account Debtor that is a Sanctioned Person or Sanctioned Entity;

(26) which represent an Account to be collected by the Company or other Borrowing Base Parties on behalf of a third-party and the proceeds of which are intended to be remitted to such third-party, including, any pass through Accounts or any such Accounts related to any Securitization Arrangements, Third-Party Vendor Financing Program or Qualified Receivables Transaction; or

(27) which Accounts reflect a variance between the accounts receivable aging and general ledger, where the variance represents a reduction between the Accounts aging and general ledger.

Any Account acquired in an acquisition permitted under this Agreement that has not been subject to a field examination shall nevertheless constitute an Eligible Account for the period of sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) following the consummation of such acquisition to the extent that such Account would otherwise qualify as an Eligible Account (all such Accounts, collectively, the “Eligible Acquired Account”); provided, however, that the aggregate value of the Eligible Acquired Accounts (taking into account, for the purposes of valuation, the immediately following paragraph) (along with all Eligible Acquired Inventory) shall not exceed 10% of the Line Cap.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Company shall exclude such Accounts from Eligible Accounts on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’ Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount or in any Reserves, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrowing Base Parties may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowing Base Parties to reduce the amount of such Account.

“Eligible Acquired Account” has the meaning set forth in the definition of “Eligible Account.”

“Eligible Acquired Inventory” has the meaning set forth in the definition of “Eligible Inventory.”

“Eligible Billed Finance Accounts” means billed Accounts associated with billings of financed equipment sales and satisfy the criteria for “Eligible Accounts” (as set forth in the definition thereof).

“Eligible In-Transit Inventory” means Inventory owned by a Loan Party that would be Eligible Inventory under such definition if it were not in transit. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it

(1) has cleared customs into the United States;

(2) is insured in accordance with the provisions of this Agreement and the other Loan Documents;

(3) has been identified to the applicable sales contract and title has passed to the applicable Loan Party;

(4) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations;

(5) is subject to customary purchase orders and other sale documentation consistent with such Loan Party’s ordinary course of dealing;

(6) is shipped by a common carrier that is not affiliated with the vendor,

(7) legal ownership thereof has passed to the applicable Loan Party (or is retained by the applicable Loan Party) as evidenced by customary documents of title, and

(8) it has been shipped (i) from a location outside of an Approved Jurisdiction for receipt by any Loan Party in the United States within forty-five (45) days of the date of shipment (and such shipment has not been delayed beyond such forty-five (45) day delivery time), or (ii) from a location in an Approved Jurisdiction for receipt by any Loan Party in the United States within fifteen (15) days of the date of shipment (and such shipment has not been delayed beyond such fifteen (15) day delivery time), but, in either case, which has not yet been delivered to such Loan Party.

“Eligible Inventory” means, at any time, all Inventory of any Borrowing Base Party; provided, that Eligible Inventory shall not include any Inventory:

(1) which is not subject to a first priority perfected Lien in favor of the Administrative Agent pursuant to Security Documents governed by the law in which such Inventory is located;

(2) which is subject to any Lien other than a Permitted Lien;

(3) which is, reflected on the Borrowing Base Parties’ books and records as obsolete, unmerchantable, defective, used (including refurbished goods), unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity, or remains in the possession of a Borrowing Base Party more than 360 days from its original invoice date;

(4) with respect to which any covenant, representation, or warranty contained in this Agreement, the Collateral Agreement or any other Security Document has been breached in any material respect or is not true in any material respect;

(5) in which any Person other than the Borrowing Base Parties shall (i) have any direct or indirect ownership, interest or title to such Inventory (other than by virtue of a Permitted Lien) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an ownership interest therein;

(6) which is not finished goods or which constitutes work-in-process, raw materials spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, labels, returned, bill-and-hold goods, goods that are marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for lease or sale in the ordinary course of business;

(7) which is (A) not located in an Approved Jurisdiction or (B) not located on, or in transit between, premises owned or leased by any of the Loan Parties, or that is stored with a bailee, warehouseman or similar Person, unless (i) such lessor, bailee, warehouseman or Person has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require in its Permitted Discretion or (ii) Reserves are permitted to be established hereunder by the Administrative Agent in its Permitted Discretion (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) with respect thereto;

(8) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor unless (i) such third party or processor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require in its Permitted Discretion or (ii) Reserves are permitted to be established hereunder by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) in its Permitted Discretion with respect thereto;

(9) (i)  which is in transit (A) from vendors and suppliers and (B) such Inventory is not Eligible In-Transit Inventory;

(ii) which is located offsite at a third party or other location where such Inventory (A) is commingled with any Inventory that is not owned by the Borrowing Base Loan Parties (including Inventory consigned thereto), (B) is in trucks, cars or other vehicles, (C) is at a location that cannot be specifically identified by the Administrative Agent and/or (D) is at a location that is not a permanent physical location (e.g., inventory located at a “virtual” location);

(10) which is the subject of a consignment by the Company or any such Borrowing Base Party (i) as consignee to the Company or any such Borrowing Base Party if such Inventory is physically maintained by such Borrowing Base Party but title has not passed to it or (ii) as consignor to a customer, in each case, unless based upon the facts of a consignment, the Administrative Agent determines to consent to eligibility of such Inventory as consigned goods based on such criteria as the Administrative Agent may require;

(11) which is perishable;

(12) which contains or bears any intellectual property rights licensed to the Borrowing Base Parties by a third party unless the Administrative Agent is reasonably satisfied that the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement or Reserves are permitted to be established hereunder by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) in its Permitted Discretion with respect thereto;

(13) which is not reflected in a current perpetual inventory report of the Borrowing Base Parties (except with respect to in-transit Inventory, which is not deemed ineligible under clause (7) and is subject to customary purchase orders and other sale documentation consistent with such Loan Party’s ordinary course dealing);

(14) for which reclamation rights have been asserted by the seller;

(15) (i)  which is at a location where the aggregate value of all such Inventory at that location is less than $100,000;

(ii) which is intercompany profit or mark-up in inventory cost;

(iii) which is unreconciled variance between the perpetual inventory listings and general ledger, where the variance represents a reduction between the perpetual listing and general ledger;

(iv) which is ineligible for shrinkage determined based on the Company’s accruals for shrink per financial statements and/or historical test count results, and/or inventory test counts performed by the field examiners or

(v) which represents purchase price variances or other inventory cost adjustments not reflecting within the perpetual listing that reflect a reduction to inventory value;

(16) which is purchased from a Sanctioned Person or Sanctioned Country; or

(17) which is Inventory in relation to which (i) any contract or related documentation (such as invoices or purchase orders) relating to such Inventory includes retention of title (or extended retention of title or romalpa) rights in favor of the vendor or supplier thereof, or (ii) under applicable governing laws, retention of title (or extended retention of title or romalpa rights) may be imposed unilaterally by the vendor or supplier thereof; provided that any Inventory in excess of the specific Inventory to which the retention of title (or extended retention of title or romalpa) rights under paragraphs (i) and (ii) relate shall not be excluded pursuant to this clause (17).

Inventory acquired in an acquisition permitted under this Agreement that has not been subject to an appraisal or field examination shall nevertheless constitute Eligible Inventory for the period of sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) following the consummation of such acquisition to the extent that such Inventory would otherwise qualify as Eligible Inventory (all such Inventory, collectively, the “Eligible Acquired Inventory”); provided, however, that the aggregate value of the Eligible Acquired Inventory (valued at cost (determined on a first-in-first-out basis)(taking into account, for the purposes of valuation, the immediately following paragraph) (along with all Eligible Acquired Inventory), shall not exceed 10% of Line Cap.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrowing Base Parties shall exclude such Inventory from Eligible Inventory on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Unbilled Accounts” means Accounts arising from the performance of services and/or the delivery of Inventory for which an invoice has not yet been issued by the Company or any Borrowing Base Party to the applicable Account Debtor, but which otherwise satisfy the criteria for “Eligible Accounts” (as set forth in the definition thereof), so long as an invoice is sent to the applicable Account Debtor within thirty (30) days of the creation of the Company’s internal invoice maintained by the Borrowing Base Parties for the tracking of unbilled accounts. Eligible Unbilled Accounts shall be reduced for balances not expected to be billed based on historical subsequent billing analysis on a three to twelve month basis at the discretion of the Administrative Agent.

“Engagement Letter” means that certain Engagement Letter, dated as of March 14, 2023, by and between the Company and the Administrative Agent.

“English Debenture” means the debenture, dated as of the Closing Date, among the English Subsidiary Loan Parties and the Collateral Agent, as amended, restated, supplemented and/or otherwise modified from time to time.

“English Security Documents” means the English Debenture and each other security agreement or other collateral document governed by the laws of England and Wales which is entered into after the date of this Agreement and which creates or evidences English Transaction Security.

“English Subsidiary Loan Party” means each of the ~~Restricted Subsidiaries of the Company set forth on Schedule 1.01A~~Loan Parties organized under the laws of England and Wales.

“English Transaction Security” means the security created or expressed to be created in favor of the Collateral Agent, as trustee for the Secured Parties pursuant to any English Security Documents.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, and natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings or any of its Restricted Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means:

(1) a Reportable Event, with respect to a Plan;

(2) a withdrawal by Holdings or any of its Subsidiaries or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which Holdings, any of its Subsidiaries, or any such ERISA Affiliate, as applicable, was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by Holdings or any of its Subsidiaries or any ERISA Affiliate that is treated as a termination under Section 4062(e) of ERISA;

(3) a complete or partial withdrawal by Holdings or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA;

(4) the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, to appoint a trustee to administer a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan;

(5) the incurrence by Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA;

(6) the application for a minimum funding waiver under Section 412(c) of the Code or Section 302(c) of ERISA with respect to a Plan or Multiemployer Plan or the failure to satisfy the minimum funding standards of Section 412 of the Code with respect to a Plan, whether or not waived;

(7) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Plan; and

(8) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 9.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.16(e)

“Payment Recipient” has the meaning assigned to it in Section 9.16(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excess Availability” means at any time (a) the Line Cap then in effect minus (b) the sum, without duplication, of (i) the then aggregate outstanding principal amount of Revolving Loans (including Swing Line Loans and Protective Advances), (ii) unreimbursed L/C Disbursements and (iii) the undrawn face amount of outstanding Letters of Credit.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Canadian statute.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Bloomberg LP page (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time) for such currency (or to the extent applicable, the rate at which Dollars may be exchanged into such other currency). In the event that such rate does not appear on such applicable Bloomberg LP page (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company (or with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank and the Company), or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent (or with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent (or with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent (or with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” means:

~~(1) (i)~~ accounts used exclusively as payroll and payroll taxes accounts, employee wage and benefit payment accounts, withholding tax and other fiduciary and trust accounts, escrow accounts in respect of arrangements with non-affiliated third parties, worker’s compensation and customs accounts and petty accounts and any escrow accounts opened for the benefit of employees in order to comply with section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or section 7e of the German Social Security Code IV (Sozialgesetzbuch IV),

~~(ii)~~ zero balance disbursement account,

(2) ~~(iii) [reserved]~~zero balance disbursement accounts,

(3) rental deposit accounts (Mietkautionskonten),

(4) ~~(iv)~~ accounts which individually have an average daily closing balance for any fiscal month of less than $500,000 and which, collectively, together with any other accounts that are Excluded Accounts pursuant to this clause (iv), have a daily closing balance on any date of less than $3,000,000, and

(5) ~~(v) DDAs~~checking or other demand deposit account and securities accounts holding cash or Cash Equivalents subject to a Lien permitted under Section 6.02(28) securing Indebtedness described in such Section so long such cash and Cash Equivalents are not used for any purpose other than to defease, or otherwise satisfy and discharge, such Indebtedness and such cash and Cash Equivalents are used to defease, or otherwise satisfy and discharge, such Indebtedness (to the extent of such cash and Cash Equivalents) within sixty (60) days of the deposit thereof.

“Excluded Assets” means all of the following, whether now owned or hereafter acquired:

(1) all Excluded Equity Interests;

(2) all leasehold Real Property interests and all fee simple Real Property that is not Material Real Property;

(3) assets to the extent and for so long as a security interest therein would result in materially adverse tax, accounting or regulatory consequences, in each case, as reasonably determined by the ~~Company~~Borrower in good faith in writing to the Administrative Agent, in consultation with the Administrative Agent, other than any assets (other than Excluded Equity Interests) owned by a Loan Party;

(4) any governmental licenses or state or local franchises, charters and authorizations that are not permitted to be pledged under applicable law (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law);

(5) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would impair the validity or enforceability of or render void or voidable or result in the cancellation of the applicable Loan Party’s right title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law;

(6) any Excluded Account;

(7) any assets owned directly or indirectly by a Restricted Subsidiary that is not, and is not required to be, a Loan Party;

(8) vehicles and any other assets subject to certificates of title (other than to the extent perfection of a security interest therein may be accomplished by filing a UCC financing statement, a PPSA financing statement or similar document under applicable law);

(9) assets to the extent the granting of a security interest therein would be prohibited or restricted by any permitted contractual obligation binding on and relating to such asset at the time of acquisition thereof (and not entered into in contemplation thereof) after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law~~)~~; provided, however, that the Collateral shall include (and such security interest shall attach and the definition of “Excluded Assets” shall not then include) immediately at such time as the contractual provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such asset not subject to the provisions specified in this clause (9); provided, further, that the exclusions referred to in this clause shall not include any proceeds of such contractual obligation;

(10) any Loan Party’s right, title or interest in any lease, license, contract or agreement to which such Loan Party is a party to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of (or violate) the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than Holdings, the ~~Company~~Borrower or any of their respective Subsidiaries), such lease, license, contract or agreement (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law (including Title 11 of the United States Code)); provided, however, that the Collateral shall include (and such security interest shall attach and the definition of “Excluded Assets” shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the provisions specified in this clause (10); provided further that the exclusions referred to in this clause shall not include any proceeds of such lease, license, contract or agreement;

(11) assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority which has not been obtained) (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law);

(12) any assets to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the ~~Company~~Borrower in its reasonable judgment in consultation with the Administrative Agent; ~~or~~

(13) any assets sold, transferred or otherwise disposed pursuant to Qualified Receivables Transactions or Third-Party Vendor Financing Programs; or

(14)  ~~(13)~~ (a) any assets and proceeds thereof subject to a Lien permitted under Section 6.02(3) of the Credit Agreement to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Collateral Agent (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law (including Title 11 of the United States Code) or principles of equity); provided, further that the exclusions referred to in this clause (a) shall not include any proceeds of such document including any loans or funds received pursuant to such documents; or

(b) any assets subject to a Lien permitted by Section 6.02(7) to the extent securing Indebtedness permitted under Section 6.01(25) (solely to the extent relating to Permitted Refinancing Indebtedness incurred under Section 6.01(25)) so long as the documents providing for such Lien do not permit such assets to be pledged to the Collateral Agent.

Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to above (unless such Proceeds, substitutions or replacements would themselves constitute Excluded Property referred to above).

“Excluded Equity Interests” means any and all of the following Equity Interests, whether now owned or hereafter acquired:

(1) interests in non-wholly owned partnerships, non-wholly owned joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more unaffiliated third parties or not permitted by the terms of such person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of this Agreement but with no requirement to seek any such consent) (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law);

(2) interests in Immaterial Subsidiaries (except to the extent the security interest therein can be perfected by the filing of a Form UCC-1 financing statement, PPSA financing statement or similar document under applicable law), captive insurance subsidiaries (including any Captive Insurance Company), not-for-profit subsidiaries, Finance SPEs and Unrestricted Subsidiaries;

(3) margin stock;

(4) voting Equity Interests of any Foreign Subsidiary that is a CFC or any FSHCO (other than any Foreign Subsidiary or FSHCO that is a Loan Party), in excess of 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary or FSHCO;

(5) any Equity Interests to the extent that a pledge of such Equity Interests to the Collateral Agent would give rise to additional subsidiary reporting requirements under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act;

(6) to the extent applicable law requires that a Subsidiary of a Loan Party issue directors’ qualifying shares, nominee shares or similar shares which are required by applicable law to be held by persons other than such Loan Party, such qualifying shares, nominee shares or similar shares held by Persons other than such Loan Party;

(7) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable law, rule or regulation including any requirement to obtain consent, approval, license or authorization of any Governmental Authority which has not been obtained (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect; or

(8) Equity Interests (other than Equity Interests in any Loan Party) to the extent the same would result in materially adverse tax, accounting or regulatory consequences, in each case, as reasonably determined by the Company in writing to the Administrative Agent, in consultation with the Administrative Agent.

“Excluded Contributions” means, as of any date, the aggregate amount of the net cash proceeds and Cash Equivalents, together with the aggregate fair market value (as determined in good faith by the Company) of other assets that are used or useful in a business permitted under Section 5.16, received by Holdings or any Restricted Subsidiary after the Closing Date from:

(1) contributions to its common equity capital; or

(2) the sale or issuance of Capital Stock of the Company;

(3) in each case, designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Company, less the aggregate amount of Investments made pursuant to Section 6.04(28), Restricted Payments pursuant to Section 6.06(18) or payments in respect of Junior Financing under Section 6.09(9) in each case prior to such date; provided that the proceeds of Disqualified Stock, Curative Amounts or any such net cash proceeds that are used prior to such date

(A) to make Restricted Payments under Section 6.06(1) or Section 6.06(2)(b),

(B) to make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(1), in each case in reliance on clause (3) or (4) of the definition of Available Amount or

(C) for Contribution Indebtedness,

will not be treated as Excluded Contributions.

“Excluded Subsidiary” means, subject to Section 5.10(2), any:

(1) Immaterial Subsidiary;

(2) Subsidiary that is not a Wholly Owned Subsidiary of Holdings, the Company or another Loan Party; provided that no Subsidiary shall be deemed to be an Excluded Subsidiary pursuant to this clause (2) as a result of the issuance of, or disposition of, Equity Interests issued by such Subsidiary after the Closing Date to a Person if prior to such disposition or issuance such Subsidiary was a Wholly Owned Subsidiary unless

(x) such transaction is entered into by a Loan Party or its applicable Restricted Subsidiary for a bona fide business purpose and, for the avoidance of doubt, not for the primary purpose of causing such Subsidiary to be released from its Guarantee pursuant to Section 10.18 as a result of such Subsidiary otherwise constituting an Excluded Subsidiary pursuant to this clause (2),

(y) such Equity Interests are issued or transferred either (I) to a Person that does not constitute an Affiliate of the Loan Parties at the time thereof or (II) to an Affiliate of the Loan Parties in connection with a joint venture arrangement established for a bona fide business purpose and

(z) after giving pro forma effect to the applicable release, the Loan Parties are deemed to have made a new Investment in such Person on the date of such release (as if such Subsidiary was not a Guarantor) in an amount equal to the portion of the fair market value of the Loan Parties’ retained ownership interest in such Subsidiary and such Investment would be permitted under this Agreement;

(3) Unrestricted Subsidiary;

(4) Subsidiary organized outside of an Approved Jurisdiction;

(5) Finance SPE and any special purpose vehicle or entity;

(6) Subsidiary if acting as a Guarantor, or its Guarantee, would, and only so long as it would,

(a) be prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on (but not incurred in anticipation of) the Closing Date or on the date such subsidiary is acquired or organized (as long as, in the case of an acquisition, organization or division of a subsidiary, such prohibition or restriction did not arise as part of or in anticipation of such acquisition, organization or division) or

(b) require a governmental, regulatory or third party (other than a Loan Party or an Affiliate of a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been received);

(7) any Subsidiary that is a Captive Insurance Company or not-for-profit Subsidiary;

(8) any Subsidiary (which is not a Guarantor as of the Closing Date) for which the provision of a Guarantee would result in material adverse tax consequences as reasonably determined by the Company in consultation with the Administrative Agent;

(9) any acquired Restricted Subsidiary, the purchase of which is financed with any Indebtedness not incurred in violation of Section 6.01 that constitutes assumed indebtedness and any Restricted Subsidiary thereof that guarantees such indebtedness, in each case to the extent such Indebtedness prohibits or therein prevents such Restricted Subsidiary from becoming a Guarantor and such prohibition or prevention was not entered into in contemplation of such acquisition; and

(10) any Subsidiary in circumstances where the Company and the Administrative Agent reasonably agree that any of the cost and/or burden of providing a Guarantee is excessive in relation to the value to the Lenders afforded thereby, in each case, unless the Company determines in its sole discretion, upon notice to the Administrative Agent, that any of the foregoing Persons that is a Restricted Subsidiary should not be an Excluded Subsidiary; provided that (x) any such Restricted Subsidiary that is a Foreign Subsidiary providing a Guarantee shall be organized in an Approved Jurisdiction, (y) such Restricted Subsidiary shall comply with Section 5.10(1) upon such designation and (z) such designation shall remain in effect until the date on which the Company has informed the Administrative Agent in writing that it elects to have such Restricted Subsidiary redesignated as an Excluded Subsidiary, and such redesignation shall be permitted so long as, after giving effect thereto, such Restricted Subsidiary would qualify as an Excluded Subsidiary pursuant to one of the above provisions and Payment Conditions would otherwise be satisfied after giving effect to such designation (it being understood the release of a Guarantor shall be deemed an Investment in such Person).

Notwithstanding the foregoing or anything to the contrary under this Agreement or any other Loan Documents, no Foreign Subsidiary that is a Subsidiary Borrower or that is organized in an Approved Jurisdiction (or successors thereof) shall be considered a CFC or FSHCO or be subject to any Section 956 Limitation; for purposes of the foregoing, “Section 956 Limitation” shall mean any exclusion or limitation on an entity providing guarantees or pledging its assets (other than assets that would, absent the application of this sentence, be Excluded Equity Interests), or on the pledge of Equity Interests issued by such entity (e.g., any 65% limitation), in each case, as a result of such entity being a CFC or FSHCO (or subsidiary thereof) or any adverse tax, cost, or burden resulting under Section 956 of the Code or similar provision.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder:

(1) Taxes imposed on or measured by its net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or, if different, being treated as resident for tax purposes in, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes;

(2) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable hereunder to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment under any law in effect at the time (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to such Commitment, at the time such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Company under Section 2.21) or (ii) such Lender changes its Lending Office, except in each case to the extent that the Lender’s assignor (if any), immediately before the assignment (or such Lender, immediately before it changed its Lending Office), was entitled to receive additional amounts from the Loan Party with respect to any withholding Tax pursuant to Section 2.20(1) or Section 2.20(3);

(3) Taxes that are attributable to such Recipient’s failure to comply with Section 2.20(5);

(4) solely to the extent any Subsidiary Borrower is organized in Canada, any Canadian federal withholding Tax imposed by reason of: (i) a Lender not dealing at arm’s length with a Loan Party for purposes of the Income Tax Act (Canada), (ii) a Lender being a “specified non-resident shareholder” of a Loan Party or not dealing at arm’s length with a “specified shareholder” of a Loan Party (in each case, within the meaning of subsection 18(5) of the Income Tax Act (Canada)); or (iii) in the case of a payment made by a Borrower, a Loan Party being a “specified entity” in respect of a Lender, as defined in the proposals to amend the Income Tax Act (Canada) released on April 29, 2022 with respect to “hybrid mismatch arrangements”, except where the status in (i) to (iii) above arises on account of a Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or having sold or assigned an interest in any Loan or Loan Document; and

(5) any withholding Taxes imposed under FATCA.

“Existing Company Notes” means (i) the 3.80% senior unsecured notes of the Company due 2024 in an initial aggregate principal amount of $300,000,000 issued under the Existing Company Notes Indenture (as modified by the applicable supplement thereto), (ii) the 4.800% senior unsecured notes of the Company due 2035 in an initial aggregate principal amount of $250,000,000 issued under the Existing Company Notes Indenture (as modified by the applicable supplement thereto) and (iii) the 6.75% senior unsecured notes of the Company due 2039 in an initial aggregate principal amount of $350,000,000 issued under the Existing Company Notes Indenture (as modified by the applicable supplement thereto).

“Existing Company Notes Indenture” means that certain Indenture, dated as of December 4, 2009, between the Company, as issuer, and The Bank of New York Mellon, as trustee.

“Existing Holdings 5.00% Notes Indenture” means that certain Indenture, dated as of August 6, 2020, between Holdings, as issuer, and U.S. Bank National Association, as trustee.

“Existing Holdings 5.50% Notes Indenture” means that certain Indenture, dated as of August 6, 2020, between Holdings, as issuer, and U.S. Bank National Association, as trustee.

“Existing Holdings Notes” means (i) the 5.00% senior unsecured notes of Holdings due 2025 in an initial aggregate principal amount of $750,000,000 issued under the Existing Holdings 5.00% Notes Indenture (as modified by the applicable supplement thereto) and (ii) the 5.50% senior unsecured notes of Holdings due 2028 in an initial aggregate principal amount of $750,000,000 issued under the Existing Holdings 5.50% Notes Indenture (as modified by the applicable supplement thereto).

“Existing Holdings Notes Indentures” means the Existing Holdings 5.00% Notes Indenture and the Existing Holdings 5.50% Notes Indenture.

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.32(1), as such amount may be adjusted from time to time in accordance with this Agreement.

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.32(1).

“Extending Lender” has the meaning assigned to such term in Section 2.32(1).

“Extension” has the meaning assigned to such term in Section 2.32(1).

“Extension Amendment” has the meaning assigned to such term in Section 2.32(2).

“Extension Offer” has the meaning assigned to such term in Section 2.32(1).

“Facilities” means the Revolving Facility, the Letter of Credit Sublimit and/or the Swing Line Sublimit, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means that certain Agency Fee Letter, dated as of March 14, 2023, by and between the Company and the Administrative Agent.

“Fees” means the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees, the Administrative Agent Fees and all other fees set forth herein or in the Engagement Letter and Fee Letter and payable to a Lender, the Administrative Agent, or the Lead Arranger, in each case, with respect to Loans and/or Letters of Credit.

“Finance SPE” means (a) any Receivables SPE and (b) any Subsidiary that (i) is a special purpose financing vehicle, (ii) was created solely for the purpose of facilitating the incurrence of Indebtedness or issuance of Equity Interests by Holdings or any Subsidiary, (iii) has no business other than the facilitation of such incurrence or issuance and activities incidental thereto and (iv) is capitalized with an amount not materially more than the cash proceeds received by such Finance SPE from such transaction.

“Financial Officer” means, with respect to any Person, the chief financial officer, president, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such Person.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004 of the United Kingdom.

“Fixed Amounts” has the meaning assigned to such term in Section 1.08(b).

“Fixed Charge Coverage Ratio” means the ratio, determined as of the most recently ended Test Period, of

(a) Consolidated EBITDA of the Company for such Test Period minus without duplication, the sum of (i) Unfinanced Capital Expenditures paid in cash and (ii) Taxes paid in cash; to

(b) Fixed Charges for such Test Period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, in each case, on a Pro Forma Basis.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) cash Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all regularly scheduled principal cash payments (excluding, (i) all voluntary prepayments, (ii) all mandatory prepayments made pursuant to the terms thereof (other than regularly-scheduled amortization payments), (iii) any payments or prepayments of intercompany Indebtedness payable among Holdings and its Subsidiaries and (iv) any earnout obligations, purchase price adjustments and other deferred purchase obligations) on Consolidated Debt of such Person and Restricted Subsidiaries made during such period plus

(3) solely to the extent Fixed Charges are being calculated to determine whether Payment Conditions or Distribution Conditions are satisfied, Restricted Payments and Restricted Debt Payments during such period.

“Floor” means a rate of interest equal to 0%.

“Foreign Lender” means any Lender or Issuing Bank that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Free Cash Flow” means, for any applicable fiscal year of Holdings and its Restricted Subsidiaries, (x) operating cash flow less (y) capital expenditures, in each case, as reported by Holdings as an individual line item on the cash flow statement in its Form 10-K that Holdings filed with the SEC for the immediately prior Free Cash Flow Period.

“Free Cash Flow Period” means each fiscal year of Holdings commencing with and including the fiscal year ending December 31, 2023, but in all cases for purposes of calculating Free Cash Flow shall only include such fiscal years for which financial statements have been delivered pursuant to Section 5.04(1).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the outstanding Revolving L/C Exposure, other than Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to Lenders that are not Defaulting Lenders or cash collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Percentage of the aggregate principal amount of outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Lenders that are not Defaulting Lenders in accordance with the terms thereof.

“FSHCO” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity and, if any, indebtedness of one or more direct or indirect Foreign Subsidiaries that are CFCs that are not resident in any Approved Jurisdiction.

“Funding Account” means a deposit account designated by the applicable Borrower(s) in the applicable Borrowing Request or the applicable Swing Line Loan request, as the case may be.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies), or, with respect to any Foreign Subsidiary of Holdings, generally accepted accounting principles in the jurisdiction of organization of such Subsidiary as in effect from time to time and/or, at the option of such Foreign Subsidiary, IFRS.

“Governmental Authority” means any federal, state, provincial, territorial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) means:

(1) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations;

(b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

(d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); or

(e) as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation; or

(2) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor;

provided, that the term “Guarantee” will not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantor” means (1) Holdings; (2) the Company (other than with respect to its own Obligations); (3) each Subsidiary Loan Party; and (4) each Restricted Subsidiary that the Company may elect in its sole discretion, from time to time, upon written notice to the Administrative Agent, to cause to Guarantee the Obligations until the date on which the Company has informed the Administrative Agent that it elects not to have such Person Guarantee the Obligations; provided that, in the case of this clause (4), any Foreign Subsidiary providing a Guarantee shall be organized in an Approved Jurisdiction and such Restricted Subsidiary shall comply with Section 5.10(1) upon such election.

“Guaranty” means the Guaranty Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent, as amended, restated, supplemented and/or otherwise modified from time to time.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would reasonably be expected to give rise to liability under any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries will be a Hedge Agreement.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereof.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time, subject to Section 1.03.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of Holdings that, as of the last day of the most recent fiscal quarter of Holdings for which Required Financial Statements have been delivered (or were required to have been delivered),

(i) owned total assets representing less than 2.5% of the total assets owned by Holdings and its Restricted Subsidiaries on a consolidated basis as of such date, and taken together with all Immaterial Subsidiaries, owned total assets representing less than 7.50% of the total assets owned by Holdings and its Restricted Subsidiaries on a consolidated basis as of such date, or

(ii) had gross revenues representing less than 2.5% of the gross revenues of Holdings and its Restricted Subsidiaries on a consolidated basis as of such date, and taken together with all Immaterial Subsidiaries, had gross revenues representing less than 7.50% of the gross revenues of Holdings and its Restricted Subsidiaries on a consolidated basis as of such date.

“Incremental Revolving Amendment” has the meaning assigned to such term in Section 2.24(1).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.24(1).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.24(1).

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.08(b).

“Indebtedness” means, with respect to any Person, without duplication:

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(5) all Capital Lease Obligations of such Person;

(6) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8) the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9) all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(1) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(2) prepaid or deferred revenue arising in the ordinary course of business;

(3) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy warranty or unperformed obligations of the seller of such asset;

(4) any earn-out, purchase price or working capital adjustment obligation, non-compete agreement obligations, consulting obligations and deferred compensation obligations until any such obligation is not paid within five Business Days after becoming due and payable;

(5) obligations under or in respect of inventory financing agreements entered into in the ordinary course of business;

(6) Contingent Obligations incurred in the ordinary course of business;

(7) accruals for payroll and other liabilities accrued in the ordinary course of business; and

(8) liabilities associated with customer prepayments and deposits.

“Indemnified Taxes” means (1) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (2) to the extent not otherwise described in clause (1), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.05(2).

“Insolvency Proceedings” means,

(i) with respect to any Person, any case or proceeding with respect to such Person under any Debtor Relief Law, or the appointment, whether at common law, in equity or otherwise, of any trustee, custodian, receiver, interim receiver, administrative receiver, compulsory manager, monitor, liquidator or similar for all or any material portion of the property of such Person and

(ii) with respect to an English Subsidiary Loan Party, any formal corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) (in each case for reasons of financial difficulty and excluding any arrangements or negotiations with any of the Lenders) in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise) of such English Subsidiary Loan Party other than a solvent liquidation or reorganization of such English Subsidiary Loan Party, the terms of which have been previously approved in writing by the Administrative Agent or otherwise permitted by the terms of the Loan Documents, (B) a composition, assignment or arrangement with any class of creditors of such English Subsidiary Loan Party or (C) the appointment of a liquidator, trustee in bankruptcy, receiver, administrator, administrative receiver, compulsory manager, monitor or other similar officer in respect of such English Subsidiary Loan Party or any of its assets.

“Intellectual Property Rights” has the meaning assigned to such term in Section 3.20(1).

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (1) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing; (2) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing June 2023; and (3) the Maturity Date.

“Interest Period” means with respect to any SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of an ABR Loan to a SOFR Loan) and ending one, three or six months (or such other periods as agreed to by the Administrative Agent and all participating Lenders (including to facilitate the alignment of interest payments with other borrowings hereunder or the end of a fiscal or calendar period) thereafter; provided, that

(a) interest shall accrue at the applicable rate based upon the Adjusted Term SOFR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires,

(b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, three or six months after the date on which the Interest Period began, as applicable,

(d) Borrowers may not elect an Interest Period which will end after the Maturity Date and

(e) no tenor that has been removed from this definition pursuant to Section 1.18 shall be available for specification in any notice of borrowing for a SOFR Loan or conversion or continuation notice.

“Interim Period” has the meaning assigned to such term in Section 8.02.

“Inventory” means, with respect to a Person, all of such Person’s now owned and hereafter acquired inventory (as defined in the UCC or the PPSA, as applicable), goods and merchandise, wherever located, in each case, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise and other property, and all documents of title or other documents representing the foregoing.

“Inventory Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) in its Permitted Discretion, with respect to changes in the determination of the salability of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory based on any material facts or circumstances which arose after the Closing Date or which otherwise first became known to the Administrative Agent after the Closing Date.

“Investment” means, as to any Person, the acquisition or investment by such Person, by means of

(a) the purchase or other acquisition (including by merger or otherwise) of Equity Interests of another Person,

(b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and consistent with past practices) or

(c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a line of business or division or business or operating unit of such Person; provided that, in the event that any Investment is made by Holdings or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through Holdings or any Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04.

For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Company’s good faith estimate of the fair market value of such asset or property at the time such Investment is made)), without adjustment for subsequent changes in the value of such Investment, net of any Returns with respect to such Investment.

“Investment Grade Eligible Accounts” means Eligible Accounts which are owed by an Account Debtor whose securities have an Investment Grade Rating.

“Investment Grade Eligible Billed Finance Accounts” means Eligible Billed Finance Accounts which are owed by an Account Debtor whose securities have an Investment Grade Rating

“ Investment Grade Eligible Unbilled Accounts” means Eligible Unbilled Accounts which are owed by an Account Debtor whose securities have an Investment Grade Rating.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s and BBB- by S&P.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Restricted Subsidiaries;

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Issuing Bank” means (1) those Lenders listed on Schedule 2.01 hereto with a Letter of Credit Commitment and (2) each other Lender designated as an Issuing Bank pursuant to Section 2.23(9), in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.23(9); provided that the only Letters of Credit an Issuing Bank shall be obligated to issue shall be standby letters of credit unless it otherwise agrees with the Company. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” will include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Any Issuing Bank may, at its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates or designees of such Issuing Bank (and each such Affiliate or designee shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents).

“Issuing Bank Fees” has the meaning assigned to such term in Section 2.05(2).

“ITA” means the Income Tax Act (Canada), as amended, and including any successor legislation thereto

“Junior Financing” means any Material Indebtedness permitted to be incurred hereunder that is

(1) unsecured or contractually subordinated in right of payment to the Obligations (other than Indebtedness among Holdings and its Restricted Subsidiaries),

(2) secured by Liens on the ABL Priority Collateral that rank junior to the Liens securing the Obligations (other than any such Material Indebtedness that is also secured by the assets and properties of the Loan Parties, subject to customary exceptions, that do not constitute ABL Priority Collateral with respect to which junior Liens are granted in favor of the Collateral Agent (for the benefit of the Secured Parties) as required by Section 5.10(2)) or

(3) any Permitted Refinancing Indebtedness that constitutes Material Indebtedness in respect of the foregoing.

“L/C Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” has the meaning assigned such term in Section 2.05(2).

“Landlord Lien Reserve” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, an amount, in the Administrative Agent’s Permitted Discretion, not to exceed

(a) up to the lesser of Availability provided by the Eligible Inventory at such location and three months’ rent (or another amount as agreed by the Company and the Administrative Agent) with respect to each leased location where Eligible Inventory is located, other than leased locations with respect to which the Administrative Agent has received a Collateral Access Agreement or

(b) zero with respect to such leased location where Eligible Inventory is located and where the Administrative Agent has determined in its sole discretion not to require Collateral Access Agreement or establishment of reserve; provided that no Landlord Lien Reserves may be established prior to the date that is 90 days after the Closing Date with respect to any location where the Company is using commercially reasonable efforts to obtain a lien waiver.

“Latest Maturity Date” means, as of any date of determination, the latest maturity date applicable to any Loans or Revolving Commitments hereunder at such time, including the latest termination date of any Extended Revolving Loans or Extended Revolving Commitments, as applicable, as extended in accordance with this Agreement from time to time.

“LCT Election” has the meaning assigned to such term in Section 1.08(a).

“LCT Test Date” has the meaning assigned to such term in Section 1.08(a).

“Lead Arrangers” means Citi and Credit Agricole Corporate and Investment Bank, as joint lead arrangers and joint bookrunners.

“Legal Reservations” means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (b) applicable Debtor Relief Laws, (c) the existence of timing limitations with respect to the bringing of claims under applicable limitation laws and the defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for, or to indemnify a Person against, non-payment of stamp duty may be void, (d) the principle that in certain jurisdictions and under certain circumstances a Lien granted by way of fixed charge may be re-characterized as a floating charge or that security purported to be constituted as an assignment may be re-characterized as a charge, (e) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (g) the principle that the creation or purported creation of collateral over any claim, other right, contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement (or contract or agreement relating to or governing the claim or other right) over which security has purportedly been created, (h) similar principles, rights and defenses under the laws of any relevant jurisdiction and (i) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any legal opinion delivered pursuant to the Loan Documents.

“Lender” means each financial institution listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04) as a Lender, as well as any Person that becomes a Lender hereunder pursuant to Section 10.04 and any Additional Lender.

“Lender Default” means:

(1) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any Borrowing or reimbursement obligations hereunder, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied;

(2) the failure of any Lender to pay over to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due;

(3) any Lender has notified the Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other similar agreements in which it commits to extend credit;

(4) the failure of any Lender, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (4) upon receipt of such written confirmation by the Administrative Agent and the Company);

(5) any Lender or a direct or indirect parent company of such Lender becoming subject to a Bail-in Action; or

(6) the admission in writing by any Lender that it is insolvent or such Lender becoming subject to a Lender-Related Distress Event.“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls a Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event will not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” means any letters of credit, bank guarantees or bankers’ acceptances, other documentary credits or other similar instruments issued by an Issuing Bank pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.23. The Letter of Credit Commitments of each of the Issuing Banks on the Closing Date shall be those commitments listed as “Letter of Credit Commitments” with respect to each such Issuing Bank on Schedule 2.01 hereto. Any Issuing Bank shall be permitted at any time to increase its Letter of Credit Commitment with the written consent of the Company and notice to the Administrative Agent of such increase, so long as such Issuing Bank’s Letter of Credit Commitment does not exceed the Letter of Credit Sublimit.

“Letter of Credit Request” means a request by the Company substantially in the form of Exhibit C-2 (or such other form as may be agreed between the Company and the Issuing Bank).

“Letter of Credit Sublimit” means the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $100,000,000.

“Lien” means, with respect to any asset (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease, any capital lease in respect of real property permitted hereunder, or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or other investment (including by way of merger, the irrevocable repayment, redemption, repurchase, satisfaction or discharge of Indebtedness or the making of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), in each case, by Holdings, the Company or one or more Restricted Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Line Cap” means, at any time, the lesser of the aggregate amount of Revolving Commitments and the then-applicable Borrowing Base.

“Liquidity Condition” means any time after daily Excess Availability for five (5) consecutive Business Days is less than the greater of (i) 10% of the Line Cap or (ii) $~~22,500,000~~31,875,000 (and continuing until such time as (A) daily Excess Availability is equal to or exceeds the greater of (i) 10% of the Line Cap or (ii) $~~22,500,000~~31,875,000 and (B) no Designated Event of Default has occurred and is continuing, in each case, for a period of more than twenty (20) consecutive Business Days).

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, the Guaranty, the Security Documents, any Acceptable Intercreditor Agreement, any Incremental Revolving Amendment, any Extension Amendment and any Note and, solely for the purposes of Sections 3.01, 3.02, and 8.01(3) hereof, the Fee Letter.

“Loan Parties” means the Borrowers, Holdings and the other Guarantors.

“Loans” means the Revolving Loans, the Swing Line Loans, Protective Advances and any other loans made by any Lenders to the Borrowers pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (1) the business, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries (taken as a whole), (2) the material rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents or (3) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans) of Holdings, the Company or any Subsidiary Loan Party in an aggregate outstanding principal amount exceeding at the time of any determination the greater of (x) $120,000,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period at such time of determination.

“ Material Real Property” has the meaning assigned to such term in that certain First Lien Term Loan Credit Agreement, dated as of November 17, 2023, by and among the Company, Holdings, the other guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent, as amended, restated, supplemented and/or otherwise modified from time to time.

“Material Springer Debt” means Indebtedness for borrowed money of Holdings, the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $300,000,000; provided that, for purposes of this definition, Indebtedness incurred in reliance on Sections 6.01(5), (8) or, so long as such Indebtedness is not incurred or guaranteed by Holdings, the Company or any other Restricted Subsidiary (other than a Finance SPE), (18) shall not constitute Material Springer Debt.

“Material Subsidiary” means any Restricted Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means, as the context may require:

(1) with respect to Revolving Commitments, Revolving Loans and Letters of Credit in respect thereof that have not been extended pursuant to Section 2.32, the earlier of (a) May 22, 2028 and (b) the date that is 91 days prior to the final scheduled maturity date of any Material Springer Debt and

(2) with respect to any Extended Revolving Loans, the final maturity date specified therefor in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 10.09.

“MNPI” means any material Non-Public Information regarding Holdings and the Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information). For purposes of this definition, “material Non-Public Information” means Non-Public Information that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Loans or to enter into any of the transactions contemplated thereby.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings, the Company or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” means the aggregate cash proceeds (using the fair market value (as determined in good faith by the Company) of any Cash Equivalents) received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction that is secured by a Lien (provided that, in the case of Collateral, such Lien is prior or senior to the Lien securing the Obligations), any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by Holdings or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that such reserved amounts will be deemed to be Net Cash Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount).

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent and Co-Collateral Agent in their Permitted Discretion by an Acceptable Appraiser net of all costs of liquidation thereof.

“New York Courts” has the meaning assigned to such term in Section 10.15(1).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.21(4).

“Non-Public Information” means information that is not (i) publicly available or (ii) information of the type that would be publicly available if a Person was a public reporting company (in the case of Holdings, the Company or any of the Company’ Subsidiaries, as reasonably determined by the Company).

“Note” has the meaning assigned to such term in Section 2.04(6).

“Noticed Pari Cash Management Obligation” means any Cash Management Obligations with respect to which the Company and the applicable Cash Management Bank with respect thereto have notified the Administrative Agent of the intent to include such Cash Management Obligations as Noticed Pari Cash Management Obligations hereunder (it being agreed that if Citi or any of its Controlled Affiliates is the applicable Cash Management Bank, the Company shall give such notice of designation) (so long as at the time of such designation (or in the case of any increase in the Secured Cash Management Reserve, at the time of such increase) (or increase, as applicable)), after giving effect to the establishment of the resulting Secured Cash Management Reserves at the time of such designation (or increase, as applicable), the Availability Condition is satisfied).

“Noticed Pari Hedging Obligation” means any Specified Hedge Obligations arising under a Specified Hedge Agreement with respect to which the Company and the applicable Qualified Counterparty thereof have notified the Administrative Agent of the intent to include such Specified Hedge Obligations as a Noticed Pari Hedging Obligation hereunder (so long as at the time of such designation (or in the case of any increase in the Secured Hedging Reserve, at the time of such increase), after giving effect to the establishment (or increase, as applicable) of the resulting Secured Hedging Reserves at the time of such designation or increase, the Availability Condition is satisfied); provided that a Specified Hedge Obligation owing to a Qualified Counterparty that (x) is not a Lender, the Administrative Agent or any Affiliate of the foregoing or (y) was not a Lender, the Administrative Agent or any Affiliate of the foregoing at the time the relevant Specified Hedge Agreement was entered into, shall not be permitted to constitute a Noticed Pari Hedging Obligation hereunder.

“Notifiable Event” means an event that is notifiable to the Pensions Regulator under Section 69 or Section 69A of the Pensions Act 2004 of the United Kingdom and associated regulations (as amended from time to time).

“NYFRB Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Obligations” means:

(1) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including in respect of Erroneous Payment Subrogation Rights) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and all amounts owing to any Agent, any Issuing Bank, the Swing Line Lender or any Lender or any beneficiary of any indemnification obligation undertaken by any Loan Party, in each case pursuant to the terms of this Agreement, any other Loan Document and the Letters of Credit, including all interest, fees, expenses and other amounts accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended (the “Bankruptcy Code”), or any other Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest, fee, expense or other amount is allowed or allowable as a claim in such proceeding;

(2) any Specified Hedge Obligations; and

(3) any Cash Management Obligations;

provided that:

(a) Specified Hedge Obligations and Cash Management Obligations will be Guaranteed pursuant to the Guaranty and secured pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and Guaranteed;

(b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement, the Guaranty or any Security Document will not require the consent of any Cash Management Bank or Qualified Counterparty; and

(c) Obligations shall not, in any event, include any Excluded Swap Obligation.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Participant” has the meaning assigned to such term in Section 10.04(4).

“Participant Register” has the meaning assigned to such term in Section 10.04(4).

“Payment Conditions” means the following conditions in connection with any transaction for which satisfaction of the Payment Conditions is required under this Agreement:

(a) in respect of the immediately preceding consecutive 30 days and on the date of such transaction, in each case, calculated on a Pro Forma Basis after giving effect to such transaction,

(i) no Default or Event of Default has occurred and is continuing or would immediately result upon the consummation of such transaction, and

(ii) either (A) Excess Availability is at least the greater of (i) $~~45,000,000~~63,750,000 and (ii) 17.5% of the Line Cap, or

(B) Excess Availability is at least the greater of (i) $~~30,000,000~~42,500,000 and (ii) 12.5% of the Line Cap and the Company is in pro forma compliance with Section 6.10 immediately after giving effect to such transaction for the most recently ended Test Period and

(b) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company certifying as to calculations and satisfaction of the conditions set forth in foregoing clause (a) above.

“Payment Office” means such office of Citibank as shall be from time to time selected by the Agent and notified by the Administrative Agent to the Company and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Pensions Regulator” means the body corporate established under section 1 of the Pensions Act 2004 of the United Kingdom (or any replacement or successor body from time to time).

“Permitted Acquisition” means any acquisition of all or substantially all the assets of, or a majority of the Equity Interests in (or any acquisition of the Equity Interests in if, following the acquisition of such Equity Interests, a majority of the Equity Interests is owned by the Company and its Restricted Subsidiaries and such Person is or becomes a Restricted Subsidiary), or merger, consolidation or amalgamation with, a Person (provided that the survivor of any such merger, consolidation or amalgamation is a Restricted Subsidiary and if with a Loan Party, the Loan Party is the surviving entity), or any acquisition of assets constituting a business or operating unit, division or line of business of a Person (or any subsequent investment made in a Person, business or operating unit, division or line of business of a Person previously acquired in a Permitted Acquisition) if (1) no Specified Event of Default is continuing immediately prior to the execution of the binding agreement governing such Investment or would result therefrom; and (2) the Company complies with Section 5.10, to the extent applicable.

“Permitted Amendment” means any Incremental Revolving Amendment or Extension Amendment.

“Permitted Discretion” means the Administrative Agent’s (or, during a Co-Collateral Agent Period, the Administrative Agent’s and the Co-Collateral Agent’s) reasonable credit judgment (from the perspective of a secured asset-based lender) made in good faith in accordance with customary business practices for comparable asset based lending transactions, and as it relates to the establishment or adjustment of reserves or establishment or adjustment of any ineligibility shall require that

(a) such establishment, adjustment or modification of any ineligibility or reserves be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) after the Closing Date that are materially different from the facts or events occurring or known to the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) on the Closing Date, unless the Company and the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) agree in writing,

(b) the contributing factors to such establishment, adjustment or modification shall not duplicate any other exclusionary criteria set forth in the definitions of Eligible Accounts, Investment Grade Eligible Accounts, Eligible Unbilled Accounts, Eligible Billed Finance Accounts, Investment Grade Eligible Billed Finance Accounts, Eligible Inventory and other “eligible” definitions as applicable (and vice versa), and

(c) the amount of any such reserve or ineligibility criteria so established or the effect of any adjustment or modification thereto shall be a reasonable quantification (as reasonably determined by the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent)) of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Debt” has the meaning assigned thereto in Section 6.01.

“Permitted Investment” has the meaning assigned to such term in Section 6.04.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, retire, discharge, repurchase, exchange or refund (collectively, “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and other costs and expenses incurred in connection with such Refinancing);

(2) other than with respect to customary escrow arrangements, Customary Bridge Loans the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being Refinanced and has a final maturity date equal to or later than the maturity date of the Indebtedness being Refinanced;

(3) if the Indebtedness being Refinanced is subordinated in right of payment to any Obligations under this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to such Obligations on terms at least as favorable in all material respects to the Lenders (as determined in good faith by the Company) as those contained in the documentation governing the Indebtedness being Refinanced;

(4) no Permitted Refinancing Indebtedness may have different obligors, or greater Guarantees or security, than the Indebtedness being Refinanced;

(5) the terms and conditions (excluding in respect of interest, fees, call protection and other economic terms) of any such Permitted Refinancing Indebtedness shall (A) other than with respect to the Refinancing of any Indebtedness subject to Required Debt Terms, not be more restrictive (as reasonably determined by the Company), when taken as a whole, to Holdings and its Restricted Subsidiaries than those set forth in this Agreement; (B) reflect then-current market terms for such type of Permitted Refinancing Indebtedness (as reasonably determined by the Company) (provided that any financial covenant with respect to such Indebtedness shall also be added for the benefit of the Revolving Facility) or (C) be otherwise reasonably acceptable to the Administrative Agent; and

(6) in the case of a Refinancing of Indebtedness that is secured by Liens on the Collateral, a Debt Representative acting on behalf of the holders of such Permitted Refinancing Indebtedness has become party to or is otherwise subject to the provisions of an Acceptable Intercreditor Agreement and, if applicable, the Securitization Intercreditor Agreement.

Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date after the date of original incurrence thereof.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, unlimited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (1) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA; and (2) either (a) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings or any of its Subsidiaries or any ERISA Affiliate or (b) in respect of which Holdings or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” has the meaning assigned to such term in Section 9.01(5).

“Platform” has the meaning assigned to such term in Section 10.17(1).

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if validity, perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights thereunder) for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority.

“Pro Forma Basis” or “Pro Forma” means, with respect to the calculation of the Secured Leverage Ratio, the Total Net Leverage Ratio, the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Cash Interest Coverage Ratio, Consolidated EBITDA, or any other calculation under any applicable provision of the Loan Documents, as of any date, that

(1) pro forma effect will be given to Specified Transactions, in each case that have occurred during the four consecutive fiscal quarter period of the Company being used to calculate such financial ratio (the “Reference Period”), or not funded with long term indebtedness (other than revolving indebtedness)) and Applicable Rate subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and

(2) without duplication with any addback in the definition of Consolidated EBITDA, pro forma effect may be given to pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to or resulting from operational efficiencies, strategic initiatives and cost saving initiatives, acquisitions, divestitures, other specified transactions, restructurings, Permitted Acquisitions or any other acquisition that constitutes a Permitted Investment and other initiative and action and reasonably expected by the Company and its Restricted Subsidiaries to be realized based upon actions that have been taken as of the date of such calculation, or as of the date of such calculation are reasonably expected to be taken within 24 months of the date of such calculation, (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Company, as certified in writing by a Financial Officer of the Company or Holdings; provided that such cost savings, operating expense reductions, restructuring charges and synergies under this clause (2) and clause (k) of the definition of “Consolidated EBITDA” shall not exceed in any consecutive four fiscal quarter period the Synergies Threshold for such four consecutive fiscal quarter period, calculated after giving effect to such Synergies Threshold.

“Projections” means all projections (including financial estimates, financial models, forecasts and other forward-looking information) furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of the Subsidiaries on or prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 10.17(2).

“Purchasing Borrower Party” means Holdings or any Subsidiary of Holdings that becomes an Assignee or Participant pursuant to Section 10.04(14).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 10.26 of this Agreement.

“Qualified Cash” means, as of any date, the amount of Unrestricted Cash and Cash Equivalents of the Loan Parties at such time to the extent held in investment accounts, deposit accounts and other similar accounts, which from and after the 91st day after the Closing Date (or such later date as reasonably agreed by the Administrative Agent) shall be either held (i) with the Collateral Agent or (ii) with another depositary, subject to a Control Agreement in favor of the Collateral Agent; provided, any withdrawals of Qualified Cash shall automatically trigger a recalculation of the Borrowing Base in respect of such Qualified Cash.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Counterparty” means any counterparty to any Specified Hedge Agreement designated by the Company to the Administrative Agent in writing as a “Qualified Counterparty”.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified Receivables Transaction” means any transaction or arrangement or series of transactions or arrangements entered into by Holdings or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of Receivables, leases or other financial assets including (1) any sale and assignment of receivables agreements and (2) any financing contracts and any transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such Receivables, leases or other financial assets (in each case whether now existing or arising in the future), and which may include a Lien on (a) Receivables, (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified Receivables Transaction to secure obligations of Holdings or any Subsidiary arising in connection with or otherwise related to such transaction, (c) any promissory note issued by Holdings or any Subsidiary evidencing the repayment of amounts directly or indirectly distributed to Holdings or any Subsidiary from any such accounts and (d) any assets of or Equity Interests in each and any Receivables SPE used to facilitate such transaction.

“Quarterly Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Ratio Debt” has the meaning assigned to such term in Section 6.01.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables” means as to any Person, all of such Person’s, contract rights, instruments, documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Person, in each case, arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent hereunder.

“Receivables SPE” means a Subsidiary that is a special purpose entity that

(a) borrows against Receivables or purchases, leases or otherwise acquires Receivables or sells, disposes, assigns, leases, conveys or otherwise transfers Receivables to one or more third party purchasers or another Receivables SPE in connection with a Qualified Receivables Transaction,

(b) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program or

(c) is established or then used solely for the purpose of, and has no business other than, owning a Receivables SPE, servicing Receivables owned by a Receivables SPE, owning or holding title to the property or assets giving rise to such Receivables or any activities incidental thereto (including those described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program); provided, that a Receivables SPE shall not be required to be a special purpose entity if it is a Foreign Subsidiary that is not a Loan Party and any Securitization Arrangement with respect to such Receivables SPE shall not have recourse against Holdings, the Company or any Restricted Subsidiary.

“Receiver” has the meaning given to that term in the English Security Documents.

“Recipient” means the Administrative Agent, any Lender or any Issuing Bank, as applicable.

“Refinance” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”, and the terms “Refinanced” and “Refinancing” will have correlative meanings.

“Register” has the meaning assigned to such term in Section 10.04(2)(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees and collateral provisions) issued by the Company in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the Environment.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowing Base Parties’ assets from information furnished by or on behalf of the Borrowing Base Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may (or shall, if required hereunder) be distributed to the Lenders by the Administrative Agent.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Debt Terms” means, in respect of any Indebtedness,

(a) such Indebtedness shall have a final maturity date equal to or later than the date that is 91 days after the maturity date of the Revolving Facility and, if applicable, shall amortize in regularly scheduled amounts (excluding any mandatory prepayments to the extent not paid from proceeds of ABL Priority Collateral),

(b) solely to the extent such Indebtedness constitutes Material Springer Debt and is secured by Collateral, the Company shall comply with the requirements set forth in Section 5.10(2) and if guaranteed or incurred by Holdings, the Company or any Restricted Subsidiary thereof, shall not be guaranteed or incurred by any Person who does not Guarantee the Obligations, and

(c) such Indebtedness shall (A) reflect then-current market terms for such type of Indebtedness (as reasonably determined by the Company) (provided that any financial covenant with respect to such Indebtedness shall also be added for the benefit of the Revolving Facility) or (B) be otherwise reasonably acceptable to the Administrative Agent.

“Required Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Required Lender Consent Items” has the meaning assigned to such term in Section 10.04(12)(c).

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) representing more than 50% of the aggregate outstanding Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) at such time; provided that if there are two or more Lenders that are not Affiliates of each other, an affirmative vote of the “Required Lenders” shall require the affirmative vote of no fewer than two Lenders that are not Affiliates of each other. The Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) of any Defaulting Lender will be disregarded in determining Required Lenders; provided that subject to the Company’s right to replace Defaulting Lenders as set forth herein, Defaulting Lenders will be included in determining Required Lenders with respect to any amendment that would disproportionately affect the obligation of the Company to make payment of the Loans or Commitments of such Defaulting Lender as compared to other Lenders holding the same Class of Loans or Commitments.

“Reserves” means, without duplication of one another or of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, all (if any) Availability Reserves, UK Priority Reserves, Accounts Reserves, Inventory Reserves; Canadian Priority Payables Reserves, Secured Cash Management Reserves and Secured Hedging Reserves; provided that the imposition of any Reserve following the Closing Date shall not take effect with respect to the Borrowing Base until five (5) Business Days after notice has been sent by the Administrative Agent to the Company of the Administrative Agent’s intention to impose such Reserve, which notice shall include a reasonably detailed description of such Reserve being established (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve with the Company and (ii) the Company may take such action as may be required so that the event, condition or matter that is the basis for such Reserve, change or modification thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided, that during such period, the Company shall not cause the total Revolving Credit Exposure to exceed the aggregate Revolving Commitments assuming such Reserve was in effect.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of Holdings.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect in cash (or the fair market value of property and assets received as determined by the Company in good faith) thereof.

“Revolving Facility” has the meaning assigned to such term in the recitals to this Agreement.

“Revolving Commitment” means, as to each Lender, its obligation (if any) to (a) make Revolving Loans to each Borrower pursuant to Section 2.01~~(b)~~, (b) purchase participations in Letters of Credit and (c) make (or acquire participations in) Swing Line Loans and Protective Advances, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and includes an Extended Revolving Commitment and/or any Incremental Revolving Commitment, as the context may require. References to “Revolving Commitments” shall mean the Revolving Commitment of each Lender taken together. ~~The initial~~As of the Amendment No. 2 Effective Date, the aggregate amount of Revolving Commitments of all Lenders is $~~300,000,000~~425,000,000.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding at such time (including Swing Line Loans and Protective Advances) and (b) the Revolving L/C Exposure at such time. The Revolving Credit Exposure of any Lender at any time will be, subject to adjustment as expressly provided in Section 2.27, the product of (x) such Lender’s Revolving Facility Percentage and (y) the aggregate Revolving Credit Exposure of all Lenders, collectively, at such time.

“Revolving Facility Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Facility Percentages will be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to Section 10.04.

“Revolving L/C Exposure” means at any time the sum of (a) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of each of the applicable Borrowers at such time. The Revolving L/C Exposure of any Lender at any time will mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Revolving Loan Borrowing” has the meaning assigned to such term in Section 1.09.

“Revolving Loans” means the revolving loans made by the Lenders pursuant to Section 2.01~~(c)~~.

“S&P” means Standard & Poor’s Ratings Services or any successor entity thereto.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated persons, including the list of Specially Designated Nationals and Blocked Persons, or the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the European Union, the United Kingdom, Hong Kong Monetary Authority and His Majesty’s Treasury, or any other Sanctions-related list maintained by any other relevant Governmental Authority with jurisdiction over any member the Lender Group or any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing, , (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by, or acting on behalf of, any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, economic sanctions, trade sanctions, financial sanctions, secondary sanctions, trade embargoes and other sanctions laws, regulations or embargoes imposed, administered or enforced from time to time by: (a) the government of the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security

Council, (c) the European Union or any European Union Member State, (d) the United Kingdom, (e) the Government of Canada or (f) any other Governmental Authority with jurisdiction over any member of the Lender Group or any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Reserves” means Obligations in respect of any Cash Management Obligation in the amount specified by the applicable Cash Management Bank and the Company in writing to the Administrative Agent under the definition of “Noticed Pari Cash Management Obligations”, which amount may, subject to the restrictions set forth in the definition of “Noticed Pari Cash Management Obligations” be increased or decreased with respect to any existing Cash Management Obligation at any time by further written notice from such Cash Management Bank and the Company to the Administrative Agent.

“Secured Hedging Reserves” means Obligations in respect of any Specified Hedge Obligation in the amount specified by the applicable Qualified Counterparty and the Company in writing to the Administrative Agent under the definition of “Noticed Pari Hedging Obligation”, in each case not to exceed the Hedging Termination Value, which amount may, subject to the restrictions set forth in the definition of “Noticed Pari Hedging Obligation” and herein, be increased or decreased with respect to any existing Specified Hedge Obligation at any time by further written notice from such Qualified Counterparty and the Company to the Administrative Agent.

“Secured Leverage Ratio” means, as of any date, the ratio of Consolidated Secured Debt as of the last day of the then most recently ended Test Period to Consolidated EBITDA for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Secured Parties” means the collective reference to the “Secured Parties” as defined in the Collateral Agreement (or, in the case of any Foreign Subsidiary, the equivalent Security Document).

“Securities Act” means the Securities Act of 1933, as amended, or any similar Canadian statute.

“Securitization Arrangements” means, collectively, such Third-Party Vendor Financing Programs or Qualified Receivables Transactions entered into from time to time between, inter alios, a Loan Party and/or any of its Subsidiaries (in each case, other than a Finance SPE) and a Securitization Provider, pursuant to which Securitization Proceeds are (a) remitted by account debtors or collected by such Loan Party or its Subsidiary into Co-Mingled Bank Accounts and (b) thereafter remitted by such Loan Party or its Subsidiary into a collection account maintained by, for the benefit of, or in the name of, a Finance SPE; provided, prior to establishing any Securitization Arrangement, the Company shall provide notice to the Administrative Agent in respect of such Securitization Arrangement and, the applicable representatives in respect of such Securitization Arrangements shall join and become subject to the Securitization Intercreditor Agreement.

“Securitization Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and among, inter alios, the Collateral Agent, the Administrative Agent, the Securitization Providers from time to time party thereto and the Loan Parties and their respective Subsidiaries (in each case, other than a Finance SPE) from time to time party thereto, providing for the application of Securitization Proceeds that are remitted into Co-Mingled Bank Accounts pursuant to the Securitization Arrangements as between the Designated ABL Agent (as defined therein) and such Securitization Providers (as amended, restated, supplemented and/or otherwise modified from time to time).

“Securitization Proceeds” means, collectively, the proceeds of Receivables, leases, conditional sale contracts or other financial assets of the Loan Parties and/or their respective Subsidiaries (in each case, other than a Finance SPE) that are sold or transferred by a Loan Party and/or its Subsidiary (in each case, other than a Finance SPE) pursuant to Third-Party Vendor Financing Programs or Qualified Receivables Transactions.

“Securitization Provider” means (i) on the Closing Date, each of Mizuho Bank, Ltd., Scotia Capital Inc., BNP Paribas and Marlin Leasing Corporation, including their successors and assigns, and (ii) from time to time after the Closing Date, each other Person that agrees to provide third-party vendor financings to a Borrowing Base Party.

“Security Documents” means the collective reference to the Collateral Agreement, the English Security Documents, the Canadian Security Documents and each of the security agreements, deed of hypothec and other instruments and documents executed and delivered by any Loan Party pursuant hereto, thereto or pursuant to which a Loan Party grants a lien on collateral to secure the Obligations.

“Settlement Date” has the meaning assigned to such term in Section 2.30(1).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a Borrowing comprised of SOFR Loans.

“SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate (other than pursuant to clause (c) of the definition of “ABR”).

“Sold Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Specified Event of Default” means any Event of Default under Section 8.01(2), 8.01(3), 8.01(8) (with respect to the Company) or 8.01(9) (with respect to the Company).

“Specified Hedge Agreement” means any Hedge Agreement entered into or assumed between or among Holdings or any Restricted Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the Company in writing to the Administrative Agent as a “Specified Hedge Agreement” under this Agreement (which designation shall include a designation of such Qualified Counterparty in accordance with the definition thereof (if not previously designated as a Qualified Counterparty) and such Qualified Counterparty’s agreement to be bound by Section 9.01, 9.03, 9.07 and Section 10.15 hereof). Notwithstanding the foregoing, any Hedge Agreement entered into or assumed between or among Holdings or any Restricted Subsidiary, on the one hand, and Citi or its Affiliates, on the other hand, shall, for so long as Citi or such Affiliate, is a Lender or an Affiliate of a Lender, be deemed a Specified Hedge Agreement hereunder.

“Specified Hedge Obligations” means all amounts owing by Holdings or any Restricted Subsidiary to any Qualified Counterparty under any Specified Hedge Agreement.

“Specified Representations” means the representations and warranties of each of Holdings, the Company and the other Loan Parties set forth in the following sections of this Agreement:

(1) Section 3.01(1) and (4) (but solely with respect to its organizational existence and status and organizational power and authority as to the execution, delivery and performance of this Agreement and the other Loan Documents);

(2) Section 3.02(1) (but solely with respect to its authorization of this Agreement and the other Loan Documents);

(3) Section 3.02(2)(a)(i) (but solely with respect to non-conflict of this Agreement and the other Loan Documents (limited to their execution, delivery and performance of the Loan Documents, incurrence of the Obligations thereunder and the granting of guarantees and security interests in respect of such Obligations) with its certificate or article of incorporation or other charter document);

(4) Section 3.03 (but solely with respect to execution and delivery by it, and enforceability against it, of this Agreement and the other Loan Documents);

(5) Section 3.08(2);

(6) Section 3.09;

(7) Section 3.14 (but solely with respect to the validity and perfection of the Liens on the Collateral and subject to Permitted Liens and subject to the Certain Funds Provisions);

(8) Section 3.16; and

(9) Section 3.19(1), (2) and (4) (in each case, solely as such representation relates to use of proceeds of the Loans on the Closing Date).

“Specified Transaction” means any Permitted Acquisition or any Investment (including any Limited Condition Transaction), any fundamental changes, any issuance, incurrence, assumption or repayment of Indebtedness (including Indebtedness issued, incurred, assumed or repaid as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, Restricted Payment, incurrence of Liens, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary and restructuring, strategic and other cost savings initiatives or Incremental Revolving Commitment that, by the terms of this Agreement, is to be calculated on a “Pro Forma Basis”; provided that, at the Company’s election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $15,000,000 shall not be calculated on a “Pro Forma Basis.”

“Subagent” has the meaning assigned to such term in Section 9.02.

“Subordinated Indebtedness” means any Indebtedness of the Borrowers and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the Borrowers or such Guarantor, as applicable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50.0% of the voting Equity Interests are at the time owned by such Person. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of Holdings.

“Subsidiary Borrower Joinder” means a joinder in substantially the form of Exhibit G hereto (or otherwise reasonably satisfactory to the Administrative Agent), to be executed by each Subsidiary Borrower designated as such after the Closing Date.

“Subsidiary Borrower Termination” means a Subsidiary Borrower Termination delivered to the Administrative Agent in accordance with Section 2.35 substantially in the form of Exhibit H hereto (or otherwise reasonably satisfactory to the Administrative Agent).

“Subsidiary Borrowers” means from time to time after the Closing Date each Restricted Subsidiary that, at the election of the Company and with the consent of each Lender, becomes a Borrower pursuant to a Subsidiary Borrower Joinder, in each case, unless and until such time as the respective Subsidiary Borrower ceases to be a Borrower in accordance with the terms and provisions of this Agreement; provided that:

(i) any such Restricted Subsidiary is organized in an Approved Jurisdiction and each Lender shall be legally authorized to lend to the Subsidiary Borrower in such Approved Jurisdiction and shall not be subject to adverse tax or regulatory consequences as a result of lending to the Subsidiary Borrower in such Approved Jurisdiction;

(ii) the representations and warranties set forth herein and in each other Loan Document shall be true and correct in all material respects on and as of the date of the Subsidiary Borrower Joinder for such proposed Restricted Subsidiary becoming an additional Borrower with the same effect as though made on and as of each of such dates (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date);

(iii) no Default or Event of Default shall exist on and as of the date of the Subsidiary Borrower Joinder for such proposed Restricted Subsidiary becoming an additional Borrower;

(iv) the Administrative Agent, each Issuer and the Lenders shall have received all documentation and other information that it has requested and that are required by regulatory authorities under applicable “know your customer”, anti-money laundering laws, including without limitation the USA PATRIOT Act, CAML and Beneficial Ownership Regulation;

(v) such Restricted Subsidiary shall have delivered to the Administrative Agent a duly authorized, executed and delivered counterpart signature page to a Subsidiary Borrower Joinder;

(vi) if such Restricted Subsidiary is not a Loan Party on the date it becomes or is to become an additional Borrower pursuant to the definition hereof, such Restricted Subsidiary shall have delivered to the Collateral Agent duly authorized, executed and delivered copies of the Guaranty and any Security Documents required to be entered into by such Restricted Subsidiary pursuant to Section 5.10(1) as applied to such Restricted Subsidiary becoming a Borrower hereunder and, regardless of whether such Restricted Subsidiary is a Loan Party on the date it becomes or is to become an additional Borrower hereunder, Section 5.10(1) shall have been satisfied with respect to such Restricted Subsidiary (without giving effect to any grace periods set forth therein);

(vii) the Administrative Agent shall have received, customary opinions of counsel which are reasonably satisfactory to the Administrative Agent; and

(viii) the Administrative Agent shall have received:

(A) corporate authorizations and constitutional documents of, and specimen signatures for, such Restricted Subsidiary, and (to the extent available) a certificate of good standing for such Restricted Subsidiary as of a recent date from the Secretary of State or similar Governmental Authority of the jurisdiction of its incorporation; and

(B) a certificate of an authorized signatory of such Restricted Subsidiary certifying the copies of the foregoing documents provided by it.

Upon receipt thereof the Administrative Agent shall promptly transmit each such notice to each of the Lenders; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Subsidiary as a Subsidiary Borrower hereunder.

“Subsidiary Loan Party” means (1) on the Closing Date, each of the Restricted Subsidiaries of the Company set forth on Schedule 1.01A and (2) from time to time after the Closing Date, each other Restricted Subsidiary of the Company that becomes a party to the Guaranty and the Collateral Agreement (or, in the case of any Foreign Subsidiary, the equivalent Loan Document) as a Subsidiary Borrower or a Guarantor and guarantees and grants Liens on the Collateral to secure the Obligations in accordance with the terms hereof.

“Supermajority Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) representing more than 66 2/3% of the aggregate outstanding Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) at such time; provided that, if there are two or more Lenders that are not Affiliates of each other, an affirmative vote of the “Supermajority Lenders” shall require the affirmative vote of no fewer than two Lenders that are not Affiliates of each other. The Revolving Commitments (and after such Revolving Commitments are terminated, Revolving Credit Exposures) of any Defaulting Lender will be disregarded in determining Required Lenders.

“Supported QFC” has the meaning specified therefor in Section 10.26 of this Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a (47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Citi in its capacity as provider of Swing Line Loans, or any successor swing line lender pursuant to Section 2.22.

“Swing Line Loan” has the meaning specified in Section 2.22.

“Swing Line Sublimit” means $50,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Facility.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and any and all interest, additions to tax and penalties related thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is three (3) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Administrative Agent shall so notify the Company and, at the option of the Company, (i) Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (ii) Term SOFR on such Periodic Term SOFR Determination Day shall be deemed to equal Daily Simple SOFR on such day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is three (3) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Administrative Agent shall so notify the Company and, at the option of the Company, (i) Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day or (ii) Term SOFR on such Periodic Term SOFR Determination Day shall be deemed to equal Daily Simple SOFR on such day.

“Term SOFR Adjustment” means, with respect to any applicable Interest Period, a percentage equal to 0.10% (10 basis points) per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date the Commitments have been terminated and the Obligations (other than (i) Specified Hedge Obligations and Cash Management Obligations that are not then due and payable (or, if due and payable, subject to arrangements provided for in a manner reasonably satisfactory to the Administrative Agent), (ii) contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted and (iii) Revolving L/C Exposure and related obligations as to which the Administrative Agent has been furnished a cash deposit or a back-up standby letter of credit in accordance with the terms of this Agreement or entered into other arrangement in respect thereof in a manner reasonably satisfactory to the Issuing Bank, as applicable) have been paid in full and all Letters of Credit have expired, terminated or been cash-collateralized or back stopped or grandfathered into another facility on terms satisfactory to the applicable Issuing Bank.

“Test Period” means at any time, the most recent period of four consecutive fiscal quarters of the Company for which financial statements are delivered or required to be delivered pursuant to Section 5.04(1) or (2); provided that, prior to the first delivery (or required delivery) of financial statements pursuant to Section 5.04(2) after the Closing Date, “Test Period” means the period of four consecutive fiscal quarters ending prior to the fiscal quarter for which such financial statements are (or are required to be) delivered pursuant to Section 5.04(2).

“Third-Party Vendor Financing Program” means each and any arrangement by Holdings or any Subsidiary of third-party vendor financing directly or indirectly for customers of Holdings and its Subsidiaries including (a) the sale of a financing business of any Person (other than a Loan Party), (b) sales, dispositions, assignments, leases, licenses, conveyances or other transfers of all or any portion of the business of, and assets relating to the business of, providing billing, collection and other services in respect of finance, lease and other receivables of any Person (other than a Loan Party); (c) Qualified Receivables Transactions and (d) other arrangements for the indirect financing of Receivables wherein a third-party financier makes loans to Subsidiaries that are Finance SPEs in respect of Receivables generated by Holdings and its Subsidiaries, whether generated prior to or during such arrangements and whether the relevant transaction is treated as on or off Holdings’ Consolidated balance sheet.

“Total Leverage Ratio” means, as of any date, the ratio of Consolidated Debt as of the last day of the then most recently ended Test Period to Consolidated EBITDA for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Total Net Leverage Ratio” means, as of any date, the ratio of Consolidated Total Net Debt as of the last day of the then most recently ended Test Period to Consolidated EBITDA for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Trade Date” has the meaning assigned to such term in Section 10.04(8).

“Transactions” means, collectively, the transactions contemplated hereunder, including (i) the establishment of the Revolving Facility, (ii) the execution and delivery of the Loan Documents, the guarantee of the Obligations pursuant to the Guaranty, the creation of the Liens pursuant to the Security Documents and the borrowings and other extensions of credit hereunder on the Closing Date, (iii) the Closing Date Refinancing and (iv) the payment of all fees, costs and expenses in connection with the foregoing.

“Trust Property” means all rights, interests, entitlements, benefits, other choses in action or otherwise, actual or contingent and other property comprised in the English Transaction Security and the proceeds thereof including without limitation:

(1) any rights, interests or other property and the proceeds thereof from time to time assigned, transferred, mortgaged, charged, or pledged to or otherwise vested in the Collateral Agent, under, pursuant to or in connection with the English Transaction Security to which the Collateral Agent is a party;

(2) any representation, obligation, covenant, warranty or other contractual provision in favor of the Collateral Agent (other than any made or granted solely for its own benefit) made or granted in or pursuant to any of the English Security Documents to which the Collateral Agent is a party;

(3) any sum which is received or recovered by the Collateral Agent under, pursuant to or in connection with any of the English Security Documents or the exercise of any of the Collateral Agent’s powers under or in connection therewith (other than any sum received or recovered solely for its own account) and which the Collateral Agent is required by the terms of the English Transaction Security to hold as trustee on trust for the Secured Parties; and

(4) all income and other sums at any time received or receivable by the Collateral Agent in respect of the other Trust Property or any part thereof.

“Trustee Act” means the Trustee Act 1925 and the Trustee Act 2000.

“Type” means, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” means Term SOFR or ABR, as applicable.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK DB Pension Plan” means an “occupational pension scheme” which is not a “money purchase scheme” (each as defined in Section 181 of the Pension Schemes Act 1993 of the United Kingdom).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Corporate Insolvency and Governance Act” means the Corporate Insolvency and Governance Act 2020 enacted in the United Kingdom, as such act may be amended, varied, supplemented or replaced from time to time.

“UK Insolvency Act” means the Insolvency Act 1986 enacted in the United Kingdom, as such act may be amended, varied, supplemented or replaced from time to time.

“UK Priority Reserve” means on any date of determination solely with respect to Collateral owned by a English Subsidiary Loan Party, a reserve in such amount as the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) may determine in its Permitted Discretion (but not exceeding any statutory limit on any such amounts) which reflects the full amount of any liabilities or amounts which by virtue of any Liens, choate or inchoate, or any rights, whether imposed by any applicable law in the United Kingdom or elsewhere (and including rights to the payment or reimbursement of any costs, charges or other amounts required to be paid in connection with any Insolvency Proceeding), which rank or are capable of ranking in priority to (or otherwise dilute or reduce the recoveries in respect of) the Collateral Agent’s and/or the Secured Parties’ Liens or claims and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s and or the Secured Parties’ Liens or claims, which may include, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (A) amounts due to employees in respect of unpaid wages and holiday pay, together with any other preferential debts (as described in Section 386 of the UK Insolvency Act), (B) the “prescribed part” of floating charge realizations held for unsecured creditors, (C) the expenses and liabilities incurred by any liquidator, administrator, monitor or other insolvency officer and any remuneration of such administrator, monitor or other insolvency officer, and (D) the amount of any unpaid contributions to occupational pension schemes (including, for the avoidance of doubt, any UK DB Pension Plan) and state scheme premiums, including in respect of contracted-out rights.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“ULC” means an unlimited company, an unlimited liability company or an unlimited liability corporation incorporated pursuant to or otherwise governed by the laws of any of the provinces of Canada.

“ULC Shares” means shares in any ULC at any time owned or otherwise held by a Loan Party.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02 and 2.03, in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a) (30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 10.26 of this Agreement.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UFCA” has the meaning assigned to such term in Section 2.34.

“UFTA” has the meaning assigned to such term in Section 2.34.

“Unfinanced Capital Expenditures” means all Capital Expenditures that are not financed with the proceeds of any Indebtedness (except for the proceeds of Revolving Loans), other than:

(1) the purchase price paid in connection with any acquisition permitted hereunder;

(2) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time;

(3) expenditures made in leasehold improvements, to the extent reimbursed by the landlord,

(4) expenditures to the extent that they are actually paid for by any Person other than Holdings or any of its Restricted Subsidiaries and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period);

(5) the purchase price of equipment that is purchased with insurance proceeds received in respect of equipment subject to a casualty or condemnation event; and

(6) property, plant and equipment taken in settlement of accounts.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means, as of any date, (a) all cash and Cash Equivalents of Holdings and its Restricted Subsidiaries as of such date that would not appear as “restricted” on the Required Financial Statements and (b) cash and Cash Equivalents of Holdings and its Restricted Subsidiaries as of such date that are restricted in favor of any obligations under the Loan Documents (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with any obligations under the Loan Documents) whether or not held in a pledged account determined on a consolidated basis in accordance with GAAP, in each case, determined based upon the financial statements for the then most recently ended Test Period as of such date, and calculated on a Pro Forma Basis. For the avoidance of doubt, any cash or Cash Equivalents that is Securitization Proceeds or otherwise allocable to collections or other payment to a Securitization Arrangement shall not constitute Unrestricted Cash and, in any event, an amount equal to Restricted Securitization Cash Amount (as defined in the Securitization Intercreditor Agreement) and cash or Cash Equivalents that are expected to be remitted to a Finance SPE, in each case shall be deemed “restricted”.

“Unrestricted Subsidiary” means (i) on the Closing Date, each of the Subsidiaries of Holdings set forth on Schedule 1.01B and (ii) from time to time after the Closing Date, any other Subsidiary of Holdings designated by Holdings as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that Holdings will only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date or subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary (by written notice to the Administrative Agent) if:

(1) no Event of Default is continuing; and

(2) such designation or re-designation would not cause an Event of Default.

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary will constitute an Investment for purposes of Section 6.04(33). The redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary will be deemed to be an incurrence at the time of such designation of Indebtedness of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such redesignation. A Subsidiary may not be designated as an Unrestricted Subsidiary unless also designated as an “Unrestricted Subsidiary” in respect of any other Material Springer Debt.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Stock” means, as of any date, the Capital Stock of any Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly Owned Subsidiary” means, with respect to any Person, a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Wholly Owned Subsidiaries will mean Wholly Owned Subsidiaries of the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise,

(1) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”;

(2) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including;”

(3) the word “will” will be construed to have the same meaning and effect as the word “shall”;

(4) the word “incur” will be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” will have correlative meanings);

(5) any reference to any Person will be construed to include such Person’s legal successors and permitted assigns; and

(6) the words “asset” and “property” will be construed to have the same meaning and effect.

All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties means such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means, unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. Whenever this Agreement refers to the “knowledge” of the Company or any other Loan Party, such reference will be construed to mean the actual knowledge of the chief executive officer, president, chief financial officer, treasurer or controller of such Person.

Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value,” as defined therein. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of the financial covenant, standards or terms in this Agreement, then upon the written request of the Company or the Administrative Agent (acting upon the request of the Required Lenders), the Company, the Administrative Agent and the Required Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company’s financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that such Accounting Change shall be disregarded for purposes of this Agreement until the effective date of such amendment. “Accounting Change” means (1) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (2) any change in the application of GAAP by Holdings or the Company. Notwithstanding anything to the contrary, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as capital leases or finance leases or otherwise reflected on Holdings’ consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that would have been considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Loan Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

Section 1.04 Effectuation of Transfers. Each of the representations and warranties of Holdings and the Company contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.05 Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars.

Section 1.06 Currency Translation. For purposes of determining compliance as of any date after the Closing Date with Sections 5.17, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 6.10, or for purposes of making any determination under Section 8.01(6) or Section 8.01(10) or for any other specified purpose hereunder, amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on the Business Day in which such determination occurs or in respect of which such determination is being made, or if such day is not a Business Day, the immediately preceding Business Day, as such exchange rates shall be determined in good faith by the Company by reference to customary indices; provided that for purposes of determining the Total Net Leverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio or the Cash Interest Coverage Ratio on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars (i) with respect to income statement items, at the currency exchange rates used in calculating Consolidated Net Income in the Company’s latest financial statements delivered pursuant to Section 5.04(1) or (2), as applicable and (ii) with respect to balance sheet items, at the currency exchange rates used in calculating balance sheet items in the Company’s latest financial statements delivered pursuant to Section 5.04(1) or (2), as applicable and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 5.17, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 6.10, or any other applicable section hereunder being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the date with respect to which the applicable determination is being made.

Section 1.07 Required Financial Statements. With respect to the determination of Consolidated EBITDA, the Total Net Leverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio, the Cash Interest Coverage Ratio or any determination under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) made on or prior to the date on which Required Financial Statements have been delivered (or were required to have been delivered) or are internally available, as applicable, for the first fiscal quarter ending on or after the Closing Date, such calculation will be determined for the period of four consecutive fiscal quarters ended March 31, 2023, and calculated on a Pro Forma Basis. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs the Fixed Charge Coverage Ratio, the Cash Interest Coverage Ratio, the Total Net Leverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio or any determination under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Section 1.08 Certain Calculations and Tests.

(a) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Specified Event of Default, Default or Event of Default has occurred, is continuing or would result therefrom, the accuracy of representations and warranties or the satisfaction of applicable covenants in connection with any action (including a Specified Transaction or any other transaction or plan undertaken or proposed to be undertaken in connection therewith) undertaken in connection with the consummation of a Limited Condition Transaction (but excluding the determination of compliance with Excess Availability, Distribution Conditions, Payment Conditions or any other ratios or baskets based upon the Borrowing Base)), the date of determination of such ratio or other compliance (including whether any Specified Event of Default, Default or Event of Default has occurred, is continuing or would result therefrom or the accuracy of representations and warranties (other than, in the case of clause (a) below, the Specified Representations) or the satisfaction of applicable covenants (but excluding the determination of compliance with Excess Availability, Distribution Conditions, Payment Conditions or any other ratios or baskets based upon the Borrowing Base)) shall, in each case at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election” and such date selected, the “LCT Test Date”), be deemed to be the date that

(a) in the case of any acquisition or other Investment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Company, (i) as of the date the definitive acquisition agreement for such acquisition or other Investment is entered into (or any documentation or agreement with a substantially similar effect as a binding acquisition agreement becomes effective) or (ii) at the time the relevant acquisition or other Investment is consummated,

(b) in the case of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Company, (i) at the time such Restricted Payment is declared or (ii) at the time of the making of such Restricted Payment and/or

(c) in the case of any irrevocable Indebtedness repurchase or repayment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Company, (i) at the time of delivery of notice with respect to such repurchase or repayment or (ii) at the time of the making of such repurchase or repayment, in each case, after giving effect to the relevant transaction, any related Indebtedness (including the intended use of proceeds thereof)

and all other permitted pro forma adjustments on a Pro Forma Basis and if, after such applicable ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and such other related and specified actions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio or otherwise determine compliance with this Agreement ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such applicable ratios and provisions, such applicable ratios and provisions shall be deemed to have been complied with. For the avoidance of doubt,

(x) if any of such ratios or other provisions are not complied with as a result of fluctuations in any ratio or other financial measurement (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will nevertheless be deemed to have been complied with solely for purposes of determining whether the Limited Condition Transaction (and all related transactions) are permitted hereunder; provided that if such ratios or other financial tests improve as a result of such fluctuations, such improved ratios and other financial measurements, as the case may be, may be utilized at the option of the Company and

(y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related and specified actions.

If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction and related and specified actions on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or irrevocable notice is rescinded, as applicable, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other related and specified actions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under any covenant that does not require compliance with a financial ratio or test (including, without limitation, Pro Forma compliance with any Total Net Leverage Ratio, Total Leverage Ratio, Secured Leverage Ratio and/or Cash Interest Coverage Ratio tests) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under the same covenant as such Fixed Amount that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently incurred (other than, in the case of any Fixed Amounts contained in Section 6.01 or Section 6.02, any refinancings of any Indebtedness that was previously incurred) and any substantially concurrent borrowings under this Agreement (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence

Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts and any substantially concurrent borrowings under the this Agreement shall be taken into account for purposes of any Incurrence Based Amounts under any covenant other than Incurrence Based Amounts contained in Section 6.01 or Section 6.02.

Section 1.09 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Loan Borrowing”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Loan Borrowing”).

Section 1.10 Reclassification. For purposes of determining compliance at any time with Section 2.24, Section 5.17, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06 and Section 6.09, in the event that any Lien, Indebtedness, Asset Sales and other dispositions, Permitted Investments, Restricted Payment, Affiliate transaction or prepayment of Indebtedness (each of the foregoing, a “Reclassifiable Item”) meets the criteria of more than one of the categories of transactions or items (or any combination of one or more thereof) permitted pursuant to any clause of such Section 2.24, Section 5.17, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06 and Section 6.09, the Company, in its sole discretion, may classify and/or reclassify or divide such transaction or item (or portion thereof) from time to time and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. Upon the delivery of any Required Financial Statements following the initial incurrence or making of any Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket, such Reclassifiable Item shall automatically (unless the Company elects otherwise in its sole discretion) be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket, as applicable. Notwithstanding anything set forth herein to the contrary, unless specifically stated otherwise herein, any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be used together by any Loan Party and its Restricted Subsidiaries without limitation for any purpose not prohibited hereby.

Section 1.11 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “SOFR Rate” or with respect to any comparable or successor rate thereto.

Section 1.12 Calculation of Baskets and Ratios. If any of the baskets set forth in Article VI of this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VI, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.13 Certifications. All certificates and other statements required to be made by any director, officer, employee or member of management or Responsible Officer of a Loan Party pursuant to any Loan Document are and will be made on the behalf of such Loan Party and not in such officer’s, director’s, employee’s, or Responsible Officer’s or member of management’s individual capacity.

Section 1.14 Available Amount Transactions. If more than one action occurs on any given date the permissibility or the taking of which is determined hereunder by reference to the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously but shall instead occur in the order determined by the Company, i.e., each transaction must be permitted under Available Amount as so calculated.

Section 1.15 [reserved].

Section 1.16 Company. Each of the Borrowers (other than the Company) hereby directs the Administrative Agent to disburse the proceeds of each Loan to or at the direction of the Company, with such directions to be subject to approval of the Administrative Agent in its discretion, and such distribution will, in all circumstances, be deemed to be made to each of the Borrowers. From time to time, Company shall further direct the disbursement of the Loans for the account of each Borrower, and each Borrower represents and warrants that the subsequent receipt and use of such proceeds by any particular Borrowers inures to the economic benefit directly and indirectly of each Borrower. For so long as this Agreement is in effect, each Borrower hereby covenants and agrees, and hereby grants to the Company an absolute and irrevocable power of attorney coupled with interest, and irrevocably designates, appoints, authorizes and directs the Company to (a) certify the consolidated financial statements of Borrowers, (b) request Loans and execute and deliver written requests for Loans, (c) request the issuance of Letters of Credit, (d) make any other deliveries required to be delivered periodically hereunder to the Administrative Agent, and to act on behalf of such Borrowers for purposes of giving and receiving notices and certificate under this Agreement or any other document related to this Agreement. The Agents are entitled to rely and act on the instructions of the Company.

Section 1.17 Divisions. For all purposes under the Loan Documents, in connection with any Delaware LLC Division (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.18 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Company, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (1) the implementation of any Benchmark Replacement, (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (3) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.18 and (4) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Company may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to Daily Simple SOFR Loans (or, if Daily Simple SOFR is also the subject of a Benchmark Transition Event, an ABR Loans) on the last day of the Interest Period applicable thereto and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Daily Simple SOFR Loans (or, if Daily Simple SOFR is also the subject of a Benchmark Transition Event, an ABR Loans) at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, (x) all interest payments in respect of Daily Simple SOFR Loans will be payable on a quarterly basis and (y) the component of the ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR.

(f) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither the Administrative Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR or the Term SOFR Reference Rate.

Section 1.19 Canadian Terms.

(1) In this Agreement,

(a) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of Agent,

(b) all references in this Agreement to “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario) or similar laws in any other province of Canada),

(c) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws,

(d) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada,

(e) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any bankruptcy or insolvency laws in effect in Canada or under Canadian law, and

(f) all calculations of collateral values and U.S. Dollar amounts which utilize amounts expressed in Canadian Dollars shall be made using the U.S. Dollar Equivalent of such Canadian Dollar amounts in accordance with Agent’s customary banking and conversion practices and procedures; and

(g) all references to Liens shall be deemed to refer also to hypothecs.

(2) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or the PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

Section  1.20 Belgian Terms. In this Agreement, where it relates to a Belgian Loan Party, a reference to:

(a) a “subsidiary” or “Subsidiary” shall be deemed to include a dochtervennootschap/filiale as defined in Article 1:15 of the Belgian Code of Companies and Associations;

(b) “gross negligence” is a reference to zware fout/faute grave and “wilful misconduct” is a reference to opzet/intention;

(c)  a “liquidator”, “trustee in bankruptcy”, “compulsory manager”, “receiver”, “administrative receiver”, “administrator” or similar officer includes any insolventiefunctionaris/praticien de l’ insolvabilit é , curator/curateur, vereffenaar/liquidateur, gedelegeerd rechter/juge dé l é gu é , ondernemingsbemiddelaar/mé diateur d’ entreprise, gerechtsmandataris/ mandataire de justice, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/mandataire ad hoc and any sekwester/s é questre;

(d)  a “suspension of payments”, “moratorium of any indebtedness”, or “reorganisation” includes any gerechtelijke reorganisatie/ré organisation judiciaire;

(e)  an “insolvency” includes any insolventieprocedure/procedure d’ insolvabilit é , gerechtelijke reorganisatie/ré organisation judiciaire, faillissement/faillite and any other concurrence between creditors (samenloop van schuldeisers/concours des cré anciers );

(f)  a “security interest”, “security” or “Lien” includes a mortgage (hypotheek/hypoth è que), a pledge (pand/gage), a transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie), any other proprietary security interest (zakelijke zekerheid/sû ret é r é elle ), a mandate to grant a mortgage, a pledge or any other real surety, a privilege (voorrecht/privil è ge) and a retention of title (eigendomsvoorbehoud/ré serve de proprié t é );

(g)  an Obligor being “incorporated” in Belgium or of which its “jurisdiction of incorporation” is Belgium, means that that Obligor has its registered office (statutaire zetel/siè ge statutaire) in Belgium;

(h)  a person being “unable to pay its debts” is that person being in a state of cessation of payments (staking van betaling/cessation de paiements) without having access to further credit (geschokt krediet / cré dit é branl é );

(i)  “commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness” includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord/accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Code of Economic Law;

(j)  a “composition” includes any minnelijk akkoord met schuldeisers/accord amiable avec des cré anciers or any gerechtelijke reorganisatie/ré organisation judiciaire;

(k)  “winding-up”, “administration” or “dissolution” includes any vereffening/liquidation, ontbinding/dissolution, sluiting van een onderneming/fermeture d’ entreprise and faillissement/faillite;

(l)  “attachment”, “sequestration”, “distress”, “execution” or analogous procedures includes any uitvoerend beslag/saisie ex é cution and bewarend beslag/saisie conservatoire;

(m)  an “amalgamation”, “demerger”, “merger” or “corporate reconstruction” includes an overdracht van algemeenheid/transfert d’ universalit é , an overdracht van bedrijfstak/transfert de branche d’ activit é , a splitsing/scission and a fusie/fusion as well as assimilated transactions (gelijkgestelde verrichtingen/operations assimilé es ) in accordance with Articles 676 and 677 of the Belgian Companies Code or article 12:7 and 12:8 of the Belgian Code of Companies and Associations, whichever is applicable;

(n) “organizational documents” shall be deemed to include its (extract) deed of incorporation, the articles of association (statuten/statuts) and an extract from the Crossroads Bank for Enterprises (uittreksel uit de Kruispuntbank voor Ondernemingen/extrait de la Banque Carrefour des Entreprises);

(o)  “Book XX of the Belgian Economic Law Code” shall mean Book XX (Insolventie van ondernemingen/Insolvabilité des entreprises) of the Belgian Code of Economic Law (Wetboek van economisch recht/Code de droit economique);

(p)  the “Belgian Financial Collateral Law” shall mean the Belgian law of 15 December 2004 on financial collateral arrangements as amended from time to time;

(q)  the “Belgian Companies Code” means the Belgian Wetboek van vennootschappen/Code des socié t é s dated 7 May 1999, as amended from time to time; and

(r)  the “Belgian Code of Companies and Associations” means the Belgian Wetboek van vennootschappen en verenigingen/Code des socié t é s et des associations dated 23 March 2019, as amended from time to time.

ARTICLE II.

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions herein set forth, each Lender severally agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Revolving Credit Exposure exceeding the Line Cap then in effect. Within the foregoing limits and subject to the terms and express conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans (without premium or penalty).

Section 2.02 Loans and Borrowings.

(1) Each Loan (other than a Swing Line Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made to the applicable Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Swing Line Loan shall be made in accordance with the procedures set forth in Section 2.22. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.25. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(2) Subject to Sections 2.02(5), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Company may request in accordance herewith. Each Swing Line Loan shall be an ABR Loan. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of each applicable Borrower to repay such Loan in accordance with the terms of this Agreement, and such Lender will not be entitled to any amounts payable under Section 2.14 or 2.20 solely in respect of increased costs resulting from, and existing at the time of such exercise. At the commencement of each Interest Period for any SOFR Loan, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000 or, in each case, such lesser amount as may be acceptable to the Administrative Agent. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) SOFR Borrowings outstanding.

(3) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m. (Eastern Standard Time) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Revolving Facility Percentage; provided that, Swing Line Loans shall be made as provided in Section 2.22. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower as specified in the Borrowing Request (or as otherwise directed by the Company); provided that ABR Revolving Loans made to finance the reimbursement of (i) an L/C Disbursement as provided in Section 2.23(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(4) Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (1) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing

(5) Notwithstanding any other provision of this Agreement, no Borrower will be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date applicable to such Borrowing.

Section 2.03 Request for Borrowing. To request a Revolving Loan Borrowing, the Company shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Company or by telephone (a) in the case of a SOFR Borrowing, not later than 12:30 p.m. Eastern Standard Time, three U.S. Government Securities Business Days (or with respect to a Borrowing on the Closing Date, two U.S. Government Securities Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, including an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.23(5), not later than 12:30 p.m., Eastern Standard Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(1) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(2) the date of such Borrowing, which shall be a U.S. Government Securities Business Day;

(3) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(4) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.” If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Loan, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing; and

(5) the location and number of the applicable Borrower’s account to which funds are to be disbursed.

Section 2.04 Repayment of Loans; Evidence of Debt.

(1) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and the thirtieth Business Day after such Protective Advance is made.

(2) At all times that a Cash Dominion Period exists following delivery of a written notice from the Administrative Agent to the Company, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account the previous Business Day (whether or not immediately available) first to prepay any Protective Advances that may be outstanding, second to prepay the Loans (including Swing Line Loans) until paid in full, and third to cash collateralize outstanding Revolving L/C Exposure.

(3) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(4) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(5) The entries made in the accounts maintained pursuant to paragraph (3) or (4) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(6) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note (each a “Note”). In such event, the Borrowers shall execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Company, which promissory note shall be substantially in the form of Exhibit E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns)

Section 2.05 Fees.

(1) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee (collectively, “Commitment Fees”), which shall accrue at a per annum rate equal to the Applicable Commitment Fee Percentage multiplied by the average daily unused amount (it being understood that the undrawn amount of Letters of Credit shall be treated as utilization of the Revolving Commitments for purposes of calculating the Applicable Commitment Fee Percentage) of the Available Unused Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of each calendar quarter of each year and on the date on which the Revolving Commitments terminate, commencing with the calendar quarter ending on June 30, 2023. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. Notwithstanding anything to the contrary herein, Swing Line Loans shall not constitute utilization of the Revolving Commitments for purposes of calculating the Commitment Fee.

(2) The Borrowers agree to pay:

(a) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit (an “L/C Participation Fee”) at a per annum rate equal to the Applicable Rate applicable to SOFR Loans, on the average daily amount of such Lender’s Revolving L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any Revolving L/C Exposure; and

(b) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Revolving L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Revolving L/C Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, cancellation, negotiation, transfer, renewal or extension of any Letter of Credit or processing of drawings thereunder.

L/C Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first Business Day following such last day, commencing with the calendar quarter ending on June 30, 2023; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 15 days after demand. All L/C Participation Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (collectively, “Issuing Bank Fees”).

(3) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent, including, without limitation, the fees contemplated in Fee Letter at the times and on the terms specified therein (the “Administrative Agent Fees”).

(4) Any fees under this Section 2.05 shall accrue under the terms of this Section 2.05 commencing on the Closing Date.

Section 2.06 Interest on Loans.

(1) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Rate in effect from time to time.

(2) Subject to the provisions of Section 2.07, the Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect from time to time.

(3) Each Protective Advance shall bear interest at the ABR plus the Applicable Rate in effect from time to time plus 2%.

(4) [Reserved].

(5) Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (other than computations of interest for ABR Loans, which shall be made by the Administrative Agent on the basis of the actual number of days elapsed over a year of 365 or 366 day, as applicable) and shall be calculated from and including the date of the Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and upon termination of the Commitments, except that (i) interest accrued pursuant to Section 2.07 shall be payable on demand of the Required Lenders, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and except as otherwise provided in this Agreement. The applicable ABR or SOFR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(6) Interest on any Borrowing pursuant to the terms of this Agreement shall accrue under the terms of this Section 2.06 commencing on the Closing Date.

(7) For the purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days, or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively. All calculations of interest and fees under this Agreement and the other Loan Documents shall be made on the basis of the nominal rates described in this Agreement and not on the basis of effective yearly rates or any other basis that gives effect to the principle of deemed reinvestment. The parties acknowledge that there is a material different between the stated nominal rates and effective yearly rates taking into account reinvestment, and that they are capable of making the calculations required to determine effective yearly rates.

(8) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, in consultation with the Company, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.07 Default Interest. If a Specified Event of Default shall have occurred and shall be continuing, by acceleration or otherwise, then, upon the request of the Required Lenders (or upon an Event of Default pursuant to Section 8.01(8) or (9), automatically) to the extent permitted by law, overdue amounts hereunder shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, and (b) with respect to overdue interest on a Loan and fees and other amounts, at a rate per annum equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

Section 2.08 Alternate Rate of Interest. Subject to Section 1.18 below, if prior to the commencement of any Interest Period for a SOFR Borrowing:

(1) the Administrative Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the SOFR Rate, as applicable, for such Interest Period; or

(2) the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate or the SOFR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period then the Administrative Agent shall give notice thereof to the Company and the Lenders by e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective, and any SOFR Borrowing that is requested to be continued, shall be converted to a Daily Simple SOFR Borrowing (or, if Daily Simple SOFR is also the subject of Sections 2.08(1) and (2) above, an ABR Borrowing) on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as a Daily Simple SOFR Borrowing (or, if Daily Simple SOFR is also the subject of Sections 2.08(1) and (2) above, an ABR Borrowing). All interest payments in respect of Daily Simple SOFR Borrowings will be payable on a quarterly basis.

Section 2.09 Termination and Reduction of Commitments.

(1) Unless previously terminated, all Commitments (including Revolving Commitments) will terminate on the Maturity Date.

(2) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or a back up standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 103% of the Revolving L/C Exposure as of such date), (iii) [reserved], (iv) the payment in full of the accrued and unpaid fees, and (v) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon. The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, in each case, such other amount as the Administrative Agent and the Company may agree) and (ii) the Borrowers shall not reduce the Revolving Commitments if (A) after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.04(2), the total Revolving Credit Exposure would exceed the Line Cap or (B) after giving effect to such reduction, the aggregate amount of the Lenders’ Revolving Commitments is greater than zero but less than $25,000,000 (or such other amount as the Administrative Agent and the Company may agree).

(3) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraphs (2) or (3) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.

Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned on a refinancing of all or any portion of the applicable Facility or upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10 Conversion and Continuation of Borrowings.

The Company has the right at any time (subject to Section 2.02(2)) upon prior written or fax notice to the Administrative Agent (i) not later than 12:30 p.m., one Business Day prior to conversion, to convert any SOFR Loan into an ABR Loan and (ii) not later than 12:30 p.m., three Business Days prior to conversion or continuation, to convert any ABR Loan into a SOFR Loan or to continue any SOFR Loan as a SOFR Loan for an additional Interest Period, subject in each case to the following:

(1) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(2) if less than all of the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(b) and 2.02(c) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(3) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any SOFR Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion; and

(4) if any SOFR Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Lead requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a SOFR Loan or an ABR Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a SOFR Loan, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Company shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing. This Section shall not apply to Swing Line Loans or Protective Advances, which shall at all times be ABR Borrowings.

Section 2.11 [Intentionally Reserved].

Section 2.12 Optional Prepayments.

(1) The Borrowers have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (2) of this Section.

(2) The Company shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a SOFR Loan, not later than 12:30 p.m. (Eastern Standard Time) three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:30 p.m. (Eastern Standard Time) one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an Advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.13 Mandatory Prepayments.

(1) In the event and on such occasion that the total Revolving Credit Exposure exceeds the aggregate Revolving Commitments, the Borrowers shall prepay the Revolving Loans, Revolving L/C Exposure and/or Swing Line Loans in an aggregate amount equal to such excess.

(2) [Reserved].

(3) All prepayments required by this Section 2.13 shall be applied, first, to prepay any Protective Advances that may be outstanding, second, to reduce the outstanding principal balance of Swing Line Loans (without a permanent reduction of the Revolving Commitment), third, to reduce the outstanding principal balance of Revolving Loans that are ABR Loans (without a permanent reduction of the Revolving Commitment), fourth, to reduce the outstanding principal balance of Revolving Loans that are SOFR Loans (without a permanent reduction of the Revolving Commitment) and fifth, to cash collateralize outstanding Revolving L/C Exposure as of such date in an amount equal to 103% of such Revolving L/C Exposure.

Section 2.14 Increased Costs.

(1) If any Change in Law:

(a) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(b) imposes on any Lender or Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein; or

(c) subjects any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (2) through (4) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loans) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by any Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), the applicable Borrower will pay to such Lender or Issuing Bank, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the applicable Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.15 or (z) in the case of requests for reimbursement under clause (b) above resulting from a market disruption, (A) such circumstances are not generally affecting the banking market or (B) such request has not been made by Lenders constituting Required Lenders.

(2) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Company will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(3) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (1) or (2) of this Section 2.14 and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers will be delivered to the Company and will be conclusive absent manifest error. The Company will pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within thirty days after receipt thereof.

(4) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.14, such Lender or Issuing Bank will notify the Company thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.14 will not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company will not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.15 Illegality.

(1) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan (or ABR Loans determined with reference to the Adjusted Term SOFR Rate) or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, then, by written notice to the Company and to the Administrative Agent:

(i) such Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into SOFR Loans, whereupon any request for a SOFR Loan (or to convert an ABR Loan to a SOFR Loan or to continue a SOFR Loan for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a SOFR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding SOFR Loans made by such Lender shall be converted to ABR Loans, in which event all such SOFR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

(2) In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Loans that would have been made by such Lender or the converted SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans.

(3) For purposes of this Section 2.15, a notice to the Company by any Lender shall be effective as to each SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such SOFR Loan; in all other cases such notice shall be effective on the date of receipt by the Company. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain SOFR Loans or give effect to its obligations as contemplated hereby with respect to any SOFR Loan.

Section 2.16 Break Funding Payments. Except as otherwise set forth herein, the Borrowers will compensate each Lender for the actual out-of-pocket loss, cost and expense (excluding loss of anticipated profits) attributable to the following events:

(1) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(2) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto;

(3) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto; or

(4) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.21.

Such loss, cost or expense to any Lender will be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a SOFR Loan, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the London interbank market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.

A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts were determined will be delivered to the Company and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within thirty days after receipt thereof.

Section 2.17 Pro Rata Treatment; Intercreditor Agreements.

(1) Except as provided below in this Section 2.17 and as required under Section 2.13, 2.14, 2.15, 2.16 or 2.20, each Revolving Borrowing, each payment or prepayment of principal of any Revolving Borrowing, each payment of interest on the Loans, each payment of the commitment fee under Section 2.05(1) and the participation fee under Section 2.05(2), each reduction of the Revolving Commitments and each conversion of any Revolving Borrowing to or continuation of any Revolving Borrowing as a Revolving Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Revolving Commitments (or, if such Revolving Commitments has expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Commitments of the Lenders at any time, each outstanding Swing Line Loan shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Swing Line Loans) pro rata in accordance with such respective Revolving Commitments. In addition, in computing such Lender’s portion of any Revolving Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Revolving Borrowing to the next higher or lower whole dollar amount.

(2) Notwithstanding anything to the contrary contained in this Agreement, any payment or other distribution (whether from proceeds of collateral or any other source, whether in the form of cash, securities or otherwise, and whether made by any Loan Party or in connection with any exercise of remedies by the Administrative Agent or any Lender) (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.13) or (C) amounts to be applied from the Collection Account when a Cash Dominion Period exists (which shall be applied in accordance with Section 2.04(2)) or (ii) made or applied in respect of any of the Obligations during the existence of an Event of Default under Sections 8.01(2) or (3) or during the existence of any other Event of Default (if the Administrative Agent or the Required Lenders so direct) or during or in connection with Insolvency Proceedings involving any Loan Party (or any plan of liquidation, distribution or reorganization in connection therewith), shall be made or applied, as the case may be, in accordance with Section 5.02 of the Collateral Agreement (or the corresponding provision of the relevant Security Document with respect to such Loan Party).

(3) At the election of the Administrative Agent, (A) all payments of principal, interest and L/C Disbursements and (B) upon the occurrence and during the continuance of an Event of Default, all payments of fees, premiums, reimbursable expenses (including all reimbursement for fees and expenses pursuant to Section 9.05), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Company pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrowers maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swing Line Loans), but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 10.05), and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.22 or 2.25, as applicable.

Section 2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or other Loan Party, or pursuant to a secured claim under the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any Debtor Relief Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and Revolving L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and Revolving L/C Exposure and participations in Loans and Revolving L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Revolving L/C Exposure then outstanding as the principal amount of its Loans and Revolving L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and Revolving L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrowers expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

Section 2.19 Payments. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. (Eastern Standard Time) on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as specified in Schedule 10.01, except payments to be made directly to an Issuing Bank or Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, and 2.17 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. At all times that a Cash Dominion Period exists and daily sweeps are occurring in accordance with this Agreement, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.04(2)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day of receipt, if received prior to 3:00 p.m. (Eastern Standard Time) on such Business Day, and otherwise on the Business Day after receipt, in each case subject to actual collection.

Section 2.20 Taxes.

(1) All payments by or on account of any obligation of any Loan Party hereunder or any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Taxes are required to be deducted or withheld under any applicable law from such payments (as determined in the good faith discretion of the applicable withholding agent), then (a) the applicable withholding agent shall be entitled to make such deductions or withholding; (b) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (c) if such Tax is an Indemnified Tax, the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions and withholding (including deductions and withholding applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the amount it would have received had no such deductions or withholding been made.

(2) The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(3) The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2.20) paid or payable by, or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(4) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(5)(b), 2.20(5)(c)(i)-(iv) and 2.20(5)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. In addition, each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(b) Without limiting the generality of Section 2.20(5)(a) above, each Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), duly completed copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereof) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(c) Without limiting the generality of Section 2.20(5)(a) above, each Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Company and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), two duly completed copies of whichever of the following is applicable:

(i) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such treaty;

(ii) Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (A) a certificate substantially in the form of the applicable Exhibit D to the effect that (1) such Foreign Lender is not:

(x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code;

(y) a “10 percent shareholder” of any Borrower that is a Domestic Subsidiary within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; or

(z) a “controlled foreign corporation” related to any Borrower that is a Domestic Subsidiary described in Section 881(c)(3)(C) of the Code; and

(2) no payments in connection with any Loan Document are effectively connected with the Lender’s conduct of a U.S. trade or business;

(B) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any subsequent versions thereof or successors thereto);

(iv) Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and any additional Form W-8IMYs) as may be required; or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(d) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(5)(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) Notwithstanding anything in this Section 2.20(5), no Lender shall be required to deliver pursuant to this Section 2.20(5) any documentation that it is not legally eligible to deliver.

(f) Each lender hereby authorizes the Administrative Agent to deliver the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.20(5).

(g) On or before the date of this Agreement (and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder), to the extent copies thereof have not previously been so delivered, the Administrative Agent shall deliver to the Company, to the extent it is legally eligible to do so, two duly executed copies of either (i) Internal

Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) or (ii) (x) with respect to amounts payable to the Administrative Agent for its own account, Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto) and (y) with respect to amounts payable to the Administrative Agent on behalf of a Lender, Internal Revenue Service Form W-8IMY (or any subsequent versions thereof or successors thereto) certifying that it is a “U.S. branch” of a foreign bank and agrees to be treated as a U.S. person with respect to such payments or it is a “qualified intermediary” and agrees to assume primary withholding responsibility for purposes of Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility.

(6) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts in each case pursuant to this Section 2.20, it shall pay over promptly an amount equal to such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Recipient, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party pursuant to this Section 2.20(6) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(6) in no event shall such Recipient be required to pay any amount to a Loan Party pursuant to this Section 2.20(6) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(6) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other Person.

(7) Notwithstanding any other provision of this Agreement, any Loan Party may deduct and withhold any Taxes required by any law to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 2.20.

(8) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement, the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(9) For purposes of this Section 2.20, the term “applicable law” includes FATCA and the terms “Recipient” and “Lender” include any Issuing Bank.

Section 2.21 Mitigation Obligations; Replacement of Lenders.

(1) If any Lender or Issuing Bank requests compensation under Section 2.14, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender, Issuing Bank or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender or Issuing Bank determines it can no longer make or maintain SOFR Loans pursuant to Section 2.15, then such Lender or Issuing Bank, as applicable will, if requested by the Company, use commercially reasonable efforts to designate a different Lending Office for funding or booking any of its Loans hereunder that are affected by such event or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender or Issuing Bank, as applicable, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.14, 2.15 or 2.20, as applicable, in the future; provided that such efforts would not subject such Lender or Issuing Bank, as applicable, to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank, as applicable, in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.

(2) If any Lender or Issuing Bank requests compensation under Section 2.14 or Section 2.20, or if the Borrowers are required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender determines it cannot make SOFR Loans pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, (a) terminate the Available Unused Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii)) or (b) require such Lender or Issuing Bank (and such Lender or Issuing Bank shall be obligated), as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Disbursements and Swing Line Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from (x) in the case of clause (a) above, the Borrowers or (y) in the case of clause (b) above, the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter. Nothing in this Section 2.21 will be deemed to prejudice any rights that any Borrower may have against any Lender that is a Defaulting Lender.

(3) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of Section 10.08, requires the consent of such Lender and with respect to which the Required Lenders have granted their consent, then the Company may (unless such Non-Consenting Lender grants such consent), at its sole expense and effort, (a) terminate the Available Unused Commitment of Lender and repay the Loans of such Lender on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii) or (b) replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) all Obligations of the Borrowers owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.14, 2.16, 2.20 or 2.25) being removed or replaced will be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (ii) in the case of clause (b) above, the replacement Lender will purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender will be necessary in connection with such removal or assignment, in the case of clause (b) above, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Company, the Administrative Agent, such Non-Consenting Lender and the replacement Lender will otherwise comply with Section 10.04; provided that if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after the Company’s request, compliance with Section 10.04 will not be required to effect such assignment.

Section 2.22 Swing Line Loans.

(1) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make a Revolving Loan in Dollars (any such Revolving Loan made by Swing Line Lender pursuant to this Section 2.22 being referred to as a “Swing Line Loan”) to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Sublimit, (ii) the total Revolving Credit Exposure exceeding the Revolving Commitments, or (iii) the total Revolving Credit Exposure exceeding the Line Cap. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swing Line Loans. To request a Swing Line Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2:00 p.m. (Eastern Standard Time) on the day of a proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan. The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from the Company. The Swing Line Lender shall make each Swing Line Loan available to the Company by means of a credit to an account of the Company as specified in the Borrowing Request (or as otherwise directed by the Company) (or, in the case of a Swing Line Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.23(5), by remittance to the applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.17(3), by remittance to the Administrative Agent to be distributed to the Lenders) by 4:00 p.m. (Eastern Standard Time) on the requested date of such Swing Line Loan.

(2) The Swing Line Lender may by written notice given to the Administrative Agent not later than noon on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Revolving Facility Percentage of such Swing Line Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Revolving Facility Percentage of such Swing Line Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Sections 2.02(4) and (5) with respect to Loans made by such Lender (and Sections 2.02(4) and (5) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Company (or other party on behalf of the Company) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that has made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(3) The Administrative Agent, on behalf of the Swing Line Lender, shall request Settlement with the Lenders on at least a weekly basis as set forth in Section 2.30(1). Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swing Line Lender’s Swing Line Loans and, together with Swing Line Lender’s Revolving Facility Percentage of such Swing Line Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.02(5).

(4) If a Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on such Maturity Date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of such Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.23(11)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant to the Extended Revolving Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swing Line Loans shall not be so required to be repaid in full on the Maturity Date.

Section 2.23 Letters of Credit.

(1) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit in Dollars for its own account or for the account of the Borrowers and any of Restricted Subsidiaries that are Guarantors, with each Letter of Credit being in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(2) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (prior to 12:30 p.m. (Eastern Standard Time) at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire

(which shall comply with paragraph (3) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Applicable Issuing Bank, the Company also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the total Revolving Credit Exposure shall not exceed the Revolving Commitments, (iii) the total Revolving Credit Exposure shall not exceed the Line Cap and (iv) the sum of (x) the aggregate undrawn face amount of all outstanding Letters of Credit issued by such Issuing Bank and (y) the aggregate amount of all L/C Disbursements of such Issuing Bank that have not yet been reimbursed, shall not exceed such Issuing Bank’s Letter of Credit Commitment.

(3) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above unless cash collateralized or backstopped in accordance herewith).

(4) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, its Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (5) of this Section 2.23, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Commitments, and that each such payment will be made without any offset, abatement, withholding or reduction whatsoever.

(5) Reimbursement. If the Applicable Issuing Bank shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than noon on the date that such L/C Disbursement is made, if the Borrowers have received notice of such L/C Disbursement prior to 12:00 p.m. (Eastern Standard Time) on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than noon (Eastern Standard Time), on the Business Day immediately following the day that the Company receives such notice; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.22 that such payment be financed with an ABR Borrowing or Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swing Line Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Facility Percentage of the payment then due from the Borrowers, in the same manner as provided in Sections 2.02(4) and 2.02(5) with respect to Loans made by such Lender (and Sections 2.02(4) and 2.02(5) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the Applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of Borrowers’ obligation to reimburse such L/C Disbursement.

(6) Obligations Absolute. The Borrowers’ obligation to reimburse L/C Disbursements as provided in paragraph (5) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, has any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Letter of Credit’s applicable Issuing Bank; provided that the foregoing (including clauses (i), (ii), (iii) and (iv) of the previous sentence) shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit:

(7) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by facsimile) of such demand for payment and whether the applicable Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of Borrowers’ obligation to reimburse the Applicable Issuing Bank and the Lenders with respect to any such L/C Disbursement.

(8) Interim Interest. If the applicable Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such L/C Disbursement when due pursuant to paragraph (5) of this Section, then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (5) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(9) Replacement of an Issuing Bank and Additional Issuing Banks.

(a) Any Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(2). From and after the effective date of any such replacement.

(b) (x) the successor Issuing Bank has all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders (not to exceed three (3) such Lenders at any time) to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (9)(b) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender

(10) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Required Lenders (or, if the maturity of the Loans has been accelerated, the Administrative Agent) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “L/C Collateral Account”), an amount in cash equal to 103% of the Revolving L/C Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (8) or (9) of Section 8.01.

Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent has exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the L/C Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.

(11) Extended Commitments. If a Maturity Date shall have occurred at a time when Extended Revolving Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.23(4) and (5)) under (and ratably participated in by Lenders) the Extended Revolving Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall cash collateralize any such Letter of Credit in accordance with Section 2.23(10). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of such Maturity Date with respect to existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.

Section 2.24 Incremental Revolving Commitments.

(1) The Company may, at any time, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Commitments (each such increase, an “Incremental Revolving Commitment” and loans in respect thereof, “Incremental Revolving Loans”); provided that upon the effectiveness of any Incremental Revolving Amendment referred to below, subject to Section 1.08, (i) no Default or Event of Default shall exist and (ii) all representations and warranties shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be accurate in all respects). Each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 (or such lower amount that either (a) represents all remaining availability under the limit set forth in the next sentence or (b) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, after the Amendment No. 2 Effective Date, the aggregate amount of the Incremental Revolving Commitments shall not exceed $250,000,000. Each notice from the Company pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitment. Incremental Revolving Commitments may be made by any Additional Lender; provided that the relevant Persons under Section 10.04 has consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s Incremental Revolving Commitment, if such consent would be required under Section 10.04 for an assignment of Revolving Loans to such Lender or Additional Lender. The Arranger agrees, upon the request of the Company and pursuant to mutually satisfactory engagement and compensation arrangements, to use their commercially reasonable efforts to obtain any Additional Lenders to make any such requested Incremental Revolving Commitment; provided that the Arranger’s agreement to use such efforts does not constitute a commitment to provide any such requested Incremental Revolving Commitment.

(2) Commitments in respect of Incremental Revolving Commitments shall become Revolving Commitments under this Agreement pursuant to an amendment (an “Incremental Revolving Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Incremental Revolving Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Revolving Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.24. The effectiveness of any Incremental Revolving Amendment shall be subject to the satisfaction on the date thereof (each, a “Incremental Revolving Commitment Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Revolving Amendment). The Borrowers may use the proceeds of Revolving Loans provided pursuant to any Incremental Revolving Commitment for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Revolving Commitment unless it so agrees in its sole discretion. Any Lender that fails to respond to a request to increase its Revolving Commitment shall be deemed to have declined such request. For the avoidance of doubt, the Company shall not be required to first offer to any existing Lender the opportunity to provide any Incremental Revolving Commitments.

(3) The Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to this paragraph shall constitute Revolving Loans and Revolving Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Guaranty and the Security Documents, respectively. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Revolving Loans or any such new Revolving Commitments.

(4) After giving effect to any Incremental Revolving Commitment, it may be the case that the outstanding Revolving Loans are not held pro rata in accordance with the new Revolving Commitments. In order to remedy the foregoing, on the effective date of the applicable Incremental Revolving Commitment, the Lenders (including, without limitation, any Additional Lenders) shall make advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Lenders (including, without limitation, any Additional Lenders), pro rata in accordance with the Revolving Facility Percentages hereunder (after giving effect to the applicable Incremental Revolving Commitment).

Section 2.25 Protective Advances

(1) Subject to the limitations set forth below, the Administrative Agent is authorized by the Company and the Lenders, from time to time following the occurrence and during the continuance of a Default or an Event of Default, in the Administrative Agent’s sole discretion (but has absolutely no obligation to), to make Revolving Loans to the Company, on behalf of all Lenders, which the Administrative Agent, in its discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) [reserved] or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.05) and other sums payable under the Loan Documents (any of such Revolving Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed 5.0% of the Borrowing Base as then in effect; provided, further that, the aggregate amount of Revolving Credit Exposure (including outstanding Protective Advances) shall not exceed the aggregate Revolving Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.25(2).

(2) Upon the making of a Protective Advance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Revolving Facility Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Revolving Facility Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.26 [Reserved].

Section 2.27 Defaulting Lenders.

(1) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement is restricted as and to the extent set forth in the definition of Required Lenders.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), will be applied at such time or times as may be determined by the Administrative Agent as follows:

(i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender;

(iii) third, if so determined by the Administrative Agent or requested by the Issuing Bank or Swing Line Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Line Loans;

(iv) fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent;

(v) fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;

(vi) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement

(vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.27(1)(b) will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.

(c) Certain Fees. Such Defaulting Lender (i) will not be entitled to receive any commitment fee pursuant to Section 2.05(1) for any period during which that Lender is a Defaulting Lender (and the Borrowers will not be required to pay to such Defaulting Lender any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) will not be entitled to receive any letter of credit participation fee pursuant to Section 2.05(2)(a) for any period during which that Lender is a Defaulting Lender (although the Borrowers will be required to pay any such letter of credit participation that otherwise would have been required to have been paid to such Defaulting Lender to the non-Defaulting Lenders or Issuing Bank, in accordance with any reallocation of Fronting Exposure to non-Defaulting Lenders or as may be retained by the Issuing Bank, as the case may be)).

(d) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.04 and Section 2.05, Swing Line Loans pursuant to Section 2.22, the Revolving Facility Percentage of each non-Defaulting Lender will be computed without giving effect to the Revolving Commitment of such Defaulting Lender, and such obligation to so acquire, refinance or fund participations in such Letters of Credit or Swing Line Loans shall automatically be reallocated among the non-Defaulting Lenders with Revolving Commitments upon such Defaulting Lender becoming a Defaulting Lender; provided, that, each such reallocation will be given effect only to the extent such that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans will not exceed the positive difference, if any, of (i) the Revolving Commitment of such non-Defaulting Lender minus (ii) the Revolving Credit Exposure of such non-Defaulting Lender.

(e) Elimination of Remaining Fronting Exposure. At any time that there exists a Defaulting Lender, (i) immediately upon the request of the Administrative Agent or the Issuing Bank, the Company will deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure of the Revolving L/C Exposure (after giving effect to Section 2.27(1)(d)) which will be held as security for the reimbursement obligations of such Borrowers with respect to the Revolving L/C Exposure and (ii) immediately upon request of the Administrative Agent or the Swing Line Lender, the Borrowers will repay an amount of Swing Line Loans sufficient to eliminate the Fronting Exposure of the Swing Line Lender.

(2) Defaulting Lender Cure. If the Company, the Administrative Agent and the Issuing Bank agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages (without giving effect to Section 2.27(1)(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 10.24, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.28 [Reserved].

Section 2.29 [Reserved].

Section 2.30 Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Revolving Facility Percentage of the outstanding Revolving Loans. Such agreement notwithstanding, the Administrative Agent, Swing Line Lender and the other Lenders agree (which agreement shall not be for the benefit of the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans, the Swing Line Loans and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(1) The Administrative Agent shall request settlement (“Settlement”) with the Lenders on each Thursday of each week, or on a more frequent basis if so determined by the Administrative Agent (each date on which Settlement occurs, a “Settlement Date”), (1) on behalf of Swing Line Lender, with respect to the outstanding Swing Line Loans, (2) for the Administrative Agent, with respect to the outstanding Protective Advances, (3) with respect to all Borrowings initially, from the Determination Date to the first Settlement Date and thereafter, since the prior Settlement Date and (4) with respect to payments received initially, from the Determination Date to the first Settlement Date and thereafter, since the prior Settlement Date, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Eastern Standard Time) of such requested Settlement. Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swing Line Loans and Protective Advances for the period since the prior Determination Date and ending on the date two Business Days prior to the Settlement Date (the “Determination Date”). Subject to the terms and conditions contained herein (including Section 2.27)):

(a) if the amount of the Revolving Loans (including Swing Line Loans and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Revolving Facility Percentage of the Revolving Loans (including Swing Line Loans and Protective Advances) as of the Determination Date, then the Administrative Agent shall, by no later than 3:00 p.m. (Eastern Standard Time) on the Settlement Date, transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Determination Date, its Revolving Facility Percentage of the Revolving Loans (including Swing Line Loans and Protective Advances);

(b) if the amount of the Revolving Loans (including Swing Line Loans and Protective Advances) made by a Lender is less than such Lender’s Revolving Facility Percentage of the Revolving Loans (including Swing Line Loans and Protective Advances) as of the Determination Date, such Lender shall no later than 3:00 p.m. (Eastern Standard Time) on the Settlement Date transfer in immediately available funds to the Administrative Agent’s account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Determination Date, its Revolving Facility Percentage of the Revolving Loans (including Swing Line Loans and Protective Advances);

(c) [reserved]; and

(d) [reserved].

Such amounts made available to the Administrative Agent under clause (b) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Line Loans or Protective Advances and, together with the portion of such Swing Line Loans or Protective Advances representing Swing Line Lender’s Revolving Facility Percentage thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the interest rate pursuant to Section 2.07(b), if charged by the Administrative Agent in its sole discretion.

(2) In determining whether a Lender’s balance of the Revolving Loans, Swing Line Loans and Protective Advances is less than, equal to, or greater than such Lender’s Revolving Facility Percentage of the Revolving Loans, Swing Line Loans and Protective Advances as of the Determination Date, the

Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by the Administrative Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(3) Between Settlement Dates, the Administrative Agent, to the extent Protective Advances or Swing Line Loans are outstanding, may pay over to the Administrative Agent or Swing Line Lender, as applicable, any payments received by the Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Protective Advances or Swing Line Loans. Between Settlement Dates, the Administrative Agent, to the extent no Protective Advances or Swing Line Loans are outstanding, may pay over to Swing Line Lender any payments received by the Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Line Lender’s Revolving Facility Percentage of the Revolving Loans. If, as of any Determination Date, payments of Loan Parties received since the then immediately preceding Settlement Date have been applied to Swing Line Lender’s Revolving Facility Percentage of the Revolving Loans other than to Swing Line Loans, as provided for in the previous sentence, Swing Line Lender shall pay to the Administrative Agent for the accounts of the Lenders, and the Administrative Agent shall pay to the Lenders (other than a Defaulting Lender), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Determination Date, its Revolving Facility Percentage of the Revolving Loans. During the period between Settlement Dates, Swing Line Lender with respect to Swing Line Loans, the Administrative Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between the Administrative Agent and individual Lenders) with respect to the Revolving Loans other than Swing Line Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Line Lender, the Administrative Agent, or the Lenders, as applicable.

(4) Anything in this Section 2.30 to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, the provisions set forth in Section 2.27 shall apply.

Section 2.31 Maintenance of Loan Account. The Administrative Agent shall maintain an account on its books in the name of Borrowers (the “Borrowers’ Account”) on which Borrowers will be charged with all Revolving Loans, Protective Advances and Swing Line Loans, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses arising hereunder. The Borrowers’ Account will be credited with all payments received by the Administrative Agent from the Borrowers or for the Borrowers’ account. The Administrative Agent shall render monthly statements regarding the Borrowers’ Account to the Company, including principal, interest, fees, and including an itemization of all charges and expenses arising hereunder owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lenders unless, within sixty (60) days after receipt thereof by the Company, the Company shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in any such statements.

Section 2.32 Extensions of Revolving Loans.

(1) Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders with Revolving Commitments of the applicable Class with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Commitments with a like maturity date, as the case may be) and offered on the same terms to each such Lender, any such Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Revolving Commitments (and related out standings) and/or modifying optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Revolving Commitments) (each, an “Extension”, and each group of Revolving Commitments, in each case as so extended, being a separate Class; any Extended Revolving Loans shall constitute a separate Class of Revolving Loans from the Class of Revolving Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Commitments from the Class of Commitments from which they were converted). The Company shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.32. No Lender shall have any obligation to agree to have any of its existing Revolving Commitments converted into Extended Revolving Commitments (as defined below) pursuant to any Extension Offer. Each Extension Offer will specify the minimum amount of Revolving Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $25,000,000 (or (a) if less, the aggregate principal amount of such Revolving Commitments or (b) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed). If the aggregate outstanding amount of Revolving Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Revolving Commitments offered to be extended pursuant to an Extension Offer, then the Revolving Commitments of such Lenders will be extended ratably up to such maximum amount based on the Revolving Commitments of the Lender or the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment be subject to any “most favored nation” pricing provisions. Each Lender accepting an Extension Offer with respect to Commitments of the applicable Class is referred to herein as an “Extending Lender” and the Revolving Commitments held by such Lender (and so extended) accepting an Extension Offer is referred to herein as “Extended Revolving Commitments”).

(2) Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrowers as may be necessary in order to establish new classes in respect of the Extended Revolving Commitments. Any Extension Amendment may, without the consent of any Person other than the Administrative Agent, the Company and the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Company, to effect the provisions of this Section 2.32. This Section 2.32 supersedes any provisions in Section 10.08 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(3) [Reserved].

(4) Terms of Extended Revolving Commitments. The terms of any Extended Revolving Commitments will be set forth in an Extension Offer and as agreed between the Company and the Extending Lenders accepting such Extension Offer; provided that:

(a) the borrowing and repayment (except for (i) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (ii) repayments required upon the maturity date of the Extended Revolving Commitments and (iii) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the date of obtaining any Extended Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Facilities;

(b) such Extended Revolving Commitments are not secured by any assets or property that does not constitute Collateral;

(c) such Extended Revolving Commitments are not guaranteed by any Person that is not a Loan Party; and

(d) except as to principal amount, tranching, pricing terms (interest rate, fees, funding discounts and prepayment premiums), call protection and maturity, the terms and conditions of such Extended Revolving Commitments are substantially identical to (including as to ranking and priority), or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Revolving Commitments subject to such Extension Offer, as determined in good faith by the Company unless (x) the Lenders holding the Revolving Commitments subject to such Extension Offer receive the benefit of such more favorable terms or (y) any such provisions apply after the Maturity Date of the Revolving Commitments subject to such Extension Offer.

(5) Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Company and each applicable Extending Lender; provided that the Letter of Credit Commitment of any Issuing Bank shall not be extended in connection with any Extension of Revolving Commitments unless such Issuing Bank shall have consented thereto. The transactions contemplated by this Section 2.32 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Sections 2.12 and 2.19) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.32 will not apply to any of the transactions effected pursuant to this Section 2.32.

Section 2.33 Joint and Several Liability of Borrowers. All Revolving Loans and Swing Line Loans in each case under this Agreement shall be deemed to be jointly funded to and received by the Borrowers and all Letters of Credit, upon issuance, shall be deemed to be jointly issued for the account of each Borrower with respect to the Loans and each other extension of credit made hereunder. Each Borrower is jointly and severally liable under this Agreement for all of the Obligations, regardless of the manner or amount in which proceeds of any Loans are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which the Administrative Agent and/or any other Secured Party accounts for such Loans or such other Obligations on its books and records. Each Borrower shall be liable for all amounts due to the Administrative Agent and/or any Lender from any Borrower under this Agreement, regardless of which Borrower actually receives Loans or other credit extensions hereunder or the amount of such Loans and credit extensions received or the manner in which the Administrative Agent and/or such Lender accounts for such Loans or other credit extensions on its books and records. Each Borrower’s Obligations with respect to Loans and other credit extensions made to it hereunder, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Administrative Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of credit extensions to such Borrower. Each Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of

(i) the release of any other Borrower pursuant to Section 2.8 or 11.14 or the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower under this Agreement or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower under this Agreement,

(ii) the absence of any attempt to collect the Obligations under this Agreement from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same,

(iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Administrative Agent, the Collateral Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower under this Agreement, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent, the Collateral Agent and/or any Lender,

(iv) the failure by the Administrative Agent, the Collateral Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower under this Agreement,

(v) the Administrative Agent’s, the Collateral Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code,

(vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code,

(vii) the disallowance of all or any portion of the Administrative Agent’s, the Collateral Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under this Agreement under Section 502 of the Bankruptcy Code, or

(viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower.

With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other credit extensions made to any of the other Borrowers hereunder, such Borrower waives, until such Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent, the Collateral Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of such Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, the Collateral Agent and/or any Lender to secure payment of such Obligations or any other liability of any Borrower to the Administrative Agent, the Collateral Agent and/or any Lender. Upon an Event of Default which has occurred and is continuing, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of such Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for such Obligations. Each Borrower consents and agrees that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of such Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 2.33 shall apply to any Person released from its Obligations as a Borrower in accordance with Section 2.8 or 10.18.

Section 2.34 Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower with respect to the Loans and each other extension of credit made hereunder (an “Accommodation Payment”), then such Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations under this Agreement. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

Section 2.35 Subsidiary Borrower Termination. Upon the execution by the Company and delivery to the Administrative Agent of a Subsidiary Borrower Termination with respect to any Subsidiary Borrower, such Subsidiary Borrower shall cease to be a Borrower; provided that if such Subsidiary Borrower owns any Collateral included in the most recently delivered Borrowing Base Certificate the Subsidiary Borrower Termination shall not be effective (other than to terminate its right to borrow additional Loans or cause the issuance of Letters of Credit under this Agreement) unless and until the Company shall have delivered to the Administrative Agent an updated Borrowing Base Certificate as required under Section 5.04(8)(v); provided that where such Subsidiary Borrower is also a Guarantor (unless it is released in accordance with Section 10.18), its obligations in its capacity as Guarantor shall continue to be legal, valid, binding and enforceable and in full force and effect and the amount guaranteed by it as a Guarantor shall not be decreased; provided, further that any Revolving Loans of such Subsidiary Borrower shall be immediately prepaid in connection with such Subsidiary Borrower Termination.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each of Holdings and its Restricted Subsidiaries represents and warrants to each Agent, to each of the Lenders and to each Issuing Bank that the following representations and warranties are true and correct in all material respects.

Section 3.01 Organization; Powers. Each of Holdings, the Company and each Restricted Subsidiary:

(1) is a partnership, limited liability company, corporation or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization), except, in the case of Restricted Subsidiaries that do not constitute Loan Parties, where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(2) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(3) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and

(4) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder and the Transactions:

(1) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by the Loan Parties; and

(2) will not:

(a) violate:

(i) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party;

(ii) any applicable order of any court or any rule, regulation or order of any Governmental Authority; or

(iii) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound;

(b) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, agreement or other instrument referred to in Section 3.02(2)(a)(iii) above; or

(c) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

except, with respect to clauses (a) and (b) of this Section 3.02(2), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to:

(1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;

(2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3) implied covenants of good faith and fair dealing;

(4) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries; and

(5) the Legal Reservations.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent, Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for:

(1) the filing of Uniform Commercial Code financing statements, PPSA financing statements and equivalent filings in foreign jurisdictions;

(2) [reserved];

(3) [reserved];

(4) filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;

(5) such as have been made or obtained and are in full force and effect;

(6) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or

(7) filings or other actions listed on Schedule 3.04.

Section 3.05 Title to Properties. Each of Holdings, the Company and the Subsidiary Loan Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and valid title to its personal property and assets, in each case, except for Permitted Liens or defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, in each case, except where the failure to have such title, interest, easement or right would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

Section 3.06 Subsidiaries.

(1) Schedule 3.06 sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of Holdings, the Company and each Restricted Subsidiary and, as to each Restricted Subsidiary, the percentage of each class of Equity Interests owned by the Company or by any other Subsidiary of the Company.

(2) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned or held by Holdings, the Company or any Restricted Subsidiary.

Section 3.07 Litigation; Compliance with Laws.

(1) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Company, threatened in writing against or affecting Holdings or any Restricted Subsidiary or any business, property or rights of any such Person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.13), in each case, except for the Disclosed Matters, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(2) To the knowledge of the Company, none of the Company, any Restricted Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.13) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08 Federal Reserve Regulations.

(1) None of Holdings, the Company or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(2) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations U or X.

Section 3.09 Investment Company Act. None of Holdings, the Company or any Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10 Use of Proceeds.

(1) [Reserved].

(2) The proceeds of the Revolving Loans and Letters of Credit will be used for working capital, capital expenditures, general corporate purposes, acquisitions and other Investments, Restricted Payments and any other purpose of Holdings and its Subsidiaries not otherwise prohibited under this Agreement.

(3) Notwithstanding the foregoing or anything to the contrary herein, (a) no part of the proceeds of any Loan or Letter of Credit will be used by the Company, directly or indirectly, to make any payments to a Sanctioned Country or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to any Subsidiary, joint venture partner or other Person to fund a Sanctioned Country or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Country or a Sanctioned Person, in each of the foregoing in a manner that, or in any other manner that, would result in a violation of Sanctions applicable to any member of the Lender Group or any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing by any Person, and (b) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person (including any Person participating in the Loans, whether as administrative agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) that would result in a in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws applicable to any member of the Lender Group or any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing.

Section 3.11 Taxes.

(1) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings and its Restricted Subsidiaries has filed or caused to be filed all federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it; and

(2) Each of Holdings and its Restricted Subsidiaries has timely paid or caused to be timely paid (a) all Taxes shown to be due and payable by it (taking into account any applicable extension) on the returns referred to in clause (1) of this Section 3.11 and (b) all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which Holdings, the Company or any Restricted Subsidiary (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

Section 3.12 No Material Misstatements.

(1) All written factual information and written factual data (other than the Projections, estimates and information of a general economic or industry specific nature) (subject, on the Closing Date, with respect to information or data concerning the Company and its Subsidiaries and their business, to the knowledge of such Loan Party only) concerning Holdings or any Restricted Subsidiary that has been made available to the Administrative Agent or the Lenders, directly or indirectly, by or on behalf of Holding or any Restricted Subsidiary in connection with the Transactions, when taken as a whole and after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

(2) The Projections that have been made available to the Administrative Agent or the Lenders by or on behalf of the Company in connection with the Transactions, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Company to be reasonable at the time made and at the time delivered to the Administrative Agent or the Lenders, it being understood by the Administrative Agent and the Lenders that:

(a) the Projections are merely a prediction as to future events and are not to be viewed as facts;

(b) the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and the Company;

(c) no assurance can be given that any particular Projections will be realized; and

(d) actual results may differ and such differences may be material.

Section 3.13 Environmental Matters. Except for the Disclosed Matters and as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(1) Holdings and each of the Restricted Subsidiaries are in compliance with all Environmental Laws (including having obtained and complied with all permits, licenses and other approvals required under any Environmental Law for the operation of its business);

(2) neither Holdings nor any Restricted Subsidiary has received notice of or is subject to any pending, or to the Company’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved;

(3) to the Company’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by Holdings or any Restricted Subsidiary in violation of Environmental Laws and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by Holdings or any Restricted Subsidiary and transported to or released at any location which, in each case, described in this clause (3), would reasonably be expected to result in an Environmental Liability of Holdings or any Restricted Subsidiaries; and

(4) there are no agreements in which Holdings or any Restricted Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably anticipated liability or obligation of any other Person arising under or relating to Environmental Laws or Hazardous Materials.

Section 3.14 Security Documents. The Collateral Agreement and each other Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal and valid Liens on the Collateral described therein; and when financing statements in appropriate form are filed in the offices specified on Schedule III to the Collateral Agreement (or the analogous schedule or provision of such other Security Document, to the extent applicable) and Control Agreements are validly delivered, the Liens on the Collateral granted pursuant to the Collateral Agreement and the other Security Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the applicable Loan Party in such Collateral in which (and to the extent) a security interest can be perfected under Article 9 of the Uniform Commercial Code or the PPSA, in each case prior to and superior in right of the Lien of any other Person (except for Permitted Liens).

Section 3.15 [Reserved].

Section 3.16 Solvency. On the Closing Date, after giving effect to the consummation of the Transactions, including the making of the Loans hereunder, and after giving effect to the application of the proceeds thereof:

(1) the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities (subordinated, contingent or otherwise);

(2) the present fair saleable value of the property of the Company and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities become absolute and matured;

(3) the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (subordinated, contingent or otherwise) as such liabilities become absolute and matured; and

(4) the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.17 No Material Adverse Effect. Since December 31, 2022, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.18 Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.19 OFAC, Sanctions, Anti-Corruption Laws; Anti-Money Laundering Laws.

(1) No Loan Party or any of its Subsidiaries is in violation of any Sanctions applicable to such Loan Party or Subsidiary.

(2) No Loan Party nor any of its Subsidiaries nor any director, officer, employee, or to the knowledge of such Loan Party, agent or Controlled Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person, (b) has any assets located in a Sanctioned Country to the extent such assets would violate Sanctions applicable to any Loan Party or any of its Subsidiaries or Controlled Affiliates of the

foregoing, (c) derives revenues from investments in, or transactions with Sanctioned Persons or a Sanctioned Country, in violation of Sanctions, or (d) has, within the last five years, had any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, in violation of Sanctions.

(3) Except as set forth on Schedule 3.19(3), each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws applicable to any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing.

(4) Except as set forth on Schedule 3.19(4), each of the Loan Parties and its Subsidiaries, each director, officer, employee and to the knowledge of each such Loan Party, agent and Controlled Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions applicable to such Person, and (ii) with all Anti-Corruption Laws and Anti-Money Laundering Laws applicable to any Loan Party or any of their respective Subsidiaries or Controlled Affiliates of the foregoing.

(5) Notwithstanding the foregoing, the provisions of this Section 3.19, Section 3.10, Section 5.14 and any other provision hereof shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by any Loan Party or any Subsidiary thereof.

Section 3.20 Intellectual Property; Licenses, Etc. Except as set forth on Schedule 3.20:

(1) except as would not reasonably be expected to have a Material Adverse Effect, Holdings and each Restricted Subsidiary owns, or possesses the right to use, all of the patents, trademarks, service marks, trade names, copyrights, mask works, domain names, trade secrets and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without infringing, misappropriating, diluting or violating with the rights of any other Person;

(2) except as would not reasonably be expected to have a Material Adverse Effect, neither Holdings nor any of the Restricted Subsidiaries nor any product, process, method, substance, part or other material now employed, sold or offered by the Company or the Restricted Subsidiaries is infringing upon, misappropriating, diluting or otherwise violating Intellectual Property Rights of any Person; and

(3) except as would not reasonably be expected to have a Material Adverse Effect, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened in writing.

Section 3.21 Employee Benefit Plans, Canadian Pension Plans and UK DB Pension Plans.

(1) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value (as determined in good faith by the Company) of the assets of such Plans, in the aggregate.

(2) Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party is in material compliance with the applicable provisions of any Canadian Pension Plan and the Canadian Pension Plans are duly registered under the ITA and all other laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. Except as would not reasonably be expected to have a Material Adverse Effect, no Canadian Pension Event has occurred or is reasonably expected to occur. All contributions and payments required to be made by any Loan Party to any Canadian Pension Plan or Canadian Multi-Employer Pension Plan have been timely made in accordance with the terms of the plan and applicable law, save for immaterial amounts which are made no later than 30 days after the date on which they were due or administrative errors that are rectified within 30 days. Except for the Canadian Pension Plans listed on Schedule 3.21, none of the Canadian Pension Plans is a Canadian Defined Benefit Pension Plan. A copy of the most recently prepared actuarial valuation report for each Canadian Pension Plan which is a Canadian Defined Benefit Pension Plan has been provided to the Administrative Agent.

(3) Except for the Disclosed UK DB Pension Plans, neither Holdings nor any of its Subsidiaries is or has at any time been an “employer” in relation to a UK DB Pension Plan or is or has been at any time in the previous six years “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 of the United Kingdom) (except to the extent any such connection or association has not, individually or in the aggregate, and would not, reasonably be expected to have a Material Adverse Effect) an “employer” of any UK DB Pension Plan.

(4) Neither Holdings nor any of its Subsidiaries has received a Financial Support Direction or a Contribution Notice (or a warning notice in respect of a Financial Support Direction or a Contribution Notice) or is currently liable to discharge any fine or penalty in relation to any Criminal Pension Power.

Section 3.22 Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, to the knowledge of the Company, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base complies in all material respects with the criteria set forth in the definitions of “Eligible Account”, “Investment Grade Eligible Account”, “Eligible Unbilled Account”, “Investment Grade Eligible Billed Finance Accounts” or “Eligible Billed Finance Account”, as applicable and the Inventory reflected therein as eligible for inclusion in the Borrowing Base complies in all material respects with the criteria set forth in the definitions “Eligible Inventory” or “Eligible In-Transit Inventory” and the Qualified Cash reflected therein as eligible for inclusion in the Borrowing Base comply in all material respects with the criteria set forth in the definition of “Qualified Cash”. .

ARTICLE IV.

CONDITIONS OF LENDING

Section 4.01 Conditions Precedent to Credit Extensions on the Closing Date. The agreement of each Lender to make Credit Extensions on the Closing Date is subject solely to the satisfaction or waiver by the Administrative Agent, prior to or concurrently with the making of the Credit Extensions on the Closing Date, of the following conditions precedent (the making of such initial Credit Extensions by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(1) Loan Documents. The Administrative Agent shall have received this Agreement, the Guaranty and the Security Documents, in each case, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of each of the Loan Parties party thereto.

(2) Borrowing Request. On or prior to the Closing Date, the Administrative Agent shall have received a Borrowing Request and a Letter of Credit Request, if applicable.

(3) Cash Management. The Administrative Agent shall have received (i) written consents from the Securitization Providers consenting to the establishment of Control Agreements over the Co-Mingled Bank Accounts and (ii) the Securitization Intercreditor Agreement, duly executed by the Collateral Agent, the Administrative Agent, the applicable Securitization Providers, the applicable Borrowing Base Parties and each other Person party thereto.

(4) Closing Date Refinancing. The Closing Date Refinancing shall have occurred substantially concurrently with the initial Credit Extensions.

(5) Fees. Payment of all fees (a) required to be paid pursuant to the Fee Letter and the Engagement Letter and (b) reasonable (and reasonably documented) out-of-pocket expenses required to be paid on the Closing Date pursuant to the Engagement Letter, in each case to the extent invoiced in reasonable detail at least five Business Days prior to the Closing Date.

(6) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit B, delivered by the Company.

(7) Closing Date Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of the Loan Parties dated the Closing Date and certifying:

(a) that attached thereto is a true and complete copy of the charter or other similar organizational document of such Loan Party (or, in the case of English Subsidiary Loan Parties, the certificate of incorporation, articles of association and (if applicable) memorandum of association), and each amendment thereto, except in the case of any Canadian Loan Party, certified (as of a date reasonably near the Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized;

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or equityholders (as applicable) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Closing Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(c) in relation to each English Subsidiary Loan Party, that the guaranteeing and/or securing of the Obligations by such English Subsidiary Loan Party will not cause any guarantee or security limit binding on such English Subsidiary Loan Party to be exceeded; and

(d) as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents specified in Section 4.01(1) (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4.01(7)).

(8) Legal Opinions. The Administrative Agent shall have received a customary legal opinion of (i) White & Case LLP, New York counsel to the Loan Parties, (ii) McMillan LLP, Canadian counsel to the Loan Parties, (iii) Latham & Watkins LLP, English counsel to the Secured Parties and (iv) Loyens & Loyeff, Dutch counsel to the Secured Parties.

(9) [Reserved].

(10) Good Standing Certificate. The Administrative Agent shall have received a good standing certificate or similar certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of the Company’s and the Guarantors’ respective jurisdiction of organization dated a recent date prior to the Closing Date.

(11) [Reserved].

(12) Know Your Customer and Other Required Information. All documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation, PATRIOT Act, CAML and Beneficial Ownership Certificates), as has been reasonably requested in writing by the Administrative Agent at least ten Business Days prior to the Closing Date, shall have been provided not later than the date that is three Business Days prior to the Closing Date, including, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate.

(13) Representations and Warranties. The representations and warranties set forth in the Loan Documents will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(14) UCC and PPSA Financing Statements. The Collateral Agent shall have received with respect to the Company and each other Loan Party, UCC-1 financing statements in a form appropriate for filing in the state of organization of such Loan Party and PPSA financing statements or other filings in a form appropriate for filing in the jurisdiction of organization, registered office, head office, chief executive office and domicile (as determined under the Civil Code of Quebec) of each Canadian Loan Party and the jurisdiction of any Loan Party’s tangible Collateral located in Canada.

(15) Officer’s Certificate. The Administrative Agent shall have received a certificate of an Responsible Officer of the Company, dated as of the Closing Date and certifying as to the matters set forth in Sections 4.01(13) above.

(16) Borrowing Base Certificate. The Company shall have delivered a borrowing base certificate as of March 31, 2023 (the “Closing Date Borrowing Base Certificate”).

There are no conditions, implied or otherwise, to the making of Credit Extensions on the Closing Date other than as set forth in the preceding clauses (1) through (16) and upon satisfaction or waiver by the Administrative Agent of such conditions the Credit Extensions will be made by the Lenders.

Section 4.02 Conditions Precedent to Additional Credit Extensions. The obligation of each Lender to make a Credit Extension (other than Protection Advances) after the Closing Date is subject to the satisfaction (or waiver) of the following express conditions:

(1) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request or, in the case of the issuance, extension or amendment of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request in accordance with the requirements hereof.

(2) Except with respect to any Credit Extension pursuant to Section 2.24, the representations and warranties set forth in the Loan Documents will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(3) Except with respect to any Credit Extension pursuant to Section 2.24, at the time of and immediately after any such Credit Extension, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(4) At the time of and immediately after such Credit Extension, Availability is not less than $0.

Each such Credit Extension occurring after the Closing Date will be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Extension as to the matters specified in paragraphs (2) and (3) of this Section 4.02 to the extent applicable to such Credit Extension.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each of Holdings and the Company covenants and agrees with each Lender that, so long as this Agreement is in effect and until the Termination Date, unless the Required Lenders otherwise consent in writing, Holdings and the Company will, and will cause their Restricted Subsidiaries to:

Section 5.01 Existence; Businesses and Properties.

(1) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except:

(a) in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or

(b) in connection with a transaction permitted under Section 6.05.

(2) (a) Do or cause to be done all things necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto necessary for the normal conduct of its business and

(b) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (subject to casualty, condemnation and ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times, in each case, except:

(i) as expressly permitted by this Agreement;

(ii) such as may expire, be abandoned or lapse in the ordinary course of business; or

(iii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Insurance.

(1) Maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and use commercially reasonable efforts to cause the Collateral Agent to be listed as a lender loss payee on property policies and as an additional insured on liability and casualty policies. The Company will furnish to the Administrative Agent or the Collateral Agent, upon request, information in reasonable detail as to the insurance so maintained. It is understood and agreed that no Loan Party will be required to maintain flood insurance for any Real Property.

(2) Subject to Section 5.13, obtain certificates and endorsements reasonably acceptable to the Collateral Agent with respect to property and casualty insurance; use commercially reasonable efforts to:

(a) cause each insurance policy referred to in this Section 5.02 and procured from an insurance company to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent except in connection with any insurance policy required by subclause 5.02(1)(B) hereof, provide for at least 45 days prior written notice to the Collateral Agent of any cancellation or nonrenewal of such policy; and

(b) deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

Section 5.03 Taxes. Pay and discharge promptly when due and payable, all Taxes imposed upon it or its income or profits or in respect of its property except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that such payment and discharge will not be required with respect to any Tax if (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) Holdings, the Company or any affected Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto.

Section 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders (or, with respect to clause (6) below, to the Lenders who have requested such information)):

(1) within 90 days following the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its Restricted Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, starting with the fiscal year ending December 31, 2023, setting forth in comparative form the corresponding figures for the prior fiscal year, (together with, in all cases, customary management discussion and analysis) which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be audited by the auditors of the Company on the Closing Date, independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from (i) an upcoming maturity date of indebtedness occurring within one year from the time such opinion is delivered, (ii) anticipated or actual financial covenant non-compliance or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP (the applicable financial statements delivered pursuant to this clause (1) being the “Annual Financial Statements”);

(2) within 45 days following the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its Restricted Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and, in each case, the then-elapsed portion of the fiscal year and setting forth, starting with the fiscal quarter ending June 30, 2023, in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (together with, in all cases, customary management discussion and analysis), which consolidated balance sheet and related statements of operations and cash flows will be certified by a Responsible Officer of Holdings on behalf of Holdings as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (the applicable financial statements delivered pursuant to this clause (2) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, collectively, the “Required Financial Statements”);

(3) concurrently with any delivery of Required Financial Statements, a certificate of a Financial Officer of the Company:

(a) certifying to such Financial Officer’s knowledge that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b) setting forth, in reasonable detail, the calculation of the Fixed Charge Coverage Ratio for the most recent period of four consecutive fiscal quarters as of the close of such fiscal year or such fiscal quarter, as applicable;

(c) certifying a list of all Unrestricted Subsidiaries at such time and accompanied, if applicable, by unaudited reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries with respect to the Required Financial Statements; and

(d) during any Covenant Compliance Period, setting forth computations in reasonable detail necessary for determining compliance by the Company with the provisions of Section 6.10 for the most recent period of four consecutive fiscal quarters as of the close of such fiscal year or fiscal quarter, as applicable;

(4) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials publicly filed by Holdings, the Company or any Restricted Subsidiary with the SEC;

(5) within 90 days following the end of each full fiscal year (starting with the fiscal year ending December 31, 2023), a consolidated annual budget for such fiscal year in the form customarily prepared by the Company (the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer of the Company on behalf of the Company to the effect that the Budget is based on assumptions believed by the Company to be reasonable as of the date of delivery thereof;

(6) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Company or any Restricted Subsidiary, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(7) [reserved]; and

(8) on or before fifteen (15) Business Days after the end of each calendar month (or, solely in the case of the first three calendar months for which a Borrowing Base Certificate is required to be delivered following the Closing Date, twenty (20) Business Days after the end of such month), a Borrowing Base Certificate, with such supporting materials as the Administrative Agent may reasonably request, prepared as of the close of business on the last Business Day of the previous month then ended; provided that,

(i) the Company may elect to deliver the Borrowing Base Certificate on a more frequent basis (but if such election is exercised it must be continued until the date that is 60 days after the date of such election with a frequency equal to that of the initial additional Borrowing Base Certificate delivered by the Company for that period),

(ii) the Borrowing Base Certificate delivered in respect of the final calendar month (or week, as the case may be) of each fiscal quarter of the Company shall certify what level of the Applicable Margin shall be applicable for the succeeding fiscal quarter if the Company has not delivered an Officer’s Certificate to the Administrative Agent after the end of such fiscal quarter containing such a certification,

(iii) the Company may deliver to the Administrative Agent a Borrowing Base Certificate at any such other times as may be agreed between the Company and the Administrative Agent (it being understood that in the event any Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement in connection with any Permitted Investment, any termination of a Subsidiary Borrower, any disposition or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary is required to calculate the Borrowing Base on a Pro Forma Basis, the Borrowing Base shall be determined by reference to such Borrowing Base Certificate delivered substantially concurrently with the consummation of such acquisition or other Investment, termination, disposition or designation, as applicable),

(iv) at any time a Liquidity Condition or a Designated Event of Default has occurred and is continuing, Borrowing Base Certificates shall instead be delivered on or before the following Wednesday following the end of each calendar week (or if such Wednesday is not a Business Day, the next Business Day), prepared as of the close of business on the last Business Day of the previous week then ended and

(v) concurrently with

(a) any designation of any Subsidiary as an Unrestricted Subsidiary,

(b) (A) any Subsidiary Borrower ceasing to be a Subsidiary Borrower or (B) any other Loan Party ceasing to be a Loan Party and

(c) any sale, transfer or disposition outside the ordinary course of business of any ABL Priority Collateral included in the most recently delivered Borrowing Base Certificate in excess of 10% of the Borrowing Base, the Company shall deliver to the Administrative Agent an updated Borrowing Base Certificate calculating and certifying the Borrowing Base and Availability as of the date of such designation, cessation or disposition, which calculation shall give Pro Forma effect to such designation, cessation or disposition as if effected immediately prior to such date (and Availability shall be greater than zero).

Anything to the contrary notwithstanding, the obligations in clauses (1) and (2) of this Section 5.04 may be satisfied with respect to financial information of Holdings and its Restricted Subsidiaries by furnishing (1) the applicable financial statements of Holdings or (2) Holdings’ Form 10-K or 10-Q, as applicable, filed with the SEC. The obligations in clauses (1) and (2) of this Section 5.04 may be satisfied by delivery of financial information of Holdings and its Subsidiaries so long as such financial statements include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically in accordance with Section 10.01(5).

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Company obtains actual knowledge thereof:

(1) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(2) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of the Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(3) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(4) the occurrence of any Canadian Pension Event;

(5) in respect of Holdings or any of its Subsidiaries:

(a) the actual issuance by the Pensions Regulator of, or a written communication from the Pensions Regulator which confirms that the Pensions Regulator is investigating the issuance of, a Financial Support Direction or a Contribution Notice in relation to any UK DB Pension Plan;

(b) the actual exercise by the Pensions Regulator, the CPS or the DPP of, or a written communication from the Pensions Regulator, the CPS or the DPP which confirms that the Pensions Regulator, the CPS or the DPP is investigating the exercise of any Criminal Pension Power in relation to any UK DB Pension Plan;

(c) the occurrence of an employer related Notifiable Event in relation to any UK DB Pension Plan; and/or

(d) any debt triggered which becomes due and payable to any UK DB Pension Plan pursuant to Section 75 or 75A of the Pensions Act 1995 of the United Kingdom.

(6) notices of any default or event of default with respect to any Securitization Arrangement

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA, FCPA, OFAC and the PATRIOT Act and Beneficial Ownership Regulation), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 will not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.

Section 5.07 Maintaining Records; Access to Properties and Inspections.

(1) Permit any Persons designated by the Administrative Agent to visit and inspect the financial records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent, upon reasonable prior notice to the Company to discuss the affairs, finances and condition of Holdings or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to such accountant’s policies and procedures); provided that the Administrative Agent shall give the Company an opportunity to participate in any discussions with its accountants; provided, further, that the Administrative Agent may not exercise such rights more often than one time during any six-month period unless an Event of Default is continuing and such time will be at the Company’s expense.

(2) At reasonable times during normal business hours and upon reasonable prior notice that the Administrative Agent requests in writing, the Company shall permit Acceptable Appraiser to perform, at the Company’s expense (not to exceed the actual fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination), such appraisals of Inventory, field examinations, collateral analysis, monitoring or such other business analysis as reasonably required by the Administrative Agent prepared on a basis satisfactory to the Administrative Agent in its Permitted Discretion and shall in connection therewith provide the Acceptable Appraiser with access during normal business hours to all facilities and all book and records of the Company required by the Acceptable Appraiser to conduct such audits. Unless an Designated Event of Default has occurred in the preceding twelve (12) months (in which case such appraisals, field examinations and other audits shall occur as often as the Administrative Agent shall determine is necessary in its sole discretion and shall all be at the expense of the Company as provided above), the Company shall not be obligated to reimburse the Administrative Agent for, and the Administrative Agent or an Acceptable Appraiser may not conduct, in any calendar year more than one (1) field examination and one (1) appraisal of Inventory (or two (2) field examinations and two (2) appraisals of Inventory if a Liquidity Condition has existed in the preceding twelve (12) months). So long as no Event of Default or Liquidity Condition exists, Administrative Agent shall use commercially reasonable efforts to schedule field examinations and appraisals provided under this paragraph in connection with the visits and inspections provided for in the paragraph above. In addition to the foregoing field examinations and inventory appraisals, the Administrative Agent shall be permitted to conduct an additional field examination and appraisal of Inventory upon a Restricted Subsidiary becoming a Subsidiary Borrower in accordance with the definition thereof.

(3) In addition, the Company will have the right (but not the obligation), at their expense, at any time and from time to time to provide the Administrative Agent with additional appraisals or updates thereof of any or all of the Collateral from any Acceptable Appraiser prepared on a basis satisfactory to the Administrative Agent in its Permitted Discretion, in which case such appraisals or updates shall be used in connection with the determination of the Net Orderly Liquidation Value and the calculation of the Borrowing Base hereunder. With respect to each appraisal made pursuant to this Section 5.07 after the Closing Date, (i) the Administrative Agent and the Company will each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Net Orderly Liquidation Value or the Borrowing Base hereunder as a result of such appraisal shall be reflected in the Borrowing Base Certificate delivered immediately succeeding such appraisal.

(4) Notwithstanding anything to the contrary in this Agreement (including Sections 5.04(7), 5.05, 5.07 and 5.12) or any other Loan Document, none of the Loan Parties or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter with any competitor to Holdings or any of its Subsidiaries or that (1) constitutes non-financial trade secrets or non-financial proprietary information, (2) in respect of which disclosure is prohibited by law or any binding agreement, (3) is subject to attorney-client or similar privilege or constitutes attorney work product or (4) creates an unreasonably excessive expense or burden on Holdings or any of its Subsidiaries.

(5) Notwithstanding anything to the contrary in this Agreement (including Section 5.07(2) above), if (x) a field exam or appraisal required to be delivered pursuant to Section 5.07(2) above has been past the date of delivery of the prior field exam or appraisal by at least 15 months or (y) if a Designated Event of Default or Liquidity Condition has occurred and is continuing and the Administrative Agent (after consultation with the Co-Collateral Agent) elects not to conduct additional field exams or appraisals, in each case the Co-Collateral Agent shall be permitted to conduct such additional field exams and appraisals in accordance with Section 5.07(2).

Section 5.08 Use of Proceeds The Borrowers will use the proceeds of the Revolving Loans in accordance with and subject to Section 3.10.

Section 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other Persons occupying its fee-owned Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances; Additional Security.

(1) If at any time after the Closing Date, a Restricted Subsidiary is designated by the Company as a Guarantor pursuant to the definition thereof or pursuant to the definition of “Excluded Subsidiary”, then, within ninety (90) Business Days after the date of the applicable event described above (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Company will or will cause each such Restricted Subsidiary to:

(a) deliver a joinder to each of the Guaranty and the Collateral Agreement (or, in the case of any Foreign Subsidiary, the equivalent Loan Document), substantially in the form specified therein (or such other form as agreed between the Company and the Administrative Agent), duly executed on behalf of such Restricted Subsidiary;

(b) to the extent required by and subject to the exceptions set forth in this Section 5.10 or the Security Documents, deliver to the Collateral Agent (or a designated bailee thereof) Uniform Commercial Code financing statements and PPSA financing statements with respect to such Restricted Subsidiary and such other documents reasonably requested by the Collateral Agent to create the Liens intended to be created under the Security Documents and perfect such Liens to the extent required by or in a manner consistent with the Security Documents;

(c) except as otherwise contemplated by this Section 5.10 or any Security Document, obtain all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder; and

(d) deliver to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations (including, without limitation, the USA Patriot Act and CAML) with respect to such Restricted Subsidiary as have been reasonably requested in writing by the Administrative Agent.

(2) If at any time after the Closing Date, Holdings, the Company or any Restricted Subsidiary (other than an Excluded Subsidiary set forth in clauses (2), (3), (5) (solely with respect to Indebtedness incurred as the sole obligation of such Finance SPE (and, for the avoidance of doubt, not incurred or guaranteed by Holdings, the Company or any Restricted Subsidiary (other than a Finance SPE)), (6), (7), (8) and (9) of the definition thereof, unless such Excluded Subsidiary ceases to be an Excluded Subsidiary pursuant to such definition) incurs, issues or Guarantees any Material Springer Debt, then, within 60 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the date of such issuance, incurrence or Guarantee, Holdings will, and will cause each such Restricted Subsidiary to:

(a) deliver such collateral agreements, mortgages or other security documents, intercreditor agreements (including an Acceptable Intercreditor Agreement and a joinder to the Securitization Intercreditor Agreement, if applicable), instruments and other documents, and take such other necessary actions, as are required to grant or otherwise provide to the Collateral Agent, for the benefit of the Secured Parties, junior priority Liens in such assets and properties (other than Excluded Assets) of the Loan Parties that do not constitute ABL Priority Collateral with respect to which corresponding senior priority Liens are granted or provided to the holders of such Material Springer Debt (or a Debt Representative acting on behalf of such holders) pursuant to the documentation governing such Material Springer Debt; and

(b) if such Restricted Subsidiary is not a Loan Party, deliver to the Collateral Agent duly authorized, executed and delivered copies of the Guaranty and any Security Documents required to be entered into by such Restricted Subsidiary pursuant to Section 5.10(1) as applied to such Restricted Subsidiary becoming a Loan Party, as applicable, hereunder and, regardless of whether such Restricted Subsidiary is a Loan Party on the date it becomes or is to become an additional Loan Party hereunder, Section 5.10(1) shall have been satisfied with respect to such Restricted Subsidiary.

(3) Within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the applicable change, furnish notice to the Collateral Agent of any change in any Loan Party’s:

(a) corporate or organization name;

(b) organizational structure;

(c) location (determined as provided in UCC Section 9-307 or the PPSA); or

(d) organizational identification number (or equivalent) or, solely if required for perfecting a security interest in the applicable jurisdiction, Federal Taxpayer Identification Number.

The Company will cause all filings to be made within any statutory period, under the Uniform Commercial Code, the PPSA or other applicable law or regulation that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, for the benefit of the applicable Secured Parties, in all Collateral held by a Loan Party that can be perfected by such filing in the state, province or other jurisdiction of organization, chief executive office, registered office, head office, domicile (as determined under the Civil Code of Quebec) or location of tangible Collateral held by a Loan Party in any province or territory of Canada) or other applicable law or regulation of such Loan Party and additional financing statements, if any, required in the District of Columbia for any Guarantors constituting Foreign Subsidiaries.

(4) Execute any and all other documents, financing statements, financing change statements, agreements and instruments, and take all such other actions (including the filing and recording of financing statements, financing change statements and other documents), not described in the preceding clause (1) and that the Collateral Agent may reasonably request to satisfy the requirements set forth in this Section 5.10 and in the Security Documents with respect to the creation and perfection of the Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, contemplated herein and in the Security Documents and to cause such requirement to be and remain satisfied, all at the expense of the Company, and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created by the Security Documents to the extent required hereby.

(5) Notwithstanding anything to the contrary in this Agreement or any other Loan Document,

(a) the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Assets or any exclusions and carve-outs from the perfection requirements expressly set forth in the Collateral Agreement or any other Security Document;

(b) neither the Company nor the other Loan Parties will be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent

(i) the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Company in its reasonably judgement in consultation with the Administrative Agent or

(ii) the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or, in the case of assets consisting of licenses, agreements or similar contracts, to the extent the grant of security therein would violate the terms of such license, agreement or similar contract relating to such asset or would trigger termination of any contract pursuant to any “change of control” or similar provision, in each case, after giving effect to any applicable provisions of the Uniform Commercial Code, the PPSA or other applicable law;

(c) the Loan Parties will not be required to seek or obtain any third-party landlord lien waiver, estoppel (other than in respect of any applicable PPSA registrations), warehouseman waiver or other collateral access or similar letter or agreement (including any Collateral Access Agreements);

(d) with respect to a Foreign Subsidiary that is a Borrower or Guarantor (including a Foreign Subsidiary that becomes a Guarantor at the election of the Company pursuant to the definition thereof), security to be provided, including foreign law security or pledge agreements, foreign law mortgages or deeds, and any actions to be taken in connection therewith in order to create or perfect a security interest in any assets of such Foreign Subsidiary, will be reasonably agreed by the Company and the Administrative Agent and shall otherwise be subject to customary “Agreed Security Principles” consistent with financings of a type similar to the Transactions;

(e) with respect to any security interests required to be provided under Section 5.10(2)(a), no actions will be required to be taken in order to create or perfect such security interests, and no collateral agreements, mortgages or other security documents will be required to be entered into, in each case, that are not required to taken or entered into, as applicable, with respect to any corresponding security interests required to be provided in connection with any Material Springer Debt; and

(f) each of the Administrative Agent and Collateral Agent may grant extensions of time in respect of any time period for the delivery of any item of notification of any event under this Agreement or any other Loan Document related to the guarantee and security interests in respect of the Loan Parties (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) in its reasonable discretion.

Section 5.11 [Reserved].

Section 5.12 Cash Dominion.

(1) [Reserved].

(2) On or before ninety (90) days after the Closing Date (or such longer period as may be consented to by the Administrative Agent):

(a) each Loan Party will establish (or has established) the lock boxes (“Lock Boxes”) and/or blocked accounts (including DDAs) (“Blocked Accounts”) in each case listed on Schedule 5.12 (as such Schedule may be updated from time to time in accordance with the provisions hereof), with the bank(s) set forth on Schedule 5.12 (each, a “Depository Bank”)); and

(b) each Loan Party shall execute and deliver to the Administrative Agent Control Agreements for each Lock Box and Blocked Account (in each case, other than Excluded Accounts) maintained by each Loan Party and listed on Schedule 5.12 on the Closing Date and shall take commercially reasonable steps to cause all proceeds in respect of Receivables of such Loan Party to be deposited in such Lock Box or Blocked Account.

(3) (a) The Loan Parties and/or their respective Subsidiaries (in each case, other than a Finance SPE) may enter into Securitization Arrangements from time to time after the Closing Date; provided that prior to the establishment thereof the applicable Securitization Provider shall have entered into a joinder to the Securitization Intercreditor Agreement (in form and substance reasonably satisfactory to the Administrative Agent). To the extent the proceeds of any Securitization Arrangements are co-mingled with the cash or Cash Equivalents of the Loan Parties, such Loan Party and/or such Subsidiary (including any special purpose vehicle (or similar entities in respect thereof)), if applicable, as well as a representative of the lenders and/or creditors in respect thereof (on behalf of itself and such lenders and/or creditors)) shall become party to the Securitization Intercreditor Agreement. Holdings and the Company shall not permit any Securitization Arrangement that is not subject to the Securitization Intercreditor Agreement to co-mingle any cash or Cash Equivalents in respect of such Securitization Arrangement with any cash or Cash Equivalents of the Loan Parties.

(b) In addition, any such Control Agreement with respect to a Lock Box, Blocked Account or other deposit account shall provide for the bank at which such deposit accounts are maintained to, upon receipt of notice by the Administrative Agent following the commencement of such Cash Dominion Period, commence the process of daily sweeps to the Administrative Agent as provided herein; provided that the Collateral Agent shall not issue any such notice to any bank unless a Cash Dominion Period exists and delivery of a written notice from the Administrative Agent to the Company that it intends to commence daily sweeps has occurred.

(4) Except during a Cash Dominion Period in which the Administrative Agent has delivered a written notice as described in the proviso in clause (3)(b) above, the balance from time to time standing to the credit of the Block Account and Lock Box may be distributed as directed by the Borrowing Base Parties or any other Loan Parties, including to one or more other depository accounts of any Loan Party. So long as (i) no Event of Default has occurred and is continuing and (ii) no Cash Dominion Period is then in effect in which the Administrative Agent has delivered a written notice as described in the proviso in clause (3)(b) above, the Loan Parties may have full and complete access to, and may direct the manner of disposition of, funds in the Blocked Accounts.

(5) Subject to the Securitization Intercreditor Agreement and clauses (7) and (9) below, each Loan Party shall direct all of its Account Debtors to forward payments (other than Securitization Proceeds) directly to Lock Boxes or Blocked Accounts that, in each instance, are from and after the 90th day after the Closing Date (or such later date as the Administrative Agent may reasonably agree) subject to a Control Agreement. Subject to the Securitization Intercreditor Agreement,

(i) each Control Agreement shall provide for the applicable Depository Bank, upon receipt (or within such other period of time as agreed between the applicable Depository Bank and the Collateral Agent) of notice by the Collateral Agent following the commencement of such Cash Dominion Period, to commence the process of daily sweeps to the Collection Account, and

(ii) at any time a Cash Dominion Period exists, following written notice from the Administrative Agent to the Company that it intends to commence daily sweeps, the Administrative Agent may deliver written instructions to the Depository Banks directing them to transfer on a daily basis all payments or deposits received in the Lock Boxes and the Blocked Accounts to a collection account maintained by the Loan Parties with the Administrative Agent (the “Collection Account”) or as otherwise instructed by the Administrative Agent;

provided that (i) upon the termination or expiration of such Cash Dominion Period, the Administrative Agent shall promptly rescind such instructions to the Depository Banks and (ii) the Administrative Agent shall not issue any such notice to any Depository Bank unless a Cash Dominion Period exists and delivery of a written notice from the Administrative Agent to the Company that it intends to commence daily sweeps has occurred.

(6) If the Loan Parties receive any proceeds of any Receivables of a Loan Party, such Loan Party shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables of a Loan Party received by them to a Blocked Account.

(7) The Loan Parties may close Blocked Accounts and/or open new Blocked Accounts; provided that within ten Business Days (as such date may be extended by the Administrative Agent in its reasonable discretion) after the opening or acquisition of any deposit account by a Loan Party (other than an Excluded Account), or in the case of an opening, contemporaneously with such opening if an Event of Default or Liquidity Condition then exists, the Company shall (a) amend Schedule 5.12 to add or replace a bank and any Blocked Account and (b) deliver to the Administrative Agent a Control Agreement with respect thereto, executed and delivered by the Loan Party in whose name such account is maintained and the depository institution at which such account is maintained.

(8) Each Loan Party will deposit or cause to be deposited promptly all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Receivables of a Loan Party into the appropriate Lock Boxes or Blocked Accounts of the Borrowing Base Party. Until so deposited, all such payments shall be held by each Loan Party for the benefit of the Administrative Agent and shall not be commingled with any other funds or property of any Loan Party.

(9) Notwithstanding the foregoing or anything in the Loan Documents to the contrary, subject to the Securitization Intercreditor Agreement, (i) any Loan Party may collect Securitization Proceeds in connection with Securitization Arrangements, (ii) Securitization Proceeds and other amounts owing to any Loan Party or any Securitization Provider in connection with Securitization Arrangements may be collected by the applicable Loan Party and remitted to collection accounts maintained by the applicable Finance SPE, (iii) upon written reasonable request from the Administrative Agent, the Company (within a reasonable time period) shall (x) provide a reconciliation in reasonable detail of all outstanding receivables and payables with respect to each Securitization Arrangement that (A) are invoiced and unpaid and (B) invoiced and unpaid but not yet remitted to a Loan Party, (y) provide such other information and data with respect to any Securitization Arrangement as reasonably requested by the Administrative Agent and (z) assist the Administrative Agent to calculate the Maximum Average Daily Securitization Collection Amount (as defined in the Securitization Intercreditor Agreement), (iv) the Loan Parties shall continue to identify and remit Securitization Proceeds in the ordinary course of business and upon ceasing to remit and/or identify such Securitization Proceeds in the ordinary course of business, shall promptly notify the Administrative Agent in writing and (v) any daily sweep or zero balance deposit accounts of the Loan Parties or their respective Subsidiaries as of the Closing Date that regularly transfer proceeds of ABL Priority Collateral (directly or indirectly) to a Loan Party shall not discontinue or cease such regular transfers unless the Loan Parties and/or their Subsidiaries enter into alternative cash management arrangements with respect to such accounts reasonably satisfactory to the Administrative Agent.

(10) All collected amounts received in the Collection Account during a Cash Dominion Period and upon receipt by the Company of written notice thereof by the Administrative Agent shall be distributed and applied on a daily basis to the repayment of all Loans outstanding (or to the extent no such Loans are outstanding, to cash collateralize any then outstanding Letters of Credit) under this Agreement and to the payment of all other Obligations then due and owing pursuant to Section 2.04(2).

(11) Upon the occurrence and continuance of a Cash Segregation Period, the Company shall segregate all Cash Balances (as defined in the Securitization Intercreditor Agreement) representing Maximum Securitization Collections (as defined in the Securitization Intercreditor Agreement) into a separate deposit account (which shall not be further used for operating purposes).

Section 5.13 Post-Closing Matters. Deliver to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.13 hereof on or before the dates specified with respect to such items on Schedule 5.13 (or, in each case, such later date as may be agreed to by Administrative Agent in its reasonable discretion). All representations and warranties contained in this Agreement and the other Loan Documents will be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.13 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).

Section 5.14 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Except as set forth on Schedule 3.19, each Loan Party will, and will cause each of its Subsidiaries to, comply (i) with all Sanctions applicable to such Loan Party or Subsidiary, and (ii) with all Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Loan Party or Subsidiary. Except as set forth on Schedule 3.19, the Company will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.

Section 5.15 Canadian Pension Plans. With respect to each Canadian Pension Plan which is a Canadian Defined Benefit Pension Plan, provide to the Administrative Agent: (a) promptly after the preparation thereof, copies of each actuarial valuation report (including applicable schedules thereto), whether or not such report is filed with any applicable Governmental Authority; (b) promptly after the filing thereof with any applicable Governmental Authority, a copy of each application for regulatory approval of a commuted value transfer from the plan; and (c) upon request by the Administrative Agent if it has reason to believe that the funded status has decreased and it has not already been provided with an actuarial valuation report within the last twelve months, which request shall not be made more than once every twelve months, an update on the funded status of the plan on each of a going concern, solvency and wind-up basis prepared and certified as accurate by an actuary who is a member in good standing of the Canadian Institute of Actuaries.

Section 5.16 Lender Calls. Quarterly, either, at the Company’s sole discretion, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Sections 5.04(1) and 5.04(2) above, the Company shall participate in a conference call for Lenders to discuss the financial position and results of operations of Holdings and its Subsidiaries for the fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered; provided that, if the Company holds a conference call open to the public or holders of its (or any of its Subsidiaries’ or parent entities’) public securities or indebtedness to discuss the financial position and results of operations of Holdings and its Subsidiaries for the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Sections 5.04(1) and 5.04(2) above, such conference call will be deemed to satisfy the requirements of this Section 5.16 so long as the Lenders are provided access to such conference call and the ability to ask questions thereon.

Section 5.17 Transactions with Affiliates.

Not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in an amount exceeding as of the date of such transaction the greater of (i) $80,000,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period as of the date of such transaction, unless such transaction is upon terms no less favorable, taken as a whole, to Holdings and its Restricted Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate (as determined by the Company in good faith), except that this Section 5.17 will not prohibit:

(1) transactions between or among (a) Holdings and its Restricted Subsidiaries or (b) Holdings and any Person that becomes a Restricted Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation in which a Loan Party is the surviving entity);

(2) [reserved];

(3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Company or Holdings in good faith;

(4) payments, loans, advances or guarantees (or cancellation of loans, advances or Guarantees) or advances to future, present or former directors, officers, employees, managers, consultants, independent contractors or other service providers of Holdings, the Company or any Restricted Subsidiary in accordance with Section 6.04(2);

(5) the payment of fees, reasonable out-of-pocket costs and indemnities to future, present or former directors, officers, employees, managers, consultants or independent contractors of Holdings, the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6) the Transactions and transactions pursuant to the Transaction Documents and other transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 5.17 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect as determined in good faith by the Company;

(7)  (a) any employment, consulting, service or termination agreement, or customary indemnification arrangements entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business,

(b) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and

(c) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(8) Restricted Payments permitted under Section 6.06;

(9) any purchase by Holdings of the Equity Interests of the Company and the purchase by the Company of Equity Interests in any Restricted Subsidiary;

(10) [reserved];

(11) transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(12) any transaction in respect of which Holdings delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is (a) in the good faith determination of Holdings qualified to render such letter and (b) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Holdings or the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(13) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(14) the issuance, sale or transfer of Equity Interests of the Company to Holdings and capital contributions by Holdings to the Company;

(15) the issuance of Equity Interests to the management of Holdings, the Company or any of its Restricted Subsidiaries in connection with the Transactions;

(16) payments by the Company or any of its Restricted Subsidiaries pursuant to Tax sharing agreements among Holdings, the Company and any of its Restricted Subsidiaries; provided, that such payments shall be permitted only to the extent permitted pursuant to Section 6.06(5);

(17) payments or loans (or cancellation of loans) to future, present or former directors, officers, employees, managers, consultants or independent contractors that are:

(a) approved by a majority of the Disinterested Directors of Holdings in good faith; and

(b) made in compliance with applicable law;

(18) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, that are fair to Holdings and its Restricted Subsidiaries as determined in good faith by the Company;

(19) transactions between or among Holdings and its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or Holdings, so long as (a) such director abstains from voting as a director of the Company or Holdings, as the case may be, on any matter involving such other Person and (b) such Person is not an Affiliate of Holdings for any reason other than such director’s acting in such capacity;

(20) the existence of, or the performance by any Loan Party of its obligations under the terms of, any customary registration rights agreement to which a Loan Party is a party or becomes a party in the future;

(21) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings and its Restricted Subsidiaries and/or any other Subsidiaries of Holdings, and not for the purpose of circumventing any covenant set forth herein; or

(22) any transaction effected as part of a Qualified Receivables Financing;

(23) pledges of Equity Interests of Unrestricted Subsidiaries (together with assets related thereto and the proceeds or products of any of the foregoing) to secure Indebtedness or other obligations of such Unrestricted Subsidiary or Guarantees thereof; and

(24) transactions with any Finance SPE or any Restricted Subsidiary, joint venture or other arrangement created in connection with any Third-Party Vendor Financing Program or any other receivables financing, and the provision of billing, collection and other services in connection with the foregoing.

ARTICLE VI.

NEGATIVE COVENANTS

Each of Holdings and the Company covenants and agrees with each Lender that, so long as this Agreement is in effect and until the Termination Date, unless the Required Lenders otherwise consent in writing, Holdings and the Company will not, and will not permit any of their Restricted Subsidiaries to (or in relation to Section 6.12 below, their Subsidiaries):

Section 6.01 Indebtedness. Issue, incur or assume any Indebtedness; provided that Holdings and its Restricted Subsidiaries may issue, incur or assume

(a) Indebtedness so long as immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, (i) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, after giving effect to any acquisition or other transaction consummated in connection therewith, is equal to or less than the greater of (x) 4.35:1.00 or (ii) the Cash Interest Coverage Ratio, calculated on a Pro Forma Basis, is equal to or greater 2.00:1.00 (such Indebtedness, together with any Permitted Refinancing Indebtedness in respect thereof, “Ratio Debt”) and

(b) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to preceding clause (a) (and any successive Permitted Refinancing Indebtedness in respect thereof);

provided, further, that the aggregate principal amount of Ratio Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan Parties may not exceed the greater of (x) $400,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, at any time outstanding as of the date such Indebtedness is incurred and such Ratio Debt shall satisfy the Required Debt Terms.

The limitation in the immediately preceding paragraph will not apply to the following (collectively, “Permitted Debt”):

(1) Indebtedness created under the Loan Documents (including Incremental Revolving Loans, and Extended Revolving Loans);

(2) Indebtedness in respect of the Existing Company Notes and the Existing Holdings Notes and the related obligations under the Existing Company Notes Indenture and Existing Holdings Notes Indenture, in each case not to exceed the aggregate principal amount set forth on Schedule 6.01 hereto, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (2) (and any successive Permitted Refinancing Indebtedness in respect thereof);

(3) Indebtedness in a maximum aggregate principal amount at any time outstanding not to exceed $1,500,000,000 plus in the event of any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued unpaid interest) incurred in connection therewith; provided that

(a) if such Indebtedness is secured, the Secured Leverage Ratio after giving pro forma effect to the incurrence of such Indebtedness is less than or equal to 3.25:1.00 or if such Indebtedness is unsecured, Total Leverage Ratio after giving pro forma effect to the incurrence of such Indebtedness is less than or equal to 6.25:1.00, and

(b) such Indebtedness shall satisfy the Required Debt Terms;

(4) Indebtedness existing on the Closing Date (other than Indebtedness described in clauses (1) and (2)) as set forth on Schedule 6.01;

(5) Capital Lease Obligations, Indebtedness with respect to mortgage financings, purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or Equity Interest of any Person owning such assets) in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (5) (and any successive Permitted Refinancing Indebtedness), not to exceed as of any date of incurrence the greater of (a) $240,000,000 and (b) 30% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(6) Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees or bankers’ acceptances, other documentary credits or other similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance;

(7) Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions, any Permitted Acquisition, any Permitted Investment or the disposition of any business, assets or Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiaries for the purpose of financing any such Permitted Acquisition or Permitted Investment;

(8) intercompany Indebtedness between or among Holdings and its Restricted Subsidiaries so long as the aggregate outstanding principal amount of all such Indebtedness constituting Investments that is owing by any Restricted Subsidiary that is not a Loan Party to a Loan Party may not exceed the amount, as of the date such Indebtedness is incurred, permitted pursuant to Section 6.04;

(9) Indebtedness pursuant to Hedge Agreements;

(10) Indebtedness constituting reimbursement obligations with respect to letters of credit, bank guarantees or bankers’ acceptances, other documentary credits or other similar instruments issued in the ordinary course of business or in respect of performance bonds, bid bonds, customs bonds, stay bonds, appeal bonds, surety bonds and completion Guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(11) Guarantees of Indebtedness of Holdings or the Restricted Subsidiaries permitted to be incurred under this Agreement to the extent such Guarantees are not prohibited by the provisions of Section 6.04 (other than Section 6.04(20));

(12) (a) Indebtedness incurred or assumed in connection with a Permitted Acquisition or other Permitted Investment and Indebtedness of any Person that becomes a Restricted Subsidiary (in each case other than pursuant to the Transactions) if such Indebtedness was not created in anticipation or contemplation of such Permitted Acquisition or other Permitted Investment or such Person becoming a Restricted Subsidiary,

(b) Indebtedness incurred or assumed in anticipation or contemplation of a Permitted Acquisition or other Permitted Investment and

(c) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (12) (and any successive Permitted Refinancing Indebtedness in respect thereof);

provided that,

(i) immediately after giving effect to such Permitted Acquisition or other Permitted Investment or Capital Expenditure, on a Pro Forma Basis, the Company would be permitted to incur at least $1.00 of Ratio Debt;

(ii) the aggregate principal amount of any such Indebtedness incurred pursuant to clause (12)(b) by Restricted Subsidiaries that are not Guarantors, together with any Permitted Refinancing Indebtedness incurred by Restricted Subsidiaries that are not Guarantors to Refinance any Indebtedness originally incurred pursuant to clause (12)(b) (and any successive Permitted Refinancing Indebtedness), may not exceed as of any date of incurrence the greater of (x) 160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period, as of the date such Indebtedness is incurred;

(iii) for the foregoing subclauses (a) and (b), no Specified Event of Default is continuing immediately prior to the execution of the binding agreement governing such Permitted Acquisition or Permitted Investment or would result from the making of such Permitted Acquisition or Permitted Investment; and

(iv) in the case of incurred Indebtedness (or Indebtedness assumed in anticipation or contemplation of a Permitted Acquisition or other Permitted Investment), the Required Debt Terms are satisfied;

(13) [reserved];

(14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification received by the Company of its incurrence;

(15) Indebtedness supported by a letter of credit, bank guarantee or similar instrument issued under any credit facility permitted under this Section 6.01, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument, as applicable;

(16) Indebtedness in an aggregate outstanding principal amount not to exceed an amount equal to 100% of the net proceeds received by Holdings from the issuance or sale of its Equity Interests or as a contribution to its capital after the Closing Date, other than (a) proceeds from the issuance or sale of Disqualified Stock, (b) Excluded Contributions, (c) Curative Amounts and (d) any such proceeds that are used prior to the date of incurrence to (i) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(1), in each case in reliance on clause (3) or (4) of the definition of the Available Amount or (ii) make a Restricted Payment under Section 6.06(1) or Section 6.06(2)(b) (any such Indebtedness, “Contribution Indebtedness”), to the extent such contribution is designated by the Company as specified equity contributions for the incurrence of Contribution Indebtedness;

(17) Indebtedness consisting of (a) the financing of insurance premiums, (b) take or pay obligations contained in supply arrangements or (c) customs, VAT and other tax guarantees, in each case, in the ordinary course of business;

(18) Indebtedness in connection with Qualified Receivables Transactions and Third-Party Vendor Financing Programs and Indebtedness incurred by a Finance SPE; provided that to the extent such Indebtedness is a Securitization Arrangement, such Indebtedness shall be subject to the Securitization Intercreditor Agreement and, for avoidance of doubt, no such Indebtedness may be incurred, guaranteed or otherwise have recourse against Holdings, the Company or any other Restricted Subsidiary;

(19) Cash Management Obligations and other Indebtedness in respect of Cash Management Services;

(20) Indebtedness issued to future, current or former officers, directors, managers, employees, consultants and independent contractors and other service providers of Holdings or any Restricted Subsidiary or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.06;

(21) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness incurred pursuant to clause (25) to Refinance any Indebtedness originally incurred pursuant to this clause (21) (and any successive Permitted Refinancing Indebtedness), does not exceed on any date of incurrence the greater of (a) $160,000,000 and (b) 20% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(22) Indebtedness of Restricted Subsidiaries that are not Loan Parties (or any Persons that are acquired by Holdings or any Restricted Subsidiary or merged into a Restricted Subsidiary in accordance with the terms of this Agreement that in each case are not or do not become Loan Parties) in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred pursuant to clause (25) to Refinance any Indebtedness originally incurred pursuant to this clause (22) (and any successive Permitted Refinancing Indebtedness), not to exceed as of any date of incurrence the greater of (a) $160,000,000 and (b) 20% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(23) unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money;

(24) Indebtedness representing deferred compensation or other similar arrangements incurred by Holdings or any Restricted Subsidiary (a) in the ordinary course of business or (b) in connection with the Transactions or any Permitted Investment;

(25) any Permitted Refinancing Indebtedness incurred to Refinance Ratio Debt or Indebtedness incurred under clause (4), (5), (12), (16), (18), (21), (22), (33) or (35) of this Section 6.01, in each case subject to the limit set forth in any such clause with respect to the permitted amount thereof;

(26) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business and guarantees of Indebtedness incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(27) Indebtedness incurred by Holdings or any Restricted Subsidiary in connection with letters of credit, bank guarantees, bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(28) Indebtedness incurred by Holdings or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with a trustee to satisfy and discharge Indebtedness in connection with the indenture or other debt agreement therefor in accordance with the terms thereof;

(29) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;

(30) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(31) [reserved];

(32) Guarantees of Indebtedness by Holdings or any of its Restricted Subsidiaries secured by Liens permitted by Section 6.02(23) or (37); provided that such Guarantee of Indebtedness is non-recourse to Holdings or such Restricted Subsidiary other than in respect of the assets secured by such Liens;

(33) additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred pursuant to clause (25) to Refinance any Indebtedness originally incurred pursuant to this clause (33) (and any successive Permitted Refinancing Indebtedness), not to exceed as of any date of incurrence the greater of (a) $240,000,000 and (b) 30% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(34) [reserved];

(35) unsecured Indebtedness owing to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses or estates of any of the foregoing) of Holdings or any Restricted Subsidiary in connection with the repurchase of Equity Interests of Holdings issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses or estates of any of the foregoing) of Holdings or any Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred pursuant to clause (25) to Refinance any Indebtedness originally incurred pursuant to this clause (35) (and any successive Permitted Refinancing Indebtedness) not to exceed the sum of (i) the greater of (x) $80,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(36) Indebtedness in respect of Sale and Lease-back Transactions permitted by Section 6.03 and any Permitted Refinancings thereof in an aggregate principal amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred; and

(37) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (36) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be incurred as Ratio Debt, the Company may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance on the exception in clauses (1), (2), (3) or (4), respectively, of the definition of “Permitted Debt” and shall not be permitted to be reclassified pursuant to this paragraph. All unsecured Permitted Debt of a Loan Party originally incurred under clause (21), (22) or (33) of the definition of Permitted Debt will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be incurred as Ratio Debt, unless otherwise elected by the Company. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 6.01.

Section 6.02 Liens. Create, incur or assume any Lien that secures obligations under any Indebtedness on any property or assets at the time owned by it, except the following (collectively, “Permitted Liens”):

(1) Liens securing Indebtedness incurred in accordance with Sections 6.01(1);

(2) (i) Liens securing Indebtedness existing in accordance with Section 6.01(4); provided that such Liens only secure the obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and do not apply to any other property or assets of Holdings or any Restricted Subsidiary other than replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing and (ii) Liens existing on the Closing Date set forth on Schedule 6.02;

(3) Liens securing Indebtedness incurred in accordance with Section 6.01(5) or (36); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing); provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(4) Liens under any Qualified Receivables Transaction or Third-Party Vendor Financing Programs; provided that (i) to the extent such Indebtedness is a Securitization Arrangement, such Indebtedness shall be subject to the Securitization Intercreditor Agreement and (ii) such Liens shall not be on any Collateral;

(5) Liens on assets or Equity Interests of Restricted Subsidiaries that are not Loan Parties securing Indebtedness incurred by such Restricted Subsidiaries in accordance with Section 6.01;

(6) Liens securing Permitted Refinancing Indebtedness incurred in accordance with Section 6.01(25); provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing) provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(7) (a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary (together with the proceeds or products thereof and other after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition (and together with any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing)) if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and

(b) Liens on property at the time Holdings or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into Holdings or any of the Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(8) Liens on property or assets of any Restricted Subsidiary that is not a Loan Party securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Loan Party;

(9) Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with Section 5.03;

(10) Liens disclosed by the Title Policies and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(11)  (a) Liens securing judgments that do not constitute an Event of Default under Section 8.01(10),

(b) Liens arising out of judgments against Holdings, the Company or any of its Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and for which adequate reserves have been made with respect thereto on the books of the applicable Person in accordance with GAAP and

(c) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which Holdings, the Company or any affected Restricted Subsidiary has set aside on its books reserves in accordance with GAAP with respect thereto;

(12) Liens imposed by law, including landlord’s, sub-landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business (and consensual Liens granted in the ordinary course of business that are substantially similar thereto) securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;

(13)  (a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security legislation or similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations,

(b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary and

(c) pledges and deposits and other Liens for the payment of rent;

(14) deposits to secure the performance of bids, tenders, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, stay, customs, surety and appeal bonds, performance and return of money bonds, bids, indemnities, warranties, releases, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit or bankers acceptances in lieu of any such bonds or to support the issuance thereof) incurred by Holdings or any Restricted Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(15) survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), ground leases, licenses, special assessments, rights of way covenants, conditions, building codes, restrictions (including zoning restrictions), encroachments, protrusions and declarations on or with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not materially adversely interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary, taken as a whole;

(16) any interest or title of a lessor or sublessor under any leases or subleases entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(17) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings or any Restricted Subsidiary or (c) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;

(18) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(19) leases or subleases, licenses or sublicenses or operating agreement (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not materially adversely interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or which do not secure any Indebtedness;

(20) Liens (a) solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment or other permitted Investment and Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Acquisition or permitted Investment to be applied against the purchase price for such Investment or (b) consisting of an agreement to sell, transfer or otherwise dispose of any property to the extent such sale, transfer or disposition is permitted by Section 6.05;

(21) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(22) Liens arising from (a) precautionary Uniform Commercial Code financing statements or PPSA financing statements (or other similar filings outside the U.S. and Canada) or (b) Uniform Commercial Code financing statements or PPSA financing statements (or other similar filings outside the U.S. and Canada) regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

(23) Liens on Equity Interests of any joint venture (together with assets related thereto and the proceeds or products of any of the foregoing) (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25) Liens (a) on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof and (b) deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens securing insurance premium financing arrangements and deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(27) Liens on vehicles or equipment of Holdings or any of the Restricted Subsidiaries granted in the ordinary course of business;

(28) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(29) Liens:

(a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or

(c) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(30) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(31) [reserved];

(32) Liens securing Indebtedness incurred in reliance on Section 6.01(3); provided that, (i) the Secured Leverage Ratio as of the date on which such Liens are first created is less than or equal to 4.35:1.00, and (ii) to the extent such Indebtedness is secured by Liens on the Collateral securing the Obligations, the Liens securing such Indebtedness shall rank junior to the Liens on the ABL Priority Collateral securing the Obligations and a Debt Representative acting on behalf of the holders of such Indebtedness shall become party to or otherwise subject to the provisions of an Acceptable Intercreditor Agreement;

(33) (i) Liens that rank junior to the Liens on the ABL Priority Collateral securing the Obligations and (ii) Liens on assets and properties of the Loan Parties that do not constitute ABL Priority Collateral; provided that,

(A) the Secured Leverage Ratio as of the date on which such Liens are first created is less than or equal to the greater of (x) 4.35:1.00; and

(B) a Debt Representative acting on behalf of the holders of such Indebtedness becomes party to or otherwise subject to the provisions of an Acceptable Intercreditor Agreement;

(34) Liens securing obligations arising in the ordinary course of business (and not for borrowed money) in an aggregate outstanding principal amount not to exceed at the time such Liens are first created the greater of (x) $240,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period as of the date such Liens are first created;

(35) Liens securing Specified Hedge Obligations and Cash Management Obligations, which amounts are secured under the Loan Documents;

(36) Liens securing Indebtedness incurred in accordance with Section 6.01(13) solely encumbering the assets that are subject of such Indebtedness;

(37) Liens on Equity Interests of Unrestricted Subsidiaries (together with assets related thereto and the proceeds or products of any of the foregoing) that secure Indebtedness or other obligations of such Unrestricted Subsidiary or any Guarantee thereof;

(38) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(39) [reserved];

(40) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(41) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(42) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(43) Liens that may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use or occupancy of any Real Property;

(44) Liens in favor of Holdings or any Restricted Subsidiary that is a Loan Party;

(45) Liens securing obligations under inventory financing agreements entered into in the ordinary course of business and Liens securing inventory financing agreements encumbering the applicable manufacturer’s or vendor’s identified goods which are the subject of such inventory financing arrangement, proceeds thereof (including any accounts receivable proceeds) and customary collateral ancillary thereto; provided that the agent, lender or other financing source in respect of such Indebtedness has entered into an Acceptable Intercreditor Agreement; provided that such Liens are not on assets of the Loan Parties that contribute to the Borrowing Base; and

(46) deposit arrangements in the ordinary course of business under which software or source code is placed in escrow with customers on a non-exclusive basis.

For purposes of this Section 6.02, Indebtedness will not be considered incurred under a subsection or clause of Section 6.01 if it is later reclassified as outstanding under another subsection or clause of Section 6.01 (in which event, and at which time, such Indebtedness will be deemed incurred under the subsection or clause to which it is reclassified).

Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), except the following:

(1) [reserved];

(2) Sale and Lease-Back Transactions with respect to any other property owned by Holdings or any Restricted Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease would not exceed the greater of (x) $120,000,000 and (y)15% of Consolidated EBITDA for the then most recently ended Test Period; and

(3) any Sale and Lease-Back Transaction so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Sale and Lease-Back Transaction.

Section 6.04 Investments, Loans and Advances. Make or permit to exist any Investment, except the following (collectively, “Permitted Investments”):

(1) the Transactions;

(2) loans and advances to (or for the benefit of) officers, directors, employees, managers, consultants, independent contractors or other service providers of Holdings, the Company or any Restricted Subsidiary (i) for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or (ii) not to exceed as of the date such Investment is made the greater of (x) $80,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period, in an aggregate principal amount outstanding as of the date such Investment is made (calculated without regard to write-downs or write-offs thereof after the date made);

(3) Investments in an amount not to exceed the Available Amount as of the date such Investment is made;

(4) Permitted Acquisitions and pre-existing Investments (not made in contemplation of such acquisition) held by Persons acquired in Permitted Acquisitions or acquired in connection with Permitted Acquisitions; provided, that, in the case of Permitted Acquisitions of Persons that do not become Loan Parties, the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investment;

(5) intercompany Investments by and among Holdings and its Restricted Subsidiaries (including intercompany Indebtedness); provided that the aggregate amount of Investments made by the Company and the Guarantors in Restricted Subsidiaries that are not Loan Parties under this clause (5) shall not exceed as of the date such Investment is made the greater of (i) $280,000,000 and (ii) 35% of Consolidated EBITDA for the most recently ended Test Period as of the date of such Investment;

(6) Investments in Unrestricted Subsidiaries (including Permitted Acquisitions); provided that the aggregate fair market value (as determined in good faith by the Company) of all such Investments (with all such Investments being valued at their original fair market value (as determined in good faith by the Company) and without taking into account subsequent increases or decreases in value), may not exceed as of the date such Investment is made, (x) $10,000,000 plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);

(7) Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities or Investments that were Cash Equivalents or Investment Grade Securities when made;

(8) Investments arising out of the receipt by Holdings or any of the Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 6.05;

(9) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(10) Investments acquired as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(11) Hedge Agreements and Cash Management Services;

(12) Investments existing on, or contractually committed as of, the Closing Date and, if greater than $25,000,000, as set forth on Schedule 6.04 and any replacements, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (12) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date) or as otherwise permitted by this Agreement;

(13) Investments resulting from pledges and deposits that are Permitted Liens;

(14) [reserved];

(15) acquisitions of obligations of one or more officers or other employees or any employee benefit trust or similar entity of Holdings, the Company or any Subsidiary of Holdings in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings, so long as either no cash is actually advanced by Holdings or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations or to the extent advances are made in cash, the amount of any such advance is contributed substantially simultaneously to Holdings or any Restricted Subsidiary in cash;

(16) Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(17) Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Stock) of Holdings and such Investment is contributed to the Company;

(18) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(19) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(20) Guarantees permitted under Section 6.01 (other than by reference to this Section 6.04);

(21) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Holdings or any Restricted Subsidiary;

(22) Investments, including loans and advances, to Holdings so long as Holdings or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment will be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement;

(23) Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business and, if such leasing or licensing is other than on a non-exclusive basis that do not materially interfere with the business of Company and the Restricted Subsidiaries (taken as a whole) or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(24) purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property;

(25) Investments in a Receivables SPE or any Investment by a Receivables SPE in any other Person, including the payment of receivables fees, in each case, (A) in connection with a Qualified Receivables Transaction and (B) constituting a sale, transfer or other disposition permitted pursuant to Section 6.05(17); provided, the Company shall deliver an updated pro forma Borrowing Base Certificate in connection with any such Investment and, after giving effect to such Investment, such Borrowing Base Certificate shall demonstrate Availability greater than zero.

(26) [reserved];

(27) [reserved];

(28) Investments that are made with Excluded Contributions;

(29) additional Investments (including Permitted Acquisitions) so long as the aggregate fair market value (as determined in good faith by the Borrower) of such Investments made since the Closing Date under this clause (29) that remain outstanding (with all such Investments being valued at their original fair market value (as determined in good faith by the Borrower) and without taking into account subsequent increases or decreases in value, will not exceed as of the date such Investment is made the greater of (a) $200,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period as of the date such Investment is made, plus, in each case, any returns of capital actually received by Holdings or any of its Restricted Subsidiaries in respect of such Investments without duplication of any such capital that is applied to the Available Amount;

(30) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 5.17 (except transactions described in clauses (6), (8) and (21) thereof);

(31) Investments in Indebtedness of Holdings or any of its Restricted Subsidiaries permitted under Section 6.01 (other than by reference to this Section 6.04);

(32) loans and advances relating to indemnification or reimbursement of any officers, directors, employees, managers, independent contractors or other service providers in respect of customary liabilities relating to their serving in any such capacity or as otherwise specified in Section 5.17;

(33) any Investment, if as of the date such Investment is made the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investment;

(34) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts;

(35) loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, customers, franchisees, licensors, licensees, sublicensors and sublicensees and distribution partners in the ordinary course of business to the extent such loans, advances or guarantees constitute Investments;

(36) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(37) advances, loans or extensions of trade credit in the ordinary course of business by Holdings or any of its Restricted Subsidiaries;

(38) Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business so long as the aggregate fair market value (as determined in good faith by the Company) of all such Investments that remain outstanding (with all such Investments being valued at their original fair market value (as determined in good faith by the Company) and without taking into account subsequent increases or decreases in value) do not exceed, when taken together with the principal amount of the Indebtedness outstanding under Section 6.01(21), the greater of (i) $120,000,000 and (ii) 15% of Consolidated EBITDA for the most recently ended Test Period;

(39) [reserved];

(40) Investments in the nature of pledges and deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(41) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by Holdings or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as Holdings or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(42) advances of payroll payments to employees in the ordinary course of business;

(43) Investments in deposit accounts, securities accounts and commodities accounts maintained by Holdings or any Restricted Subsidiary;

(44) Investments in an aggregate amount not to exceed the Net Cash Proceeds of any Indebtedness incurred in reliance on Section 6.01(3); provided that, the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investment;

(45) [reserved]; and

(46) guarantees by any Loan Party or any Restricted Subsidiary of leases or of obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with, any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or any division, unit or business of any other Person (including, in each case, pursuant to a Delaware LLC Division), except that this Section 6.05 will not prohibit:

(1)

(a) if at the time thereof and immediately after giving effect thereto no Specified Event of Default has occurred and is continuing or would result therefrom:

(i) the merger, consolidation or amalgamation of any Restricted Subsidiary (excluding any Borrower) into (or with) any Borrower in a transaction in which such Borrower is the survivor;

(ii) the merger, consolidation or amalgamation of any Restricted Subsidiary (excluding any Borrower) into or with any Restricted Subsidiary that is a Loan Party in a transaction in which the surviving or resulting entity is a Restricted Subsidiary that is a Loan Party;

and, in the case of each of the foregoing sub-clauses (i) and (ii), no Person other than a Borrower or a Restricted Subsidiary that is a Loan Party receives any consideration other than consideration permitted under Section 6.04, Section 6.05(2) and/or 6.06, as applicable;

(b) if at the time thereof and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing or would result therefrom (including as a result of a Change in Control) and the Successor Company shall have satisfied the terms and conditions of clause (iv) of the definition of “Subsidiary Borrower” with respect to such Successor Company to the same extent as a Subsidiary Borrower, the merger, consolidation or amalgamation of any Person into (or with) a Borrower in a transaction in which a Borrower is the survivor or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than a Borrower) or the Person to whom such sale, transfer or other disposition will have been made is organized or existing under the laws of an Approved Jurisdiction (such Person, the “Successor Company”) and such Successor Company expressly assumes all the Obligations of such Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c) if at the time thereof and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing or would result therefrom (including as a result of a Change in Control), the merger, consolidation or amalgamation of any Person into (or with) a Restricted Subsidiary that is a Loan Party in a transaction in which such Restricted Subsidiary is the survivor or the Person becomes a Successor Company and such Successor Company expressly assumes all the Obligations of such Restricted Subsidiary pursuant to documentation reasonably satisfactory to the Administrative Agent;

(d) the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party;

(e) any transfer of inventory among Holdings and its Restricted Subsidiaries or between Restricted Subsidiaries and any other transfer of property or assets among Holdings and its Restricted Subsidiaries or between Restricted Subsidiaries, in each case, in the ordinary course of business;

(f) the liquidation or dissolution or change in form of entity of any Restricted Subsidiary (excluding any Borrower) of the Company if the Company determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Company and is not materially disadvantageous to the Lenders; and

(g) the merger, consolidation or amalgamation of any Restricted Subsidiary (excluding any Borrower) with or into any other Person in order to effect a Permitted Investment so long as the continuing resulting or surviving Person will be a Restricted Subsidiary that is a Loan Party or if the merging, consolidating or amalgamating Subsidiary was a Restricted Subsidiary that is a Loan Party and such Subsidiary, together with each of its Subsidiaries, shall have complied with the requirements of Section 5.10;

(2) any sale, transfer or other disposition if:

(a) [reserved];

(b) for any such sale, transfer or disposition in excess of the greater of (x) $40,000,000 and (y) 5% of Consolidated EBITDA for the most recently ended Test Period, at least 75% of the consideration therefor is in the form of cash and Cash Equivalents; and

(c) such sale, transfer or disposition is made for fair market value (as determined in good faith by a Responsible Officer);

provided that each of the following items will be deemed to be cash for purposes of this Section 6.05(2):

(i) any liabilities of Holdings or its Restricted Subsidiaries (as shown on the most recent Required Financial Statements or in the notes thereto), other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which Holdings and its Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii) any securities received by Holdings or any Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable disposition; plus

(iii) any Designated Non-Cash Consideration received in respect of such disposition; provided that the aggregate fair market value (as determined in good faith by a Responsible Officer) of all such Designated Non-Cash Consideration, as determined by the Company in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is then outstanding, does not exceed as of the applicable date below the greater of (A) $200,000,000 and (B) 25% of Consolidated EBITDA for the most recently ended Test Period as of the date any such Designated Non-Cash Consideration is received (or, at the option of the Company, at the time a binding agreement is entered into in respect of such sale, transfer or disposition), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(3) (a) the purchase and sale of inventory in the ordinary course of business, (b) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (c) the sale of surplus, obsolete, damaged, unnecessary, unsuitable or worn out equipment or other property in the ordinary course of business or (d) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities (or Investments that were Cash Equivalents or Investment Grade Securities when made);

(4) Sale and Lease-Back Transactions permitted by Section 6.03;

(5) Investments permitted by Section 6.04 (including any Permitted Acquisition or merger, consolidation or amalgamation in order to effect a Permitted Acquisition); provided, that, following any such merger, consolidation or amalgamation involving a Borrower, either

(i) such Borrower is the surviving corporation or

(ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing or would result therefrom (including as a result of a Change of Control), the surviving Person becomes a Successor Company and such Successor Company expressly assumes all the Obligations of such Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(6) Permitted Liens;

(7) Restricted Payments permitted by Section 6.06 (other than by reference to Section 6.05);

(8) the sale, lease, discount, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable, immaterial assets or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or Investments permitted hereunder or disposition of accounts receivable in connection with the collection or compromise or settlement or in bankruptcy or similar proceeding, thereof and not as part of an accounts receivables financing transaction;

(9) leases, licenses or subleases or sublicenses of any real property or personal property in the ordinary course of business;

(10) sales, leases or other dispositions of inventory or other assets (excluding any such inventory or other assets included in the Borrowing Base) of Holdings or any Restricted Subsidiary determined by the management of the Company to be no longer useful or necessary or economically profitable to maintain in the operation of the business of Holdings or such Restricted Subsidiary (including allowing any registrations or any applications for registration of any intellectual property or other Intellectual Property Rights to lapse or become abandoned);

(11) acquisitions and purchases made with any Net Cash Proceeds of Assets Sales of any assets or properties not constituting ABL Priority Collateral;

(12) [reserved];

(13) any sale, transfer or other disposition, in a single transaction or a series of related transactions, of any asset or assets having a fair market value, as determined by the Company in good faith, of not more than as of the applicable date below the greater of (x) $80,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period as of the date such sale, transfer or other disposition is made (or, at the option of the Company, at the time a binding agreement is entered into in respect of such sale, transfer or disposition);

(14) any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to a Restricted Subsidiary of Holdings, in each case, to the extent not prohibited by Section 6.04 (other than by reference to Section 6.05);

(15) so long as the Distribution Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such issuance, sale, pledge or other disposition, any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(16) Holdings and any Restricted Subsidiary may

(i) convert any intercompany Indebtedness to Equity Interests;

(ii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by Holdings or any Restricted Subsidiary; and

(iii) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former directors, officers, employees, managers, consultants or independent contractors of Holdings, the Company or any Subsidiary or any of their successors or assigns, to the extent made in the ordinary course of business;

(17) any sale, transfer or other disposition in connection with a Qualified Receivables Transaction and a Third-Party Vendor Financing Program of assets not in the Borrowing Base;

(18) [reserved];

(19) the surrender or waiver of obligations of trade creditors or customers or other contract rights in the ordinary course of business of Holdings or any Restricted Subsidiary or pursuant to any Plan of Reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(20) any exchange of assets for assets (including a combination of assets and cash or Cash Equivalents)

(a) related to a business permitted under Section 5.16 of comparable fair or greater market value or usefulness to the business of Holdings and its Restricted Subsidiaries as a whole, as determined in good faith by the Company, or dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property or

(b) to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of assets related to a business permitted under Section 5.16;

provided that to the extent the property being exchanged constitutes ABL Priority Collateral, such replacement property will constitute ABL Priority Collateral;

(21) condemnations or any similar action on assets not prohibited by this Agreement;

(22) dispositions of Investments (including Equity Interests) in joint ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(23) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(24) [reserved];

(25) (i) the sale, lease, assignment, license or sub-lease of any real, intangible or personal property (including the provision of software under an open source license or the licensing of other Intellectual Property Rights) in the ordinary course of business and which do not materially interfere with the business of Holdings and its Restricted Subsidiaries (taken as a whole) and

(ii) inbound and non-exclusive outbound licenses to Intellectual Property Rights, in each case that do not materially interfere with the business of Holdings, the Company and its Restricted Subsidiaries (taken as a whole);

(26) any disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(27) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind in the ordinary course of business;

(28) dispositions required to be made to comply with the order of any Governmental Authority with respect to antitrust or other similar applicable laws and transfers of property subject to Casualty Events;

(29) voluntary terminations, the unwinding or settling of obligations under Hedge Agreements;

(30) dispositions (including Sale and Lease-Back Transactions) by a Foreign Subsidiary designed to generate foreign distributable reserves;

(31) dispositions of the assets or Equity Interests of Xerox Financial Services, LLC and/or of any Subsidiary (in each case to the extent not a Loan Party hereof) that is related to the financing business conducted by Xerox Financial Services, LLC; and

(32) any sale, lease, transfer or other disposition so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such sale, lease, transfer or other disposition.

To the extent any Collateral is sold, transferred or otherwise disposed of in a transaction expressly permitted by this Section 6.05 to any Person other than Holdings, the Company or any Guarantor, such Collateral will be free and clear of the Liens created by the Loan Documents, and the Collateral Agent will take, and each Lender hereby authorizes the Collateral Agent to take, any actions reasonably requested by the Company in order to evidence the foregoing, in each case, in accordance with Section 10.18.

Section 6.06 Restricted Payments.

(a) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions) or

(b) directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Person redeeming, purchasing, retiring or acquiring such shares)

(the foregoing clauses (a) and (b), “Restricted Payments”) other than:

(1) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of Holdings (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company, other than (a) Excluded Contributions, (b) Curative Amounts and (c) any such proceeds that are used prior to the date of determination to (i) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(1), in each case in reliance on clause (3) or (4) of the definition of the Available Amount, (ii) make a Restricted Payment under Section 6.06(2)(b) or (iii) incur Contribution Indebtedness;

(2) Restricted Payments the proceeds of which are used to purchase, retire, redeem or otherwise acquire the Equity Interests of Holdings (including related stock appreciation rights or similar securities) held directly or indirectly by future, present or former directors, consultants, officers, employees, managers or independent contractors or other service providers of Holdings, the Company or any of its Restricted Subsidiaries or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (2), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or other service providers or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:

(a) at the time of such purchase or redemption the greater of (x) $80,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period at the time of such purchase or redemption in any fiscal year (with any unused amounts at the end of any fiscal year (for such purpose determining clause (y) above as of such fiscal year) being carried over to succeeding fiscal years); plus

(b) the amount of net cash proceeds contributed to the Company that were received by Holdings or employee benefit trust or other similar entity since the Closing Date from sales of Equity Interests of Holdings to future, present or former directors, consultants, officers, employees, managers or independent contractors or other service providers of Holdings, the Company or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements, other than (a) Excluded Contributions, (b) Curative Amounts and (c) any such proceeds that are used prior to the date of determination to (1) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(1), in each case in reliance on clause (3) or (4) of the definition of the Available Amount, (2) make a Restricted Payment under Section 6.06(1) or (3) incur Contribution Indebtedness; plus

(c) the amount of net proceeds of any key man life insurance policies received after the Closing Date; plus

(d) the amount of any bona fide cash bonuses otherwise payable to directors, consultants, officers, employees, managers or independent contractors of Holdings, the Company or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value (as determined in good faith by the Company) of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year;

and provided, further, that cancellation of Indebtedness owing to Holdings, the Company or any Restricted Subsidiary from future, present or former directors, consultants, officers, employees, managers or independent contractors or other service providers or permitted transferees of Holdings, the Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings will not be deemed to constitute a Restricted Payment;

(3) [reserved];

(4) [reserved];

(5) for any taxable period for which the Company (and/or any of its Subsidiaries) is a member of a consolidated, combined or similar income tax group of which a parent entity is the common parent (“Tax Group”), Restricted Payments in the form of cash distributions to any parent entity (including Holdings) to pay federal, state, local and foreign income Tax liabilities (including franchise and similar Taxes imposed in lieu of income Taxes) of such Tax Group that are attributable to the taxable income of the Company and/or its applicable Subsidiaries; provided that, the aggregate amount of such payments for such taxable period shall not exceed the Tax liabilities that would be due if the Company and such Subsidiaries were filing such income tax returns on a consolidated, combined or similar basis with the Company as the common parent of such group; provided, however, that any distributions pursuant to this clause (5) in respect of any Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries for such purpose;

(6) [reserved];

(7) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) Restricted Payments to allow Holdings to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of Equity Interests;

(9) [reserved];

(10) Restricted Payments to Holdings, the Company or any Restricted Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the Company or a Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings, the Company or such Restricted Subsidiary) based on their relative ownership interests);

(11) [reserved];

(12) the payment of any dividend or distribution or consummation of any redemption within 120 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement (other than any Restricted Payment made in reliance on clause (16));

(13) purchases of minority interests in non-Wholly Owned Subsidiaries owned by non-Affiliates by the Company and the Guarantors;

(14) subject to Distribution Conditions, the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or any Restricted Subsidiary by, one or more Unrestricted Subsidiaries;

(15) any Restricted Payment in an amount not to exceed the Available Amount on the date such Restricted Payment is made if no Default or Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom;

(16) any Restricted Payment if the Distribution Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Payment;

(17) [reserved];

(18) Restricted Payments that are made with Excluded Contributions;

(19) Restricted Payments for

(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants,

(ii) payments made or expected to be made by Holdings, the Company or any Subsidiary in respect of withholding or similar Taxes payable or expected to be payable by or in respect of any future, present or former director, officer, employee, manager, consultant, independent contractor or other service provider of Holdings, the Company or any Subsidiary (or their respective Affiliates, estates or immediate family members or permitted transferees) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests,

(iii) loans or advances to (or on behalf of) officers, directors, employees, managers, consultants, independent contractors and other service providers of Holdings, the Company or any Subsidiary in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this subclause (iii) other than (x) to pay withholding or similar Taxes due in connection with such purchase, unless immediately repaid or (y) to the extent such loans or advances are made in cash, the amount of such loans is contributed substantially simultaneously to Holdings, the Company or any Restricted Subsidiary in cash and

(iv) transfers of the proceeds of any repayment of any loan or advance made pursuant to clause (iii) above to Holdings whose Equity Interests were purchased with the proceeds of such loan or advance;

(20) Restricted Payments in any fiscal year in an aggregate amount equal to the greater of (A) $200,000,000 and (B) 50% of Free Cash Flow, if any, for the immediately prior Free Cash Flow Period; provided that the Distribution Conditions shall be satisfied on a Pro Forma Basis on the date of declaration of such Restricted Payments as if such Restricted Payments were made on such date of declaration;

(21) [reserved]; and

(22) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Company or Holdings.

Section 6.07 [Reserved].

Section 6.08 [Reserved].

Section 6.09 Limitation on Payments of Indebtedness. Make any cash payment or other distribution in cash in respect of any principal or interest of any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposits, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any principal or interest of any Junior Financing (any such cash payment or distribution, a “Restricted Debt Payment”), other than:

(1) payments in respect of Junior Financings in an amount not to exceed the Available Amount on the date the payments are made so long as no Default or Event of Default is continuing immediately prior to making such payment or would result therefrom;

(2) payments in respect of Junior Financings so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such payment;

(3) subject to no Default or Event of Default, additional payments in respect of Junior Financings so long as such payments under this clause (3) will not exceed as of the date such payment is made the greater of (i) $280,000,000 and (ii) 35% of Consolidated EBITDA for the most recently ended Test Period as of the date such payment is made;

(4) (i) the conversion or exchange of any Junior Financing into or for Equity Interests of Holdings or other Junior Financing and

(ii)  any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(5) the incurrence of Permitted Refinancing Indebtedness in respect thereof;

(6) (i) payments of regularly scheduled principal and interest (including amortization payments);

(ii) mandatory offers to repay, repurchase or redeem (including in connection with the Net Cash Proceeds of Asset Sales);

(iii) mandatory prepayments of principal, premium and interest; and

(iv) payments of fees, expenses and indemnification obligations, in each case, with respect to such Junior Financing;

(7) [reserved];

(8) [reserved]; and

(9) payments in respect of Junior Financings that are made with Excluded Contributions.

Section 6.10 Financial Covenant. Upon the occurrence and during the continuance of a Covenant Compliance Period, the Company will not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0, measured

(1) for (and as of the last day of) the period of four (4) consecutive fiscal quarters most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(1) or (2) at the time of occurrence of such Covenant Compliance Period and

(2) for (and as of the last day of) each subsequent four fiscal quarter period ending thereafter for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(1) or (2) during such Covenant Compliance Period.

Section 6.11 Canadian Pension Plans.

(1) Sponsor, administer, contribute to or assume any liability under or in respect of any Canadian Defined Benefit Pension Plan, except for the plans listed on Schedule 3.21 as of the date of this Agreement; or

(2) fail to make or remit when due any required contribution or payment to any Canadian Pension Plan, save for immaterial amounts which are remitted no later than 30 days after the date on which they were due or administrative errors that are rectified within 30 days.

Section 6.12 UK Pensions.

Except for the Disclosed UK DB Pension Plans, become an “employer” of any UK DB Pension Plan or become “connected” with or an “associate” of such an “employer” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 of the United Kingdom) (except to the extent any such connection or association has not, individually or in the aggregate, and could not, reasonably be expected to have a Material Adverse Effect).

Section 6.13 Business of Holdings and its Restricted Subsidiaries.

Not engage at any time in any business or business activity other than any business or business activity conducted by Holdings and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transactions) and any similar, corollary, related, ancillary, incidental, related to or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

Section 6.14 Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; Etc.

(1) Not amend or modify in any manner materially adverse to the Lenders (taken as a whole) the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of Holdings, the Company or any Restricted Subsidiary; or

(2) Not permit any Loan Party or Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts with respect to any Loan Party, the granting of Liens by such Loan Party pursuant to the Security Documents; except in the case of this clause (2):

(a) restrictions imposed by applicable law or any applicable rule, regulation or order;

(b) contractual encumbrances or restrictions under any agreement relating to Ratio Debt, Indebtedness incurred pursuant to Section 6.01(1), (2), (3), (4), (5), (7), (11) (to the extent a Guarantee of Indebtedness incurred pursuant to exceptions otherwise referenced in this clause (b)), (12), (16), (18), (21), (22), (25), (33), (34), (36) and (37) or any Permitted Refinancing Indebtedness in respect thereof that does not materially expand the scope of any such encumbrance or restriction described in clause (2) and in the case of Ratio Debt and Indebtedness of Loan Parties incurred pursuant to Sections 6.01 does not limit the ability of Loan Parties to grant liens over the Collateral to the Collateral Agent;

(c) any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(d) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(f) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(h) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(i) customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer or other disposition;

(j) customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 5.17;

(k) customary net worth provisions contained in real property leases entered into by Restricted Subsidiaries, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Holdings and the other Restricted Subsidiaries to meet their ongoing obligations;

(l) any agreement or other instrument in effect at the time any Person becomes a Restricted Subsidiary or merged, amalgamated or consolidated with or into Holdings or any Restricted Subsidiary or Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition, merger, amalgamation, consolidation or designation, so long as such agreement or other instrument was not entered into in contemplation of such Person becoming a Restricted Subsidiary or such merger, amalgamation, consolidation or designation, as applicable;

(m) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Restricted Subsidiary that is not a Subsidiary Loan Party;

(n) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(o) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(p) restrictions, limitations, conditions and prohibitions imposed in respect of the types of assets subject to, and any other restrictions consisting of customary provisions in connection with, any Third-Party Vendor Financing Program or any Qualified Receivables Transaction; or

(q) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (a) through (p) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such Lien, dividend and other payment restrictions, taken as a whole, than those contained in the Lien, dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

ARTICLE VII.

HOLDINGS COVENANT

Section 7.01 Holdings Covenant. Holdings will not, so long as this Agreement is in effect and until the Termination Date, unless the Required Lenders otherwise consent in writing, conduct, transact or otherwise engage in any active trade or business or operations other than through the Company and its Subsidiaries .

The foregoing will not prohibit Holdings from taking actions related to the following (and activities incidental thereto):

(1) its ownership of the Equity Interests of the Company and its other Subsidiaries as of the Closing Date;

(2) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(3) (i) the performance of its obligations with respect to the Revolving Facility and any other Indebtedness (including Section 6.01(2)) permitted by this Agreement, (ii) the incurrence, issuance or guarantee of unsecured Ratio Debt and secured Indebtedness pursuant to Section 6.01(3) (including the granting of Liens in respect thereof) and (iii) the incurrence, issuance or guarantee of any other Indebtedness permitted under Section 6.01 (other than Section 6.01(18));

(4) any offering of its common stock or any other issuance of its Equity Interests;

(5) the making of Restricted Payments; provided that Holdings will not be permitted to make Restricted Payments using the cash from the Company or any Subsidiary unless such cash has been dividended, distributed, loaned or otherwise contributed to Holdings in a manner not prohibited by the terms of this Agreement.

(6) making contributions to the capital or acquiring Equity Interests of its Subsidiaries;

(7) guaranteeing the obligations of the Company and its Subsidiaries;

(8) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group;

(9) holding any cash or property (including cash and property received in connection with Restricted Payments made by the Company, but excluding the Equity Interests of any Person other than the Company);

(10) providing indemnification to officers and directors;

(11) the making of Investments permitted hereunder, including Investments consisting of Cash Equivalents or, to the extent not made for speculative purposes, Investment Grade Securities;

(12) the consummation of the Transactions on the Closing Date;

(13) the entering into of employment agreements, stock option and stock ownership plans and other similar and customary arrangements with officers, consultants, investment bankers, advisors, employees and directors and performing the activities contemplated thereby; and

(14) activities incidental to the businesses or activities described above.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. Subject to the final paragraph of this Section 8.01, in case of the occurrence of any of the following events (each, an “Event of Default”):

(1) any representation or warranty made by Holdings, the Company or any other Loan Party herein or in any other Loan Document or any certificate or document required to be delivered pursuant hereto or thereto proves to have been false or misleading in any material respect when so made or deemed made;

(2) default is made in the payment of any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same becomes due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(3) default is made in (i) the payment of any interest on any Loan or L/C Disbursement or any other amount (other than an amount referred to in subclause (ii) below) due under any Loan Document (other than an amount referred to in clause (2) of this Section 8.01), when and as the same becomes due and payable, and such default continues unremedied for a period of five (5) Business Days or (ii) the payment of any Fee, when and as the same becomes due and payable, and such default continues unremedied for a period of five (5) Business Days;

(4) default is made in the due observance or performance by Holdings, the Company or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(1) (solely with respect to the Company), 5.02(2)(a) (solely with respect to the Collateral), 5.04(8) (and such default continues unremedied for a period of five (5) Business Days or, with respect to Section 5.04(8)(iv), two (2) Business Days), 5.05(1); 5.12 or in Article VI or Article VII (in each case solely to the extent applicable to such Person); provided that an Event of Default under Section 6.10 is subject to cure pursuant to Section 8.02;

(5) default is made in the due observance or performance by Holdings, the Company or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (2), (3) and (4) of this Section 8.01), in each case solely to the extent applicable to such Person, and such default continues unremedied for a period of 30 days after the earlier of (i) the date written notice thereof was provided from the Administrative Agent to the Company and (ii) the date any such default first become known to the Company;

(6) (a) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or

(b) Holdings or any Restricted Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof;

provided that this clause (6) will not apply to

(A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness,

(B) [reserved]; and

(C) in the case of Material Indebtedness which the holder thereof may elect to convert into Qualified Capital Stock, such Material Indebtedness from and after the date, if any, on which such conversion has been effected;

provided, further, that such event or condition is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Loans and termination of the Commitments pursuant to the final paragraph of this Section 8.01;

(7) a Change in Control occurs;

(8) (A) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking:

(a) relief in respect of Holdings, the Company or any of the Material Subsidiaries, or of a substantial part of the property or assets of Holdings, the Company or any Material Subsidiary, under any Debtor Relief Law;

(b) the appointment of a receiver, interim receiver, trustee, administrative receiver, monitor, compulsory administrator, custodian, sequestrator, conservator or similar official for Holdings, the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, the Company or any Restricted Subsidiary; or

(c) the winding up or liquidation of Holdings, the Company or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05) and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

(B) in respect of any English Subsidiary Loan Party (in addition to any other provision of this Section 8.01, such provisions not to be deemed to otherwise limit the following) any formal corporate action, legal proceeding or other procedure or step (in each case for reasons of financial difficulty and excluding any arrangements or negotiations with any Lenders) in relation to

(i) the English Subsidiary Loan Party suspending the making of any payment on any of its debts or being unable or admitting in writing its inability to pay its debts as they fall due (in each case other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets);

(ii) a petition being presented or meeting convened or application made for the purpose of appointing an administrator (either in or out of court) or receiver or other similar officer of, or for the making of an administration order in respect of, the English Subsidiary Loan Party and such petition or application is being contested in good faith and not shown as frivolous or vexatious and in each case is not discharged within 21 days;

(iii) a composition, compromise, assignment or arrangements with any class of creditors of the English Subsidiary Loan Party;

(iv) the winding up of the English Subsidiary Loan Party;

(v) a petition is presented for the winding-up of the English Subsidiary Loan Party (other than a frivolous or vexatious petition or which is being contested in good faith and in each case discharged within 21 days of being presented); or

(vi) the suspension of payments or a moratorium of indebtedness;

(9) Holdings, the Company or any Material Subsidiary:

(a) voluntarily commences any proceeding or files any petition seeking relief under any Debtor Relief Law;

(b) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (8) of this Section 8.01;

(c) applies for or consents to the appointment of a receiver, interim receiver, administrative receiver, monitor, compulsory administrator, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, the Company or any Material Subsidiary;

(d) files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e) makes a general assignment for the benefit of creditors; or

(f) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(10) Holdings, the Company or any Restricted Subsidiary fails to pay one or more final judgments aggregating in excess of at the time of any determination the greater of (x) $120,000,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period at such time of determination (to the extent not covered by insurance or by an indemnification agreement as to which the indemnifying party has not denied liability), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days;

(11) (a) a trustee is appointed by a United States district court to administer any Plan or (b) an ERISA Event occurs with respect to any Plan or Multiemployer Plan, or (c) a Canadian Pension Event occurs with respect to any Canadian Pension Plan or Canadian Multi-Employer Pension Plan or (d) Holdings or any of its Subsidiaries is notified that it or any of them in relation to any UK DB Pension Plan (i) has incurred a debt or other liability under section 75 or 75A of the Pensions Act 1995 of the United Kingdom, (ii) has been issued with a Contribution Notice or Financial Support Direction and/or (iii) has received any sanction pursuant to the Criminal Pension Powers, and, in each case, with respect to clauses (a), (b), (c) and (d), such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect; or

(12) (a) any material provision of any Loan Document ceases to be, or is asserted in writing by Holdings, the Company or any Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto,

(b) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings and its Restricted Subsidiaries on a consolidated basis ceases to be, or is asserted in writing by the Company or any other Loan Party not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of validity, perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Security Document or to file Uniform Commercial Code continuation statements or PPSA financing change statements or

(c) the Guarantees pursuant to the Guaranty by any Loan Party of any of the Obligations cease to be in full force and effect (other than in accordance with the terms thereof) or are asserted in writing by Holdings, the Company or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations, except in the cases of clauses (a) and (b), in connection with an Asset Sale permitted by this Agreement with respect to the assets sold;

then,

(i) upon the occurrence of any such Event of Default (other than an Event of Default with respect to the Company described in clause (8) or (9) of this Section 8.01), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Required Lenders, will, by written notice to the Company, take any or all of the following actions, at the same or different times:

(A) terminate forthwith the Commitments,

(B) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers’ accrued hereunder and under any other Loan Document, will become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding; and

(C) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity provided that in the case of an Event of Default under Section 8.01(4) in respect of a failure to observe or perform the covenant under Section 6.10, (x) the actions set forth above may not be taken until the period in which the ability to exercise the Cure Right under Section 8.02 has expired and (y) Agents, Lenders and Issuing Bank shall have no obligation to make Loans or issue Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) during such period (unless such Cure Right is properly exercised in accordance with Section 8.02 and no Event of Default exists or would exist), and

(ii) in any event with respect to the Borrowers described in clause (8) or (9) of this Section 8.01, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, will automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Event of Default shall arise as a result of any limitation or threshold in Dollars being exceeded solely as a result of changes in exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is made.

Section 8.02 Rights to Cure.

(1) Notwithstanding anything to the contrary contained in Section 8.01, for purposes of determining whether any Default or Event of Default resulting from the failure to perform or observe the covenant set forth in Section 6.10 has occurred, as of any date, and at any time during the applicable fiscal quarter or on or after the last day of the applicable fiscal quarter and on or prior to the day that is the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Sections 5.04(1) or (2), as applicable with respect to the applicable fiscal quarter hereunder (or, if such failure relates to a covenant tested upon commencement of, and for the period immediately preceding, the Covenant Compliance Period, the day that is the 10th Business Day subsequent to the commencement of such Covenant Compliance Period if such day is later) (the “Cure Expiration Date”), the Company has the right to receive Curative Amounts and may apply such Curative Amount to increase Consolidated EBITDA of Holdings and its Restricted Subsidiaries with respect to such fiscal quarter (the “Cure Right”); provided that such Curative Amount is actually received by the Company no later than the Cure Expiration Date.

(2) The Cure Right is subject to the following conditions: (i) no more than two Cure Rights may be exercised in any period of four consecutive fiscal quarters, (ii) no more than five Cure Rights may be exercised in the aggregate during the term of the Revolving Facility and (iii) all Curative Amounts shall be disregarded for the purposes of determining pricing, financial ratio-based conditions, Available Amount, Excluded Contributions or certain expressly identified baskets with respect to covenants contained in the Loan Documents.

(3) Notwithstanding anything to the contrary contained in Section 8.01,

(A) upon exercise of the Cure Right and receipt of the applicable Curative Amounts by the Company or any other Loan Party, the covenant set forth in Section 6.10 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with Section 6.10 and any Default or Event of Default related to any failure to comply with Section 6.10 shall be deemed not to have occurred for any purpose under the Loan Documents and

(B) unless the Administrative Agent has received a written notice from the Company of its intent not to exercise its rights under this Section 8.02 prior to the Cure Expiration Date, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under Section 8.01 (or under any other Loan Document) available during the continuance of any Default or Event of Default on the basis of any actual or purported failure to comply with Section 6.10 until such failure is not cured with a Curative Amount on or prior to the Cure Expiration Date; provided that Agents, Lenders and Issuing Bank shall have no obligation to make Loans or Swing Line Loans, or make or arrange for the issuance of Letter of Credits (or the amendment, renewal or extension of an outstanding Letter of Credit) until and unless (x) a Curative Amount has been received by the Company or (y) all Defaults and Events of Default (or the restrictions contained in this proviso) shall have been waived or cured in accordance with the terms of this Agreement.

ARTICLE IX.

THE AGENTS

Section 9.01 Appointment.

(1) Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and the Issuing Banks and by accepting the benefit of any Loan Document, each Cash Management Bank and Qualified Counterparty that is not a Lender hereby irrevocably designates and appoints the Administrative Agent as agent and the Co-Collateral Agent as co-collateral agent of such Lender under this Agreement and the other Loan Documents, as applicable, including, with respect to the Administrative Agent as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents and each such Lender irrevocably authorizes the Administrative Agent, including as the Collateral Agent, and the Co-Collateral Agent, in each case in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, including as the Collateral Agent, and the Co-Collateral Agent, in each case by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent and Co-Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. For the purposes of the Belgian Security Documents, each Secured Party appoints the Collateral Agent as its representative in accordance with (a) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments; and (b) Article 3 of Book III, Title XVII of the Belgian Old Civil Code, which appointment is hereby accepted.

(2) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason (including any Taxes paid or payable by the Administrative Agent that are attributable to a Lender’s failure to comply with the provisions of Section 10.04(4)(d) relating to the maintenance of a Participant Register), such Lender shall indemnify the Administrative Agent fully for all amounts paid or payable, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due the Administrative Agent under this Section 9.01(2). The agreements in this Section 9.01(2) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement, of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 9.01(2), the term “Lender” includes any Issuing Bank.

(3) In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and the Issuing Bank and by accepting the benefit of any Loan Document, each Cash Management Bank and Qualified Counterparty that is not a Lender hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article IX (including Section 9.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(4) Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and by accepting the benefit of any Loan Document, each Cash Management Bank and Qualified Counterparty that is not a Lender and each Issuing Bank irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document:

(i) upon the Termination Date;

(ii) that is sold, or disposed of, or to be sold, or disposed of, as part of or in connection with any sale or disposition not prohibited hereunder or under any other Loan Document (to a Person that is not a Loan Party); or

(iii) if approved, authorized or ratified in writing in accordance with Section 10.08 hereof;

(b) to release any Loan Party from its obligations under the Loan Documents (including the Liens on the assets of such Loan Party and the Equity Interests of such Loan Party) if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction permitted hereunder or the Termination Date occurs;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(3) (and to the extent required by the terms thereof); and

(d) to enter into any Acceptable Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents.

The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 9.01 and Section 10.18 (including as to its authority hereunder and thereunder) on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Loan Parties upon request.

(5) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan

Party, (a) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents and any Subagents allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (b) any custodian, receiver, interim receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition (each, a “Plan of Reorganization”) affecting the Obligations or the rights of any Lender or Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(6) The Lenders and each other holder of an Obligation under a Loan Document shall act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders shall direct the Administrative Agent with respect to the exercise of rights and remedies hereunder and under other Loan Documents (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies shall not be exercised other than through the Administrative Agent; provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.06 or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default of any Loans after the occurrence of the applicable Maturity Date with respect to any Loans made by it. Any Agent may refrain from acting in accordance with any instructions of any Required Lenders until it has received any indemnification and/or security and/or pre-funding that it may in its discretion require for any cost, loss or liability (together with any applicable Taxes) which it may incur in complying with those instructions.

(7) By accepting the benefits of the Security Documents, each Secured Party (other than the Lenders and the Issuing Banks) shall be deemed to have appointed the Collateral Agent as its agent under the Security Documents and to have agreed to the provisions of this Section 9.01. No Qualified Counterparty or Cash Management Bank that obtains the benefit of the Guarantees or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Loan Document) other than in its capacity as Agent, Issuing Bank or a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising with respect to Cash Management Obligations and Specified Hedge Obligations. The Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under arising with respect to Cash Management Obligations and Specified Hedge Obligations in the case of a Termination Date.

Section 9.02 Delegation of Duties. Each of the Administrative Agent and Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Each of the Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care. Each of the Administrative Agent and Collateral Agent may also from time to time, when such Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by such Agent. Should any instrument in writing from the Company or any other Loan Party be required by any Subagent so appointed by any Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the relevant Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of their respective Subagents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such Subagents.

Section 9.03 Exculpatory Provisions. None of the Administrative Agent, Collateral Agent, the Co-Collateral Agent, their respective Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. Each of the Administrative Agent, the Collateral Agent and the Co-Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (1) each of the Administrative Agent, the Collateral Agent and Co-Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (2) each of the Administrative Agent, Collateral Agent and Co-Collateral Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Notwithstanding any of the foregoing, none of the Administrative Agent, the Collateral Agent or Co-Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent or Co-Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent or Co-Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent or Co-Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. No Agent shall be responsible for or have any duty to ascertain or inquire into:

(1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents;

(5) the value or the sufficiency of any Collateral; or

(6) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Agents. Each of the Administrative Agent, the Collateral Agent and Co-Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each of the Administrative Agent, Collateral Agent and Co-Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing or issuance of Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender, the Issuing Bank or the Swing Line Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, Issuing Bank or Swing Line Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, the Issuing Bank or the Swing Line Lender prior to such Borrowing. Each of the Administrative Agent, the Collateral Agent and Co-Collateral Agent may consult with legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each of the Administrative Agent and Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Administrative Agent, the Collateral Agent and Co-Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent, the Collateral Agent and Co-Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05 Notice of Default. None of the Administrative Agent or Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the applicable Agent has received written notice from a Lender, Holdings or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and to the Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the applicable Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders

Section 9.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor the Lead Arrangers, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender as to any matter, including whether the Agents have disclosed material information in their possession. Each Lender represents to the Agents and Lead Arrangers, that it has, independently and without reliance upon the Agents or Lead Arrangers, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Credit Extensions hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents, the Lead Arrangers, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by either Administrative Agent or Collateral Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of any Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.07 Indemnification. The Lenders agree to indemnify each Agent (and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates acting as Agent) on demand (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (determined at the time such indemnity is sought), from and against any and all liabilities, losses, claims, damages, reasonable, documented and invoiced out-of-pocket fees and expenses of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, losses, claims, damages, reasonable, documented and invoiced out-of-pocket fees and expenses that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence, or willful misconduct; provided further that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section 9.07 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not the Administrative Agent or the Collateral Agent, as the case may be. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09 Successor Agent. Subject to paragraph (e) of Section 9.13, each of the Administrative Agent and the Collateral Agent may respectively resign as an Agent in its respective capacity upon thirty (30) days’ notice to the Lenders and the Company. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as Swing Line Lender, in which case the resigning Administrative Agent shall not be required to fund any further Swing Line Loans hereunder upon the effectiveness of such resignation as Administrative Agent as provided below. If the Administrative Agent or Collateral Agent is subject to a Lender-Related Distress Event, either the Required Lenders or the Company may upon ten (10) days’ prior notice remove such Agent. If the Administrative Agent or Collateral Agent resigns as an Agent under this Agreement and the other Loan Documents or is delivered a removal notice, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the reference to the resigning Agent means such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans or Commitments. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or the delivery of such removal notice, then the retiring Agent (or in the case of a removal, the Company) may, on behalf of the Lenders, appoint a successor Agent. If no successor agent has accepted appointment as an Agent by the date that is thirty (30) days following a retiring Agent’s notice of resignation or the delivery of such removal notice, the retiring Agent’s resignation will nevertheless thereupon become effective, and the Required Lenders will thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent (except that in the case of any collateral security held by a retiring Collateral Agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Obligations, such retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Agent is appointed), which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed). After any retiring Agent’s resignation as Agent, the provisions of this Article IX and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as an Agent under this Agreement and the other Loan Documents.

Section 9.10 Lead Arranger. The Lead Arrangers will not have any duties, responsibilities or liabilities hereunder in its capacity as such.

Section 9.11 Certain ERISA Matters.

(1) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the letters of credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2) In addition, unless either (A) sub-clause (i) in the immediately preceding clause (1) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (1), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.12 Declaration of Trust. The Collateral Agent declares that it holds the Trust Property on trust for the Secured Parties for the purpose of securing the Obligations on the terms and subject to the conditions set out in this Agreement.

Section 9.13 Trustee Act.

(1) The Collateral Agent shall have such rights, powers, authorities and discretions as are (i) conferred on trustees by the Trustee Acts, (ii) by way of supplement to the Trustee Acts as provided for in this Agreement and the English Security Documents and (iii) any which may be vested in the Collateral Agent by law or regulation or otherwise.

(2) Section 1 of the Trustee Act 2000 shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

(3) All moneys from time to time received or recovered by the Collateral Agent in respect of the Trust Property and the net proceeds from the realization or enforcement of all or any part of the English Transaction Security shall be held by the Collateral Agent on trust to apply them as such times as the Collateral Agent (in its discretion) sees fit to the extent permitted by applicable law (and subject to the provisions of this clause (3) in the order of priority set out in the English Security Documents).

(4) Nothing in any Loan Document constitutes the Collateral Agent as an agent, trustee or fiduciary of any Loan Party and the Collateral Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

(5) If the Collateral Agent were to resign or be replaced in accordance with Section 9.09, its resignation or replacement shall only take effect upon:

(i) the appointment of a successor; and

(ii) the transfer of all the Trust Property to that successor.

Section 9.14 Termination of the Trusts. If the Collateral Agent, with the approval of the Administrative Agent, determines that:

(1) all of the Obligations and all other obligations secured by the English Security Documents have been fully and finally discharged to the satisfaction of the Administrative Agent (whether or not as a result of an enforcement); and

(2) the Secured Parties are under no further commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to any of the Loan Parties under the Loan Documents, then, the trusts set out in this Agreement shall be wound up and the Collateral Agent shall release, without recourse or warranty, all of the English Transaction Security and the rights of the Collateral Agent under each of the English Security Documents; and any Collateral Agent which has resigned pursuant to Section 9.09 shall release, without recourse or warranty, all of its rights under each of the English Security Documents.

Section 9.15 Reliance.

(1) For the avoidance of doubt the Collateral Agent shall be entitled to the benefit of and act in accordance with Section 9.01, including in its capacity as trustee as set forth in Sections 9.12 to Section 9.15. Any Receiver or a Delegate may rely on Section 9.07 as if referred to therein as Collateral Agent, subject to the provisions of the Contracts (Rights of Third Parties) Act 1999.

(2) The Collateral Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Collateral Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement.

(3) Each of the Collateral Agent, any Receiver and any Delegate may, at any time (and upon such terms and conditions as the Collateral Agent, Receiver or Delegate (as the case may be) may (in its discretion) think fit), delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(4) The Collateral Agent shall, at any time and for any purpose or reason whatsoever, have power to appoint (and subsequently remove) any person to act either as a new or additional trustee, or as co-trustee jointly with it:

(i) if it considers that appointment to be in the interests of the Secured Parties;

(ii) for the purposes of conforming to any legal requirement, restriction or condition which the Collateral Agent deems to be relevant; or

(iii) for obtaining or enforcing any judgment in any jurisdiction,

with such of the Collateral Agent’s rights, powers, authorities and discretions (not exceeding those given to the Collateral Agent under or in connection with this Agreement and the English Security Documents), duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(5) The Collateral Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, provided that the Collateral Agent shall have exercised reasonable care in the selection of such person.

(6) So long as it continues to be a trustee under this Agreement, the Collateral Agent shall have power to remove any such new or additional trustee or co- trustee with or without cause.

(7) Whenever there shall be more than one Collateral Agent under this Agreement any reference to “Collateral Agent” shall be construed as a reference to those trustees or such of them as the context requires.

(8) Whenever there shall be more than two security trustees under this Agreement, the majority of such security trustees shall be competent to execute and exercise all the Collateral Agent’s rights under this Agreement other than those arising under this Section.

Section 9.16 Erroneous Payments

(a) If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.16 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.16(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto),

(A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class,

the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment),

(B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment,

(C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender,

(D) the Administrative Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and

(E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.14 (but excluding, in all events, any assignment consent or approval requirements (whether from the Company or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any

Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Company relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Notices; Communications.

(1) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(2)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(a) if to any Loan Party, the Administrative Agent, Swing Line Lender or any Issuing Bank, as the case may be, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 10.01; and

(b) if to any other Lender or Issuing Bank, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(2) Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its or their discretion, as applicable, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(3) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; provided that notices mailed or sent by certified or registered mail shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail. Notices sent by facsimile shall be deemed to have been given when sent and confirmation of transmission received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(2) shall be effective as provided in such Section 10.01(2); provided that notices by electronic mail, to the extent provided in Section 10.01(2), shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

(4) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(5) Documents required to be delivered pursuant to Section 5.04 (solely to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.01 or (b) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Company shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the Agents, Lenders and the Issuing Bank and shall survive the making by the Lenders of the Credit Extensions and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and, notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Extension, shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.14, 2.06, 2.20. 2.21 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the term of this Agreement, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 10.03 Binding Effect. This Agreement shall become effective when it has been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, the other Loan Parties, each Agent, each Issuing Bank, each Lender and their respective permitted successors and assigns.

Section 10.04 Successors and Assigns.

(1) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), except that

(a) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Company without such consent shall be null and void), except to the Company pursuant to a transfer expressly permitted under Section 6.05(1)(a) or (b) or Section 6.05(5), and

(b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04 (and, except as otherwise provided pursuant to Section 10.04(2)(c) below, any attempted assignment, transfer or delegation in contravention of this Section 10.04 shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), Participants (to the extent provided in paragraph (3) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(2) (a) Subject to the conditions set forth in paragraph (2)(b) of this Section 10.04, any Lender may assign to one or more assignees (other than a natural person, a Borrower, Affiliates of a Borrower, a Defaulting Lender or a Disqualified Institution) (each such non-excluded Person, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i) the Company; provided that no consent of the Company shall be required

(I) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund,

(II) [reserved] or

(III) if a Specified Event of Default has occurred and is continuing, any other Person;

provided, further, that such consent shall be deemed to have been given if the Company has not responded within ten Business Days after delivery of a written request therefor by the Administrative Agent;

(ii) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan or Commitment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(iii) the Swing Line Lender and the Issuing Bank; provided that no consent of the Swing Line Lender and the Issuing Bank shall be required for any assignment of all or any portion of a Revolving Loan or Revolving Commitment to a Lender, an Affiliate of a Lender or an Approved Fund.

(b) Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Company and the Administrative Agent otherwise consent; provided that (1) no such consent of the Company shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds being treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(ii) the Assignee or assigning Lender to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually or via email), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that such processing and recordation fee shall not be payable in the case of assignments by the Lead Arrangers or any Affiliate of the Lead Arrangers;

(iii) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including any tax forms required to be delivered pursuant to Section 2.20; ~~and~~

(iv) the assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan or Commitment~~.~~; and

(v) the benefit of the Belgian Transaction Security and of the Belgian Security Documents shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Belgian Transaction Security. For the purpose of article 5.247 of the Belgian Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Collateral Agent, the other Secured Parties and each of the Obligors hereby expressly reserve the preservation of the Belgian Transaction Security and of the Belgian Security Documents in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Belgian Transaction Security (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Loan Document.

For the purposes of this Section 10.04, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(c) Subject to acceptance and recording thereof pursuant to paragraph (2)(e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.20 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Acceptance). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (4) of this Section 10.04 to the extent such participation would be permitted by such Section 10.04(4).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest with respect thereto) of the Loans and the L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender (solely with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior written notice. No assignment (whether or not evidenced by a Note) shall be effective unless it has been recorded in the Register as provided in this clause (d)

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including all applicable tax forms, any Note outstanding with respect to the assigned Commitment or Loan, the processing and recordation fee referred to in paragraph (2)(b)(ii) of this Section 10.04 and any written consent to such assignment required by paragraph (2) of this Section 10.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph (2)(e).

(3) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

(a) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;

(b) except as set forth in clause (a) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Company or any Restricted Subsidiary or the performance or observance by Holdings, the Company or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

(c) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

(d) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(e) the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(f) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; ~~and~~

(g) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender~~.~~; and

(h) the Assignee waives any priority of ranking that it may have in connection with the Loan Documents pursuant to Article 4 of the Belgian Mobilisation Law.

(4) Any Lender may, without the consent of the Administrative Agent, the Swing Line Lender or any Issuing Bank or, subject to Section 10.04(8), the Company, sell participations to one or more banks or other entities (other than to a Defaulting Lender, a Disqualified Institution or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and its participations in the Revolving L/C Exposure and/or Swing Line Loans); provided that

(a) such Lender’s obligations under this Agreement shall remain unchanged;

(b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

(c) the Company, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(d) Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that

(A) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(1)(a) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(2) and (2) directly affects such Participant and

(B) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.

The Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section 10.04, provided that such Participant agrees to be subject to the provisions of Sections 2.14(2) and 2.20 (it being understood that such Participant shall deliver the required documentation to the participating Lender) as if it were an assignee pursuant to paragraph (2) of this Section 10.04 and shall not be entitled to receive any greater payment under Sections 2.14, 2.15, and 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.21(2) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation and each Granting Lender shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and SPC, as applicable, and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(5) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(6) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (5) of this Section 10.04.

(7) If the Company wishes to replace the Loans or Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (a) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (b) amend the terms thereof in accordance with and subject to the limitations set forth in Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(4)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Company), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16 and/or Section 10.05(2). By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (7) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(8) (a) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such Assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Acceptance with respect to such Assignee will not by itself result in such Assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (8)(a) shall not be void, but the other provisions of this clause (8) shall apply.

(b) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (a) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort of the Disqualified Institution, upon notice to the applicable Disqualified Institution and the Administrative Agent,

(A) terminate any Commitment of such Disqualified Institution,

(B) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loan by paying the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such Loans and (z) the outstanding principal amount thereof, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or

(C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lowest of (x) the principal amount thereof, and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(c) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions

(A)  will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and

(B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and

(y) for purposes of voting on any Plan of Reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable court of competent jurisdiction, including a bankruptcy court with jurisdiction over any Loan Party in an insolvency or liquidation proceeding effectuating the foregoing clause (2).

(d) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each Lender requesting the same; provided that the Lenders shall not be restricted from participating their obligations in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of their Commitments and the Loans owing to it) to Disqualified Institutions if the Company has not provided the list of Disqualified Institutions upon request.

(9) [Reserved].

(10) [Reserved].

(11) [Reserved].

(12) [Reserved].

(13) [Reserved].

(14) [Reserved].

(15) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non- public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

Section 10.05 Expenses; Indemnity.

(1) If the Transactions are consummated and the Closing Date occurs, the Borrowers agree to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lead Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent and the Collateral Agent (and, in the case of enforcement of this Agreement and each Lender, any Issuing Bank and the Swing Line Lender, as applicable) in connection with the syndication of the Facilities, preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement and any of the other Loan Documents (including expenses incurred in connection with due diligence (including third party expenses) and ongoing Collateral examinations, inspections and appraisals as provided for in this Agreement) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (limited in the case of legal fees and expenses, to the reasonable and documented legal fees of a single firm of counsel for all such Persons, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for tall such Persons, taken as a whole, (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of an additional counsel for each group of conflicted persons similarly situated, taken as a whole) and in the case of enforcement, limited to, to the reasonable and documented legal fees of a single firm of counsel for all such Persons, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole, (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of an additional counsel for each group of conflicted persons similarly situated, taken as a whole)).

(2) The Borrowers agree to indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swing Line Lender and each Lead Arranger, each Lender, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, attorneys-in-fact, controlling Persons, equity holders, partners, members and other representatives and each of their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced out-of-pocket fees and expenses (limited in the case of legal fees and expenses to reasonable and documented legal fees of a single firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of an additional counsel for each group of affected Indemnitees similarly situated, taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(a) the execution, enforcement or delivery of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and administration and enforcement of the Loan Documents;

(b) the use of the proceeds of the Loans or Letters of Credit issued hereunder, including, without limiting the generality of the foregoing, costs and expenses incurred in connection with (i) appraisals (subject to Section 5.11) and insurance reviews; and (ii) field examinations and the preparation of Reports as described in Section 5.11(2) and;

(c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Company or any of their Restricted Subsidiaries or Affiliates or creditors; or

(d) any Environmental Liability that is related in any way to Holdings or any of its Restricted Subsidiaries or to any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any current or former property of Holdings or any Restricted Subsidiaries, provided that no Indemnitee will be indemnified for any loss, claim, damage, liability, cost or expense to the extent it

(i) has been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (B) a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents or

(ii) relates to any proceeding between or among Indemnitees other than (A) claims against Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lead Arranger or their respective Affiliates, in each case, in their capacity or in fulfilling their role as the agent or arranger, syndication agent or documentation agent, the issuing bank, swing line lender or any other similar role under the Facilities (excluding their role as a Lender), as applicable, to the extent such Persons are otherwise entitled to receive indemnification under this paragraph (2) or (B) claims arising out of any act or omission on the part of Holdings, the Company or their Restricted Subsidiaries.

(3) Any indemnification or payments required by the Loan Parties under Section 10.05(2) shall not apply with respect to (a) Taxes other than any Taxes that represent losses, claims, damages, liabilities, etc. arising from any non-Tax claim or (b) Taxes that are duplicative of any indemnification or payments required by the Loan Parties under Section 2.20.

(4) To the fullest extent permitted by applicable law, none of Holdings, the Company, any Agent, any Lender, the Issuing Bank, the Swing Line Lender, any other party hereto or any Indemnitee shall assert, and each hereby waive, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (4) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. None of Holdings, the Company or any

Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that, nothing in this clause (4) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(5) Notwithstanding the foregoing, each Indemnitee will be obligated to refund and return promptly any and all amounts paid by the Borrowers pursuant to clause (2) above to such Indemnitee for any such losses, claims, damages, liabilities and expenses to the extent it has been determined by a court of competent jurisdiction in a final, non-appealable judgment that such Indemnitee is not entitled to payment of such amounts in accordance with the terms of this Section 10.05.

(6) No Borrower will be liable for any settlement of any claim, litigation, investigation or proceeding effected without its written consent (which consent will not be unreasonably withheld, delayed or conditioned), but if settled with the applicable Borrower’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff against any Indemnitee in any such claim, litigation, investigation or proceeding, you agree to indemnify and hold harmless such Indemnitee in the manner set forth in clause (2) above.

(7) The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, Issuing Bank or Swing Line Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

Section 10.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Company or any Subsidiary Loan Party against any of and all the Obligations of Holdings, the Company or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the Obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have but may be exercised only at the direction of the Administrative Agent or the Required Lenders.

Section 10.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR (A) CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; AND (B) SECTIONS 9.12 TO 9.15 OF THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THAT

SECTION, WHICH SHALL BE GOVERNED BY ENGLISH LAW (WITHOUT PREJUDICE TO THE FACT THAT THE REMAINDER OF THIS AGREEMENT IS GOVEREND BY THE LAWS OF THE STATE OF NEW YORK).

Section 10.08 Waivers; Amendment.

(1) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Company or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (2) of this Section 10.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Company or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(2) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except:

(a) as provided in Sections 2.24 and 2.32;

(b) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Company and the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) (other than in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) below, which shall only require the consent of the Lenders expressly set forth therein); and

(c) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders (other than in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) below, which shall only require the consent of the Lenders expressly set forth therein) or as otherwise provided therein;

provided, however, that except as provided in Section 2.24 and 2.32, no such agreement shall:

(i) decrease, forgive, waive or excuse the principal amount of, or any interest on, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Maturity Date, without the prior written consent of each Lender (including any such Lender that is a Defaulting Lender) directly and adversely affected thereby (it being understood that (i) any change to the definitions of Cash Interest Coverage Ratio, Fixed Charge Coverage Ratio, Secured Leverage Ratio, Total Net Leverage Ratio or Total Leverage Ratio or in the component definitions thereof shall not constitute, if applicable, a reduction in any rate of interest or any fees based thereon and (ii) waivers or modifications of any conditions precedent, covenants, Defaults or Events of Default (including any obligation to pay interest at the Default Rate) (other than (x) a Default resulting from the non-payment of any principal or interest on any Loan or L/C Disbursement or other amounts when and as the same becomes due and payable or (y) an Event of Default under Section 8.01(2) and 8.01(3)) or mandatory prepayments or reductions shall not constitute a decrease or postponement of any date scheduled for the payment of principal, interest or fees);

(ii) increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Lender, Agent or Issuing Bank without the prior written consent of such Lender (including any such Lender that is a Defaulting Lender), Agent or Issuing Bank (it being understood that (x) waivers or modifications of any conditions precedent, covenants, Defaults or Events of Default (other than (x) a Default resulting from the non-payment of any principal or interest on any Loan or L/C Disbursement or other amounts when and as the same becomes due and payable or (y) an Event of Default under Section 8.01(2) and 8.01(3)) or mandatory prepayments or reductions shall not constitute an increase or extension of the Commitments of any Lender or a decrease, forgiveness, waiver or excuse of fees and (y) the Administrative Agent may make Protective Advances as set forth in Section 2.25);

(iii) extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fee is due, without the prior written consent of each Lender (including any Lender that is a Defaulting Lender) directly and adversely affected thereby (it being understood that waivers or modifications of any conditions precedent, covenants, Defaults or Events of Default (other than (x) a Default resulting from the non-payment of any principal or interest on any Loan or L/C Disbursement or other amounts when and as the same becomes due and payable or (y) an Event of Default under Section 8.01(2) and 8.01(3)) or mandatory prepayments or reductions shall not constitute an extension of the date of any such payment);

(iv) amend or modify the definition of “Revolving Facility Percentage”, without the prior written consent of each Lender (including any such Lender that is a Defaulting Lender) directly and adversely affected thereby;

(v) amend the provisions of Section 2.17(2) of this Agreement, Section 5.02 of the Collateral Agreement or any analogous provision of this Agreement or any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby or the relative priorities of such payments, without the prior written consent of each Lender (including any Lender that is a Defaulting Lender) directly and adversely affected thereby;

(vi) (i) amend or modify any provision of Section 2.27 or (ii) amend or modify the definition of “Availability” to the extent applicable to Section 2.27;

(vii) amend or modify the provisions of this Section 10.08 or the definition of the term “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (including each Lender that is a Defaulting Lender) directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date and this Section 10.08 may be amended to reflect the same);

(viii) unless pursuant to a transaction expressly permitted by this Agreement (including Section 6.05), release all or substantially all of the Collateral or release all or substantially all of the Guarantees provided by the Loan Parties under the Guaranty, in each case, without the prior written consent of each Lender (including any Lender that is a Defaulting Lender);

(ix) change Section 2.27 without the consent of each Lender (including any Lender that is a Defaulting Lender) directly and adversely affected thereby;

(x) increase the advance rates set forth in the definition of Borrowing Base or amend the definitions of Eligible Accounts, Eligible Inventory, Eligible Unbilled Accounts, Eligible Billed Finance Accounts, Investment Grade Eligible Accounts, Investment Grade Eligible Billed Finance Accounts, Borrowing Base or Reserves which has the effect of increasing Availability without the written consent of the Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent (or, during a Co-Collateral Agent Period, the Administrative Agent and the Co-Collateral Agent) to change, establish or eliminate any Reserves or eligibility criteria in its Permitted Discretion without the consent of the Supermajority Lenders; or

(xi) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other debt or other Obligations, including any other class of Loans hereunder (any such other debt or other Obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), without the consent of each Lender directly and adversely affected thereby, unless each such directly and adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness (and, to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receives its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness) pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days; provided, however, that if any such adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance in such offer being made, such adversely affected Lender shall be deemed to have declined such offer.

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Co-Collateral Agent, the Swing Line Lender or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Swing Line Lender or the Issuing Bank acting as such at the effective date of such agreement, as applicable. Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 10.08 shall be effectively only in the specific instance and for the specific purpose for which given. Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

(3) Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(4) [Reserved]

(5) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any Loan Party may enter into Incremental Revolving Amendments in accordance with Section 2.24, Extension Amendments in accordance with Section 2.32, and such Incremental Revolving Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(6) Notwithstanding the foregoing, any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the rights or duties of Lenders holdings Loans or Commitments of any other Class) will, at the option of the Company, require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(7) Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any Acceptable Intercreditor Agreement (or form thereof), the Intercreditor Agreement, and/or any other subordination or intercreditor arrangements entered into in connection herewith

(i) that is for the purpose of adding the holders of Indebtedness (or any Permitted Refinancing Indebtedness of the foregoing) (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Acceptable Intercreditor Agreement, such Intercreditor Agreement, or such other subordination or intercreditor arrangement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing),

(ii) that is expressly contemplated by any Acceptable Intercreditor Agreement and/or any other subordination or intercreditor arrangements entered into in connection herewith or

(iii) that effects changes that are not material to the interests of the Lenders;

provided that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

(8) Notwithstanding the foregoing, this Agreement and any other Loan Document

(i) may be amended solely with the consent of the Administrative Agent and the Company without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct, amend or cure any ambiguity, mistake, inconsistency or defect or correct any typographical or obvious error or other manifest error in any Loan Document or any necessary or desirable technical change (including, without limitation, to effect administrative changes of a technical or immaterial nature or incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document),

(ii) may be amended in a manner that, in the reasonable opinion of the Company (in consultation with the Administrative Agent), is more favorable to the Lenders or any group of Lenders, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or

(iii) may be amended with the consent of the Administrative Agent and the Company to the extent necessary to permit the introduction of structural and Tax considerations and collateral and guarantee arrangements (including collateral allocation mechanism arrangements) in connection with the execution of a Joinder Agreement.

Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents. The Company and the Administrative Agent may, without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate in the reasonable opinion of the Company and the Administrative Agent to effect the provisions of Sections 2.22, 2.32 and 6.05(1)(a) and any change in fiscal year permitted under this Agreement.

(9) Notwithstanding anything to the contrary herein, the Engagement Letter and the Fee Letter may be amended solely with the consent of the Company and the Administrative Agent.

Section 10.09 Interest Rate Limitation.

(1) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. In no event will the total interest received by any Lender exceed the amount which it could lawfully have received and any such excess amount received by any Lender will be applied to reduce the principal balance of the Loans or to other amounts (other than interest) payable hereunder to such Lender, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining will be paid to the applicable Borrowers.

(2) Notwithstanding the generality of Section 10.09(a), if any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would result in receipt by any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under Section 2, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if such Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to such Lender, to obtain reimbursement from the Lender in an amount equal to such excess.

Section 10.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

Section 10.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15 Jurisdiction; Consent to Service of Process.

(1) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that

(a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and

(b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(2) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.16 Confidentiality. Each of the Lenders and each of the Agents agrees (and agrees to cause each of its Affiliates) to use all information provided to it by or on behalf of Holdings, the Company or its Restricted Subsidiaries under the Loan Documents or otherwise in connection with the Transactions solely for the purposes of the transactions contemplated by this Agreement and the other Loan Documents and shall not publish, disclose or otherwise divulge such information, (other than information that:

(1) has become generally available to the public other than as a result of a disclosure by such party;

(2) has been independently developed by such Lender or the Administrative Agent without violating this Section 10.16; or

(3) was available to such Lender or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings or any other Loan Party);

(4) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Loans or Commitments on behalf of such Lender or any numbering, administration or settlement service providers (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except:

(a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, in which case such Person agrees, to the extent practicable and not prohibited by applicable law, to inform the Company promptly thereof prior to disclosure;

(b) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or any bank accountants, bank regulatory authority or self-regulatory authority exercising examination or regulatory authority, in which case (except with respect to any audit or examination conducted by any such bank accountant or bank regulatory authority) such Person agrees, to the extent practicable and not prohibited by applicable law, to inform the Company promptly thereof prior to disclosure;

(c) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16);

(d) in order to enforce its rights under any Loan Document in a legal proceeding;

(e) to any pledgee or assignee under Section 10.04(5) or any other prospective or actual Assignee of, or prospective or actual Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16); and

(f) to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16).

(g) Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Company’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 10.17 Platform; Borrower Materials. The Company hereby acknowledges that (1) the Administrative Agent or any Lead Arranger will make available to the Lenders materials or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material Non-Public Information with respect to the Company or any of its securities) (each, a “Public Lender”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that:

(a) all such identified Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof;

(b) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, any Lead Arranger and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws;

(c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and

(d) the Administrative Agent and any Lead Arranger shall be entitled to treat the applicable Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Company notifies the Administrative Agent that any such document contains MNPI: (1) the Loan Documents, (2) any notification of changes in the terms of the Revolving Loans, (3) any notification of the identity of Disqualified Institutions and (4) all information delivered pursuant to clauses (1), (2) and (3) of Section 5.04.

Section 10.18 Release of Liens and Guarantees. Each of the Lenders (including in their capacities as potential or actual Qualified Counterparties party to a Specified Hedge Agreement and potential or actual Cash Management Banks holding to a Cash Management Obligations), Ancillary Lenders, Issuing Banks and Agents hereby irrevocably:

(1) agree that the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral shall be immediately and automatically released, in each case, without any further action by any Person:

(a) upon the occurrence of the Termination Date;

(b) upon the sale, assignment, disposition, distribution or other transfer of such Collateral as part of or in connection with any transaction permitted hereunder (including, for the avoidance of doubt, pursuant to a Third-Party Vendor Financing Program), in each case to a Person that is not a Loan Party;

(c) subject to Section 10.08, if approved, authorized or ratified in writing by the Required Lenders;

(d) to the extent such Collateral is or becomes an Excluded Asset as a result of an occurrence not prohibited hereunder;

(e) to the extent such Collateral is owned by a Subsidiary Loan Party, upon release of such Subsidiary Loan Party from its guarantee obligations under the Guaranty pursuant to clause (3) below; and

(f) to the extent such Liens were granted to the Administrative Agent or the Collateral Agent as required under Section 5.10(2), upon release of any corresponding Liens granted to holders of any Material Springer Debt (or a Debt Representative acting on behalf of such holders);

(2) agree that a Guarantor (other than Holdings) shall be immediately and automatically released, in each case, without any further action by any Person, from any applicable Guaranty and its obligations thereunder if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of an occurrence, transaction or designation permitted hereunder or ceases to Guarantee any Material Springer Debt;

(3) authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall be required to, to the extent requested by any Borrower or to the extent provided for under this Agreement, establish intercreditor arrangements (including Acceptable Intercreditor Agreements) as contemplated by this Agreement; and

(4) notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Administrative Agent and the Lenders hereby agree, at the request of the Borrower, to subordinate any Lien on Collateral (other than ABL Priority Collateral) to Liens permitted pursuant to Section 6.02 granted in favor of holders of Indebtedness incurred pursuant to Section 6.01.

In each case as specified in this Section 10.18, the Administrative Agent will (and each Lender (including in their capacities as potential or actual Qualified Counterparties and potential or actual Cash Management Banks), Ancillary Lender, L/C Issuer and Agent irrevocably authorizes the Administrative Agent to), at the Borrowers’ sole cost and expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its guarantee obligations under the Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 10.18. Each of the Collateral Agent and the Administrative Agent shall be entitled to rely and shall rely exclusively on such Responsible Officer’s certification and the Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any release or subordination. Additionally, the Administrative Agent and Collateral Agent shall promptly return any possessory collateral to the Company in connection with the releases of Collateral and Guarantors contemplated by this Section 10.18.

Section 10.19 USA PATRIOT Act and Beneficial Ownership Regulation Notice; CAML. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act and Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party including Beneficial Ownership, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and Beneficial Ownership in accordance with each of the USA PATRIOT Act and Beneficial Ownership Regulation. Each Loan Party acknowledges that, pursuant to CAML, the Lenders and Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Agent, in order to comply with any applicable CAML, whether now or hereafter in existence.

Section 10.20 Intercreditor Agreements.

(a) The Administrative Agent is hereby authorized by the Lenders and each other Secured Party to enter into any Acceptable Intercreditor Agreement. Each Lender and each other Secured Party hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement (if entered into).

(b) The Administrative Agent may from time to time enter into a modification of any Acceptable Intercreditor Agreement, as the case may be, so long as the Administrative Agent reasonably determines that such modification is consistent with the terms of this Agreement.

Section 10.21 No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for:

(a) the use that any be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

(d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the applicable Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower or any of its Subsidiaries that such Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Company acknowledge and agree that:

(1) (a) the arranging and other services regarding this Agreement provided by the Agents, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between Holdings and the Company, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand;

(b) the Company and Holdings have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; and

(c) the Company and Holdings are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(2) (a) each Agent, the Lead Arrangers and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, Holdings or any other Person and

(b) none of the Agents, the Lead Arrangers or Lenders has any obligation to any Company, Holdings or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and

(3) the Agents, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, Holdings and their respective Affiliates, and none of the Agents, the Lead Arrangers or any Lender has any obligation to disclose any of such interests to the Company, Holdings or any of their respective Affiliates.

To the fullest extent permitted by law, each of the Company and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.23 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(2) the effects of any Bail-in Action on any such liability, including, if applicable:

(a) a reduction in full or in part or cancellation of any such liability;

(b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.26 Hypothecary Representative. For greater certainty and without limiting the power of the Administrative Agent hereunder or under any other Loan Document, the Administrative Agent and each Lender hereby appoints and authorizes Citibank, N.A., to act as hypothecary representative within the meaning of Article 2692 of the Civil Code of Quebec (in such capacity, the “Hypothecary Representative”) of the Administrative Agent and the Lenders for the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Quebec and to exercise such rights and duties as are conferred upon the Hypothecary Representative thereunder and under applicable laws (with the power to delegate any such rights and duties as appropriate). Citibank, N.A., the Administrative Agent and each of the Lenders hereby confirms and agrees to such appointment and each Person who is or becomes the Administrative Agent or a Lender hereunder (including by its execution of an assignment and assumption agreement) shall be deemed to have consented to and ratified the foregoing appointment of the Hypothecary Representative and to have ratified all actions taken by the Hypothecary Representative prior to such date. For greater certainty, the Hypothecary Representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Collateral Agent in this Agreement, which shall apply mutadis mutandis. In the event of the resignation and appointment of a successor Collateral Agent (which shall include its resignation as Hypothecary Representative), such successor Collateral Agent shall also act as the Hypothecary Representative unless and until a successor hypothecary representative is otherwise appointed.

Section 10.27 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to any Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, such Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to any Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to any Agent or any Lender in such currency, such Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). All of the Borrowers’ obligations under this Section shall survive termination of the Commitments and repayment of all other Obligations hereunder.

Section 10.28 Parallel Liability.

In this Section:

“Corresponding Liabilities” means all present and future Obligations of the Loan Parties under or in connection with this Agreement and the other Loan Documents, but excluding its Parallel Liability.

“Parallel Liability” means a Loan Party’s undertaking pursuant to this Section 10.28.

Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

(1) The Parties agree that:

(a) a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(b) a Loan Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(c) a Loan Parties’ Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that Loan Party to the Collateral Agent (even though that Loan Party may owe more than one Corresponding Liability to the Lenders under the Loan Documents) and an independent and separate claim of the Collateral Agent to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and

(d) for purposes of this Section 10.28, the Administrative Agent acts in its own name and not as agent, representative or trustee of the Lenders and accordingly holds neither its claim resulting from the Parallel Liability nor any Security Documents securing the Parallel Liability on trust.

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